                                  SCHEDULE 14A
                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                   OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement               [   ] Confidential for Use of
[ X ] Definitive Proxy Statement                      the Commission Only
[   ] Definitive Additional Materials                 (as permitted by
[   ] Soliciting Material under Rule 14a-12           Rule 14a-6(e)(2))


                           Southwest Capital Corporation
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.
[ X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:

              Common Stock, no par value
            -----------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

              8,000,000 Shares (adjusted to reflect reverse stock split to be effected prior to transaction)
            -----------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              $.6666666 (based on the price at which the Registrant's Common Stock was last sold as reported by the OTC Bulletin Board, as adjusted to reflect reverse stock split to be effected).
            -----------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

              $5,333,333
            -----------------------------------------------------------------

      5)    Total fee paid:

              $1,066.67
            -----------------------------------------------------------------

[ X ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      1)    Amount Previously Paid:
                                    -----------------------------------------
      2)    Form, Schedule or Registration Statement No.:
                                                         --------------------
      3)    Filing Party:
                         ----------------------------------------------------
      4)    Date Filed:
                       ------------------------------------------------------

==============================================================================

             SOUTHWEST CAPITAL                      SCANNER TECHNOLOGIES
                CORPORATION                              CORPORATION

                 MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of Southwest Capital Corporation and Scanner Technologies Corporation have unanimously approved a merger between Southwest and Scanner. Southwest will survive the merger and will conduct Scanner's business under the name Scanner Technologies Corporation. The Boards of Directors of both companies have determined that the merger is fair and in the best interests of their shareholders.

We cannot complete the merger unless the shareholders of both Southwest and Scanner approve the merger. The shareholders of Southwest and Scanner will vote on these matters at separate special meetings. The Southwest Board and the Scanner Board unanimously recommend to their shareholders a vote in favor of the merger.

If the merger is completed, Scanner shareholders will receive approximately 8,000,000 shares of Southwest common stock and warrants to purchase approximately 2,000,000 shares, distributed to Scanner shareholders pro rata according to the number of shares of Scanner common stock owned by each shareholder at the effective time of the merger. If all of the outstanding options and warrants to purchase Scanner stock are exercised prior to the completion of the merger, Scanner shareholders will be entitled to receive for each share of Scanner common stock outstanding at the time of the merger (a)
1.0168 shares of Southwest common stock plus (b) a warrant to purchase 0.2542 shares of Southwest common stock at an exercise price of $1 per share. If none of the currently outstanding options and warrants to purchase Scanner stock have been exercised prior to the merger, Scanner shareholders will be entitled to receive for each share of Scanner common stock outstanding at the time of the merger (a) 1.1330 shares of Southwest common stock plus (b) a warrant to purchase 0.2832 shares of Southwest common stock at an exercise price of $1 per share.

As of March 15, 2002 Southwest effected a reverse stock split of its outstanding common stock by exchanging each share of Southwest common stock for 0.6349 shares of Southwest common stock. After the stock split, 2,001,388 shares of Southwest common stock were outstanding. Each share of Southwest common stock held by a Southwest shareholder after the stock split will remain outstanding and unaffected by the consummation of the merger. As a result, we anticipate that after the merger, Southwest will have approximately 10,000,000 shares of common stock outstanding. Assuming that all of the options and warrants to purchase Scanner common stock are exercised prior to the completion of the merger, following the merger about 8,000,000 of the outstanding shares of Southwest, i.e. the surviving company, will be held by current Scanner shareholders, and about 2,000,000 of these shares will be held by current Southwest shareholders. In addition, following the merger the Scanner shareholders will hold warrants to purchase an aggregate amount of approximately 2,000,000 shares of Southwest Common Stock. If all of these warrants were exercised, Scanner shareholders would own about 10,000,000 out of approximately 12,000,000 million shares of Common Stock, i.e. about 83% of the then outstanding stock of the surviving corporation.

As explained above, the total amount of shares and warrants to purchase shares of Southwest common stock that Scanner shareholders will receive in the merger is fixed. The value of the consideration to be received by each Scanner shareholder in the merger will therefore depend on the market price of Southwest common stock at the time of the merger. On July 5, 2002, Southwest common stock was quoted at $1.01 per share. Based on this price, Scanner shareholders will receive Southwest common stock with a value ranging from approximately $1.0270 per share (if all outstanding options and warrants to purchase Scanner shares are exercised prior to the consummation of the merger) up to $1.1443 per share (if none of the outstanding options and warrants to purchase Scanner shares are exercised prior to the consummation of the merger), plus warrants. Scanner shareholders are encouraged to inquire about the current market price of Southwest stock prior to making a decision about how to vote on the merger.


You will receive a proxy form with this proxy statement. Please mark, sign, and return the enclosed proxy form promptly, so that your shares of common stock are voted at the special meeting of the Company whose stock you own. Do this even if you plan to attend your meeting. If you do not return your proxy form, the effect will be a vote against the matters presented at your meeting unless you attend the meeting and vote for such matters. If you do attend the meeting, you can of course vote your shares in person.

The date, time, and place of the Southwest special meeting are:

July 31, 2002
10:00 a.m., Central Daylight Saving Time
701 Xenia Avenue South, Suite 130,
Golden Valley, Minnesota 55416

The date, time, and place of the Scanner special meeting are:

July 31, 2002
10:00 a.m., Central Daylight Saving Time
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402

Southwest common stock is quoted on the OTC Bulletin Board under the symbol "SWTC."

This proxy statement gives you detailed information about the merger and the other matters to be voted on at the special meetings. The Southwest Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 is attached as Annex C to this proxy statement and the Southwest Quarterly Report on Form 10-QSB for the first quarter ended March 31, 2002 is attached as Annex D to this proxy statement. You can also obtain information about Southwest from other documents filed with the Securities and Exchange Commission. Please read carefully this entire document and the attached documents.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11.

THE BOARDS OF DIRECTORS OF BOTH COMPANIES HAVE MADE THEIR RECOMMENDATIONS BASED ON THEIR EVALUATION OF THE ADVANTAGES AND DISADVANTAGES OF THE MERGER; THE BOARDS HAVE NOT ASKED FOR NOR RECEIVED ANY OPINION FROM AN INDEPENDENT THIRD PARTY REGARDING THE FAIRNESS OF THE MERGER TO SOUTHWEST SHAREHOLDERS.

We enthusiastically support the merger and urge you to vote "FOR" the merger and the related matters presented to you. Please be advised that the executive officers and directors of both companies have indicated that they will vote the shares they hold in the two companies in favor of the merger and all related proposals. The executive officers and directors of Southwest and their affiliates own about 45.2% of Southwest's outstanding common stock entitled to vote at the meeting. Only another 5% of the outstanding common stock of Southwest must be voted to approve the merger. The executive officers and directors of Scanner and their affiliates own more than 50% of Scanner's outstanding stock entitled to vote at the special meeting of Scanner shareholders. Therefore, approval of the merger by Scanner's shareholders is assured.



Laurence S. Zipkin                           Elwin M. Beaty
President and Chief Executive Officer,       President,
Southwest Capital Corporation                Scanner Technologies Corporation

==============================================================================

------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SOUTHWEST SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------------


          Proxy Statement dated July 11, 2002, and first mailed to shareholders on July 11, 2002

                          SOUTHWEST CAPITAL CORPORATION
                         1650 UNIVERSITY BOULEVARD, N.E.
                                   SUITE 5-100
                          ALBUQUERQUE, NEW MEXICO 87102

                            ---------------------

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD JULY 31, 2002

                            ---------------------


To the Shareholders of Southwest Capital Corporation:

      A Special Meeting of the shareholders of Southwest Capital Corporation will be held at 701 Xenia Avenue South, Suite 130, Golden Valley, Minnesota, on Wednesday, July 31, 2002, at 10:00 a.m., local time, for the following purposes:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, as amended on March 8, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation and Southwest Capital Corporation's Articles of Incorporation will be amended to increase the number of authorized shares of capital stock and change the name of Southwest Capital Corporation to Scanner Technologies Corporation; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Only shareholders of record at the close of business on July 8, 2002 are entitled to notice of and to vote on all matters at the special meeting.

      Whether or not you intend to be present at the special meeting, please sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you attend the special meeting, you may vote either in person or by your proxy. A proxy may be revoked by a shareholder at any time prior to its use as specified in the enclosed proxy statement. Sending in a signed proxy will not affect your right to attend the special meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Edward S. Adams
                                    SECRETARY

July 11, 2002

-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SOUTHWEST SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

          Proxy Statement dated July 11, 2002, and first mailed to shareholders on July 11, 2002

                        SCANNER TECHNOLOGIES CORPORATION
                             14505 21ST AVE N., #220
                              MINNEAPOLIS, MN 55447

                            ---------------------

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD JULY 31, 2002

                            ---------------------

To the Shareholders of Scanner Technologies Corporation:

      A Special Meeting of the shareholders of Scanner Technologies Corporation will be held at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, on Wednesday, July 31, 2002, at 10:00 a.m., local time, for the following purposes:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, as amended March 8, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation whose name will be changed to Scanner Technologies Corporation in connection with the merger; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Only shareholders of record at the close of business on July 8, 2002 are entitled to notice of and to vote on all matters at the special meeting.

      Whether or not you intend to be present at the special meeting, please sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you attend the special meeting, you may vote either in person or by your proxy. A proxy may be revoked by a shareholder at any time prior to its use as specified in the enclosed proxy statement. Sending in a signed proxy will not affect your right to attend the special meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Elaine E. Beaty
                                    SECRETARY

July 11, 2002

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................... 1

SUMMARY...................................................................... 3

SUMMARY FINANCIAL INFORMATION................................................ 9

FORWARD-LOOKING INFORMATION..................................................10

RISK FACTORS.................................................................11

SOUTHWEST SPECIAL MEETING....................................................15

SCANNER SPECIAL MEETING......................................................17

THE MERGER...................................................................19

    Background of the Merger.................................................19
    Southwest's Reasons for the Merger.......................................20
    Scanner's Reasons for the Merger.........................................22

THE AGREEMENT AND PLAN OF REORGANIZATION AND TERMS OF THE
MERGER.......................................................................22

    Reverse Stock Split of Southwest Common Stock Prior to the Merger........22
    Effect of Merger on Southwest Common Stock...............................22
    Conversion of Scanner Common Stock in the Merger.........................22
    Amendment of Articles of Incorporation...................................23
    Treatment of Stock Options...............................................23
    Treatment of Warrants....................................................24
    Representations and Warranties...........................................24
    Certain Covenants........................................................24
    Interests of Southwest's Officers and Directors in the Merger............25
    Interests of Scanner's Officers and Directors in the Merger..............25
    Conditions to Completion of the Merger...................................26
    Amendment and Termination of the Merger Agreement; Effects of
    Termination..............................................................27
    Management of the Company Surviving the Merger...........................27
    Restrictions on Resale of Southwest Common Stock and Warrants............28
    Private Placement Transaction............................................28
    Securities Law Compliance................................................28
    Material Federal Income Tax Consequences.................................28
    Accounting Treatment.....................................................30
    Rights of Dissenting Southwest Shareholders..............................30
    Rights of Dissenting Scanner Shareholders................................32

COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND
SCANNER......................................................................33

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS............................37

INFORMATION CONCERNING SOUTHWEST.............................................42

    Historic Developments....................................................42
    Facilities...............................................................42

PRINCIPAL SHAREHOLDERS OF SOUTHWEST..........................................42

MARKET FOR SOUTHWEST COMMON STOCK............................................43

                                      v

INFORMATION CONCERNING SCANNER...............................................44

    Business.................................................................44
    Industry.................................................................44
    Scanner Products.........................................................45
    Markets..................................................................45
    Research and Development.................................................46
    Sales and Marketing......................................................46
    Manufacturing............................................................46
    Competition..............................................................46
    Proprietary Rights.......................................................46
    Employees................................................................46
    Facilities...............................................................47
    Legal Proceedings........................................................47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF SCANNER.........................................48

PRINCIPAL SHAREHOLDERS OF SCANNER............................................52

LEGAL MATTERS................................................................52

SHAREHOLDER PROPOSALS........................................................52

OTHER MATTERS................................................................53

WHERE YOU CAN FIND MORE INFORMATION..........................................53

FINANCIAL STATEMENTS......................................................F-1

Annex A     Merger Agreement and Plan of Merger, including amendment of
            Southwest's Articles of Incorporation

Annex B     Amendment to Merger Agreement

Annex C     Southwest Annual Report on Form 10-KSB

Annex D     Southwest Quarterly Report on Form 10-QSB

Annex E     New Mexico Dissenters' Rights Statute

Annex F     Minnesota Dissenters' Rights Statute

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      Q:  PLEASE EXPLAIN THE MERGER.

      A: Scanner Technologies Corporation, a Minnesota corporation, will merge with and into Southwest Capital Corporation, a New Mexico Corporation. Southwest will be the surviving corporation in the merger and will operate Scanner's business under the name Scanner Technologies Corporation.

      Q: WHAT ARE SOUTHWEST SHAREHOLDERS ASKED TO APPROVE AT THEIR SPECIAL MEETING?

      A: Southwest is asking its shareholders to approve the Agreement and Plan of Reorganization between Southwest and Scanner and the Plan of Merger included therein. These documents set forth the terms and conditions, as well as the effects, of the merger. They are attached to this proxy statement as Annex A, and are summarized on pages 22 through 33 of this proxy statement. By approving the Plan of Merger, Southwest's shareholders approve at the same time an amendment and restatement of Southwest's articles of incorporation. Pursuant to such amended and restated articles (if approved), Southwest will change its name to "Scanner Technologies Corporation" and will increase the authorized number of shares of stock from 6,349,206 shares of common stock and 3,000,000 shares of preferred stock to 100,000,000 shares consisting of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock.

      Q:  WHAT ARE SCANNER SHAREHOLDERS ASKED TO APPROVE AT THEIR SPECIAL
MEETING?

      A: Scanner is asking its shareholders to approve the Agreement and Plan of Reorganization between Southwest and Scanner and the Plan of Merger included therein. These documents set forth the terms and conditions, as well as the effects, of the merger. They are attached to this proxy statement as Annex A, and are summarized on pages 22 through 33 of this proxy statement.

      Q:  WHAT WILL HAPPEN TO THE STOCK OF SCANNER IN THE MERGER?

      A: Upon the effectiveness of the merger, each share of Scanner common stock issued and outstanding immediately before the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock at an exercise price of $1 per share. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger will be calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio which is based on the total amount of Scanner common stock outstanding at the effective time of the merger. For example, if all of the outstanding options and warrants to purchase Scanner stock are exercised prior to the completion of the merger, Scanner shareholders will be entitled to receive for each share of Scanner common stock outstanding at the time of the merger (a) 1.0153 shares of Southwest common stock plus (b) a warrant to purchase 0.2538 shares of Southwest common stock at an exercise price of $1 per share. If, however, none of the currently outstanding options and warrants to purchase Scanner stock have been exercised prior to the merger, Scanner shareholders will be entitled to receive for each share of Scanner common stock outstanding at the time of the merger (a) 1.1330 shares of Southwest common stock plus (b) a warrant to purchase 0.2832 shares of Southwest common stock at an exercise price of $1 per share. Any fractional shares that are the result of the conversion of Scanner common stock will be rounded up to the next whole share of Southwest common stock. Scanner shareholders will receive a total of approximately eight million (8,000,000) shares of Southwest common stock and warrants to purchase approximately two million (2,000,000) shares of Southwest common stock.

      Q:  WHAT WILL HAPPEN TO THE STOCK OF SOUTHWEST IN THE MERGER?

      A: Effective as of March 15, 2002, Southwest reduced the amount of its outstanding shares of common stock to 2,001,388 shares by exchanging each share of Southwest common stock for 0.6349 shares of Southwest common stock. Any fractional shares that were the result of the reverse stock split were rounded up to the next whole share of Southwest common stock. The shares of Southwest common stock received in such reverse stock split will remain outstanding and will not be affected by the consummation of the merger.

      Q; HOW WILL CHANGES IN SOUTHWEST'S MARKET PRICE AFFECT THE VALUE OF THE CONSIDERATION THAT I WILL RECEIVE IN THE MERGER?

      A: If you are currently a Scanner shareholder, you will receive the amount of shares of Southwest common stock and warrants explained above. This amount does not change, regardless of the price at which Southwest stock is traded in the open market. Therefore, the dollar value of the consideration that you will receive in the merger will decrease if Southwest's stock price decreases, and will increase in the event that Southwest's stock price increases. We strongly recommend that you inquire about the market price for Southwest's stock prior to the merger.

      If you are currently a Southwest shareholder, the shares that you own immediately before the merger will not be exchanged in the merger. Therefore, the dollar value of your shareholdings will fluctuate depending on the market price of the Southwest stock as usual for the stock of a public company.

      Q:  WHEN WILL THE MERGER BE COMPLETED?

      A: Southwest and Scanner expect that the merger will become effective promptly after shareholders of Scanner and Southwest approve and adopt the merger agreement and approve the principal terms of the merger, provided that the other conditions to the merger have been satisfied. The shareholder meetings for both companies are scheduled for July 31, 2002.

      Q:  WHAT SHOULD I DO AFTER I READ THESE DOCUMENTS?

      A: You should mail your signed proxy card in the enclosed, postage-paid envelope, as soon as possible, so that your shares will be represented at the special meeting of Scanner shareholders or Southwest shareholders, respectively. After the merger is completed, you will receive written instructions for sending in your share certificates and receiving the Southwest securities to which you are entitled. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW.

      Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED A SIGNED PROXY CARD?

      A: Yes. You can change your vote at any time before your proxy is voted at the shareholders' meeting. You may revoke your proxy by written notice to the Secretary of Southwest or the Secretary of Scanner, respectively, or you can submit a new, later-dated proxy card.

      Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

      A: Your broker will vote your shares only if you provide instructions on how to vote. Without instructions your shares will not be voted. Shares that are not voted generally will be counted as votes against the merger and the matters associated with it.

      Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE THE PROPOSED MERGER?

      A: If you oppose the proposed merger agreement and do not vote in favor of it and the merger is completed, you may exercise your rights as a dissenting shareholder under New Mexico law, in the case of Southwest shareholders or under Minnesota law, in the case of Scanner shareholders. Dissenting shareholders under either New Mexico or Minnesota law may be able to obtain a cash payment for their shares, in lieu of the consideration offered in the merger. You must, however, comply with all of the required procedures explained under the heading "Rights of Dissenting Southwest Shareholders" or "Rights of Dissenting Scanner Shareholders", whichever applies to you, in this proxy statement on pages 30 through 32. Copies of the applicable statutes are attached to this proxy statement as Annex E and F, respectively.

      Q:  WHOM SHOULD I CALL WITH QUESTIONS?

      A: Southwest shareholders who have questions about the merger or how to vote their shares should call Laurence S. Zipkin at (763) 923-2277 or Sue Hawkins Miller at (763) 923-2262.


Scanner shareholders who have questions about the merger or how to vote their shares should call Elwin W. Beaty at (480) 777-3793.

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING SOUTHWEST ANNUAL REPORT ON FORM 10-KSB AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER TO IN THIS PROXY STATEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 53. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF SOME OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES

      Southwest Capital Corporation
      701 Xenia Avenue South
      Suite 130
      Golden Valley, Minnesota 55416
      Phone: (612) 476 6633

      In 1964, Southwest was incorporated under the laws of New Mexico. Originally formed to provide financial services to small businesses, Southwest divested itself of such operations in 1990 due to a capital deficiency that made the continuance of the previous business operations impossible. In 1989, Southwest acquired all of the outstanding stock of a New Mexico corporation organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. After an unsuccessful pilot project, Southwest abandoned the project. Since 1992, Southwest has not operated any business. Current management has actively solicited and pursued investment possibilities to enhance shareholder value. Additional information regarding Southwest and its development is set forth below under the heading "Information on Southwest," in the Annual Report on Form 10-KSB attached to this proxy statement as Annex C, and in the Quarterly Report on Form 10-QSB attached to this proxy statement as Annex D.

      Scanner Technologies Corporation
      14505 21st Ave N., #220
      Minneapolis, MN 55447
      Phone: (612) 476 8271

      In November 1990, Scanner was formed as a Minnesota corporation for the purpose of inventing, developing and marketing vision inspection solutions for the semiconductor industry. Scanner's products facilitate the inspection of leaded or ball array integrated circuits and are currently sold to original equipment manufacturers. Scanner is, however, developing a line of systems to sell to end users directly. In the U.S., Scanner has production facilities in Minneapolis, Minnesota, and Tempe, Arizona, and a sales and services office in San Jose, California. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products. For more information on Scanner and its business see below, "Information on Scanner."

THE SOUTHWEST SPECIAL MEETING OF SHAREHOLDERS (PAGE 15)


      The special meeting of the Southwest shareholders will be held on Wednesday, July 31, 2002, at 10:00 a.m. (Central Daylight Saving Time) at 701 Xenia Avenue South, Golden Valley, Minnesota 55416. The record date for Southwest shareholders entitled to receive notice of and to vote at the special meeting was the close of business on July 8, 2002. On that date there were 2,001,388 shares of Southwest common stock outstanding and entitled to vote at the meeting.

      The Southwest board of directors believes that the merger is fair to and in the best interests of the Southwest shareholders and unanimously recommends that the Southwest shareholders vote in favor of the merger.

      Approval of the merger requires the affirmative vote of the holders of at least a majority of the shares of Southwest common stock outstanding and entitled to vote at the special meeting. Directors and executive officers of Southwest and their affiliates owned 903,850 shares of Southwest common stock as of the record date (approximately 45.2% of the shares entitled to vote) and have indicated their intention to vote in favor of the merger at the special meeting.

THE SCANNER SPECIAL MEETING OF SHAREHOLDERS (PAGE 17)


      The special meeting of the Scanner shareholders will be held on Wednesday, July 31, 2002, at 10:00 a.m. (Central Daylight Saving Time) at 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402. The record date for Scanner shareholders entitled to receive notice of and to vote at the special meeting was the close of business on July 8, 2002. On that date there were 7,061,196 shares of Scanner common stock outstanding and entitled to vote at the meeting.

      The Scanner board of directors believes that the merger is fair to and in the best interests of the Scanner shareholders and unanimously recommends that the Scanner shareholders vote in favor of the merger.

      Approval of the merger requires the affirmative vote of the holders of at least a majority of the shares of Scanner common stock outstanding and entitled to vote at the special meeting. Directors and executive officers of Scanner and their affiliates owned 6,389,830 shares of Scanner common stock as of the record date (approximately 87.4% of the shares entitled to vote) and have indicated their intention to vote in favor of the merger at the special meeting.


THE MERGER (PAGE 19)

      In the proposed merger, Scanner will merge with and into Southwest. Southwest will survive the merger, change its name to Scanner Technologies Corporation, and conduct Scanner's business after the merger. In exchange for their shares of Scanner common stock, Scanner shareholders will receive shares of Southwest common stock and warrants to purchase Southwest Common Stock. Following the merger, former shareholders of Scanner will own a total of approximately 8,000,000 shares of Southwest common stock, or approximately 80% of the Southwest common stock outstanding immediately following the merger. Assuming the exercise of all of the warrants to be issued to Scanner shareholders in connection with the merger, Scanner shareholders could own up to approximately 10,000,000 shares of the surviving corporation or approximately 83.3% of the then outstanding stock of the surviving corporation.

EFFECTIVE TIME OF THE MERGER

      Southwest and Scanner hope to complete the merger shortly after the special meetings of their shareholders, provided that the conditions to the merger are satisfied and other required matters are completed by that time.

WHAT SCANNER SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 22)

      Upon the effectiveness of the merger, each share of Scanner common stock issued and outstanding immediately before the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger is calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio. The conversion ratio used to calculate the amount of Southwest common stock is equivalent to the quotient of 8,000,000 divided by the total number of shares of Scanner common stock outstanding on the day the merger is consummated. The conversion ratio to calculate the amount of Southwest warrants is equivalent to the quotient of 2,000,000 divided by the total number of shares of Scanner common stock outstanding on the day the merger is consummated.

      Southwest will not issue any fractional shares, but will round up fractional shares of Southwest Common Stock to the next whole share. Any warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next whole share of Southwest Common Stock.

      Scanner shareholders should not send in their stock certificates until they receive written instructions to do so after the merger.

WHAT SOUTHWEST SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 22)

      As of March 15, 2002, Southwest effected a reverse stock split, exchanging each share of Southwest common stock issued and outstanding for 0.6349 shares of Southwest common stock, thereby reducing the amount of issued and outstanding shares of Southwest common stock to 2,001,388 shares. These shares will remain outstanding and will not be affected by the consummation of the merger. In the stock split, Southwest did not issue any fractional shares, but rounded fractional shares of Southwest Common Stock up to the next whole share.

      Southwest shareholders should not send in their stock certificates to exchange them for new certificates reflecting the reverse stock split until they receive written instructions to do so after the merger.

WHAT HAPPENS TO SCANNER STOCK OPTIONS (PAGE 23)


      Each outstanding option to buy Scanner common stock will become fully exercisable ten (10) days prior to the consummation of the merger which is scheduled to take place immediately following the Southwest shareholder meeting and the Scanner shareholder meeting. Holders of Scanner options will be entitled to exercise their options contingent upon the consummation of the merger. Any option to buy Scanner common stock that is not exercised prior to the consummation of the merger will terminate on such date. Scanner common stock received upon any valid exercise of Scanner options prior to the effective date of the merger will be converted into the right to receive Southwest securities (common stock and warrants) in the merger. As of April 8, 2002, options to purchase 582,000 shares of Scanner common stock were outstanding.


WHAT HAPPENS TO SCANNER WARRANTS (PAGE 24)


            Any warrants to purchase Scanner common stock that are outstanding prior to the merger will be assumed by Southwest and, by operation of the terms of such warrants, become exercisable to purchase Southwest securities (common stock and warrants) equal to the Southwest securities the holder of the warrant would have received if such holder had exercised the warrants immediately prior to the merger. The warrant exercise price will be adjusted proportionately. As of April 8, 2002, warrants to purchase 225,000 shares of Scanner common stock at an exercise price of $2.75 were outstanding.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 28)

      The merger is intended to qualify as a tax-free reorganization so that no gain or loss will be recognized by a shareholder of Southwest or Scanner as a result of the merger except with respect to any cash received by such shareholder upon the exercise of his or her dissenters' rights. Neither Southwest nor Scanner has sought or received an opinion of legal counsel regarding the federal income tax consequences of the merger.

      Tax matters are complicated, and the tax consequences of the merger to Southwest and Scanner shareholders will depend upon the facts of each shareholder's situation. Each Southwest and Scanner shareholder is urged to contact his or her own tax advisor to understand fully how the merger will affect him or her, including how any state, local, or foreign tax laws may apply.

SOUTHWEST'S REASONS FOR THE MERGER (PAGE 20)

      Southwest's board of directors believes Scanner to be a corporation with a great potential for future growth. After nine years of not operating any business, Southwest believes that the merger will enhance shareholder value significantly.

SCANNER'S REASONS FOR THE MERGER (PAGE 22)

      Scanner's board of directors believes that the merger will provide Scanner's shareholders with greater liquidity because Southwest's common stock is quoted on the NASD OTC Bulletin Board which is expected to provide Scanner shareholders with a market in which they might sell their shares subject to compliance with federal and state securities laws. See "Risk Factors Relating to the Merger." Scanner's board of directors also believes that the corporation surviving the merger will have better opportunities to raise additional funds for operations as a publicly-traded company filing reports in compliance with the Securities and Exchange Commission rules.

INTERESTS OF SOUTHWEST'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE 25)

      Laurence S. Zipkin, Director and President of Southwest, is a Director of Equity Securities Investments, Inc. Edward S. Adams, |Secretary, Chief Accounting Officer and Director of Southwest, is the President and Chief Executive Officer of Equity Securities. Equity Securities was engaged by Scanner to assist the company surviving the merger with a private placement transaction immediately subsequent to the merger. The Company surviving the merger will attempt to raise up to $3,750,000 in that private placement transaction. Scanner paid Equity Securities a retention fee of $25,000 upon execution of the engagement letter with respect to the private placement. Equity Securities will receive (i) cash compensation of ten percent (10%) of the gross proceeds received in the private placement, i.e. a maximum of $375,000, and (ii) a five
(5) year warrant to purchase shares of surviving company common stock equal to up to ten percent (10%) of the number of shares sold to investors in the private placement at 120% of the per-share price agreed upon with the investors. To reimburse Equity Securities for general expenses incurred in connection with the private placement transaction, Equity Securities will receive three percent (3%) of the gross proceeds, i.e. a maximum of $112,500; Equity will receive this allowance without having to provide itemized information about the expenses and costs it incurred. In addtion, Equity Securities will be reimbursed for up to $5,000 in itemized expenses and costs.

      Equity Securities is a wholly owned subsidiary of Realco, Inc., a New Mexico company whose shares are traded on the Nasdaq National Market System under the symbol "RLCO." Mr. Zipkin is the Chairman of Realco's board of directors and owns 25% of Realco's outstanding common stock. Mr. Adams is the Vice President of Realco and owns 9.4% of Realco's outstanding common stock.

INTERESTS OF SCANNER'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE 25)


      Elwin M. Beaty, the President, Chief Executive Officer and sole Director of Scanner, and his spouse, Elaine E. Beaty, Scanner's corporate secretary, jointly own all the patents and other intellectual property rights used by Scanner in the development, manufacturing and sale of its products. Scanner currently uses these intellectual property rights based on an exclusive license for all patents issued or to be issued. Upon the consummation of the merger of Scanner into Southwest, Mr. and Mrs. Beaty have agreed to transfer all these rights to the surviving corporation in exchange for (i) a one-time payment to Mr. and Mrs. Beaty of $1, (ii) the reimbursement of all expenses for filing fees, legal fees and other disbursements which Mr. and Mrs. Beaty have incurred since 1991 for securing and maintaining the intellectual property rights, which expenses equaled $365,633 as of March 31, 2002, and (iii) the payment of all unpaid and accrued license fees payable to Mr. and Mrs. Beaty, which license fees equaled $130,506 as of March 31, 2002. These payments are expected to be made out of the proceeds of the private placement following the merger.


      On January 1, 1991, Mr. Beaty and Scanner entered into an employment agreement which provides for an annual salary for Mr. Beaty of $180,000. The agreement can be terminated by either party without cause upon 30 days prior written notice. If Scanner terminates the agreement without cause, Scanner must make to Mr. Beaty a lump sum payment in the amount of one year's salary. Since 1991, Scanner has deferred salary payments to Elwin M. Beaty, its President and Chief Executive Officer. As of December 31, 2001, the amount of deferred salary was $1,254,575. In an agreement dated April 19, 2002, Mr. Beaty forgave the payment of the salary and released Scanner, its successors, its officers and directors from any liability in connection with the deferred salary. In exchange, Scanner agreed that Mr. Beaty shall receive certain amounts of the proceeds, if any, that Scanner may receive out of litigation involving the patents that Scanner has licensed from Mr. Beaty and his spouse. Scanner has also agreed that David P. Mork, its Senior Vice President, shall share in any such litigation proceeds.

      Mr. Beaty is currently the sole Director of Scanner. Under the merger agreement, he will continue to serve as a Director of the company surviving the merger.


REPRESENTATIONS, WARRANTIES AND CONDITIONS TO THE MERGER (PAGE 24)


      The merger agreement contains various customary representations and warranties made by each of the parties to the agreement. The merger agreement also contains various customary covenants, including covenants that during the period from the date of the merger agreement until completion of the merger, Southwest and Scanner will conduct their businesses in the usual and ordinary course.

TERMINATION OF THE MERGER AGREEMENT (PAGE 27)

The merger agreement may be terminated at any time before the effective time of the merger only by:

      o mutual consent duly authorized by the boards of directors of Southwest and Scanner, respectively;

      o either Southwest or Scanner if, without fault of such terminating party, the merger shall not have been consummated on or before July 31, 2002;

      o  either Southwest or Scanner if a court prohibits the merger;

      o either Southwest or Scanner if the shareholders of either party fail to approve the merger; or

      o either Southwest or Scanner if such terminating party is not in material breach of its obligations under the merger agreement and there has been a material non-curable breach by the other party of its representations, warranties or obligations under the merger agreement.

PARTIES CANNOT SOLICIT OTHER OFFERS (PAGE 25)

      Southwest and Scanner have agreed not to encourage, solicit, discuss or negotiate with any other party regarding a merger, sale, business combination or similar transaction involving either party.

MANAGEMENT OF THE COMPANY SURVIVING THE MERGER (PAGE 27)

      Pursuant to the merger agreement, Scanner's directors prior to the consummation of the merger will be the directors of the company surviving the merger and shall elect one or more additional directors to the board, all of whom shall serve until their respective successors shall be duly elected and qualified. The number of directors must be increased and must be an odd number.
 One of the directors shall be designated by Southwest. Southwest intends to designate its President, Laurence S. Zipkin, as director of the company surviving the merger. Scanner's sole director is Elwin M. Beaty. He intends to elect as additional directors after the merger David P. Mork, the Senior Vice President of Scanner, and, as Southwest's designee, Mr. Zipkin. Mr. Beaty intends to elect two additional members who have not been identified yet. The company surviving the merger shall continue to operate Scanner's business under the management of Scanner's current executive officers, Mr. Beaty and Mr. Mork. See below, "Management of the Company Surviving the Merger."

MARKET PRICE DATA AND DIVIDEND INFORMATION

      Southwest common stock is quoted on the OTC Bulletin Board under the symbol "SWTC." The closing price for a share of Southwest common stock was $0.30 on September 26, 2001, the last business day on which Southwest common stock was traded prior to the public announcement of the merger. Southwest's common stock was quoted at was $1.01 per share on July 5, 2002, the most recent date for which prices were available prior to the printing of this proxy statement. These quotations represent inter-dealer prices, without retail markup, markdown or commission, and do not necessarily represent actual transactions. See "Market for the Southwest Common Stock" below. Shareholders are encouraged to obtain current market quotations.


      As of the record date for the Southwest shareholder meeting, there were 2,001,388 shares of Southwest common stock issued and outstanding, held of record by a total of approximately 841 shareholders. Southwest has never paid cash dividends on its common stock. Future dividends, if any, will be dependent on operations and the Company's cash requirements.


      Scanner common stock is not publicly traded. As of the record date for the Scanner shareholder meeting, there were 7,061,196 shares of Scanner common stock outstanding, held of record by a total of 61 shareholders. Scanner has never paid cash dividends on its common stock.


RISKS OF THE MERGER (PAGE 11)

      In considering whether to approve the merger agreement and related matters, you should consider risks of the merger, including, among others, the risk of fluctuations in the market price of Southwest common stock and uncertainties in connection with Scanner's business which will be continued by the surviving corporation. We urge you to read carefully the factors described in "Risk Factors" in making your decision.

COMPARATIVE RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND SCANNER (PAGE 33)

      The rights of shareholders of Southwest are governed by New Mexico law and the articles of incorporation and bylaws of Southwest. The rights of the shareholders of Scanner are currently governed by Minnesota law and the articles of incorporation and bylaws of Scanner. If the merger is completed, the rights of Scanner shareholders will be determined by New Mexico law and Southwest's articles of incorporation and bylaws (both of which will be amended and restated in connection with the merger), which differ from Minnesota law and Scanner's articles of incorporation and bylaws. We urge you to read the section entitled "Comparison of Rights of Shareholders of Southwest and Scanner" in making your decision.

DISSENTERS' RIGHTS (PAGES 30-32)


      If you oppose the merger and do not cast a vote in favor of it, you may be entitled to exercise dissenters' rights and receive cash payments in exchange for the Southwest or Scanner stock that you own. We refer you to the information under the heading "Rights of Dissenting Scanner Shareholders" and "Rights of Scanner Shareholders", whichever applies to you, in this proxy statement on pages 30 through 32, and to the applicable New
Mexico and Minnesota statutes attached as Appendix E and F. FAILURE TO FOLLOW ALL OF THE STEPS REQUIRED UNDER THE APPLICABLE LAW (NEW MEXICO LAW IF YOU ARE
A SOUTHWEST SHAREHOLDER, MINNESOTA LAW IF YOU ARE A SCANNER SHAREHOLDER) WILL RESULT IN THE LOSS OF YOUR DISSENTERS' RIGHTS.



LINE OF CREDIT


      In March 2002, Scanner obtained a line of credit from a bank; the line of credit expires on March 31, 2003, but is renewable at the bank's discretion. The maximum amount of the line of credit is $900,000 at the prime rate. The note is guaranteed by certain stockholders of the Company who received as consideration for their guarantees five-year warrants to purchase a total of 225,000 shares of Scanner common stock at an exercise price of $2.75 per share. Upon consummation of the merger, these warrants shall convert into warrants to purchase common stock of the company surviving the merger. Scanner believes that this line of credit will satisfy Scanner's working capital needs until March 2003. As of March 31, 2002, Scanner had not borrowed any money under this line of credit.

                          SUMMARY FINANCIAL INFORMATION

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


         The following summary unaudited pro forma combined condensed financial information combines the historical balance sheet data and statements of operations data of Southwest and Scanner after giving effect to the merger. The unaudited pro forma combined condensed balance sheet data as of March 31, 2002 gives effect to the merger as if it had occurred at March 31, 2002 and reflects Southwest's and Scanner's balance sheet data at March 31, 2002. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 give effect to the merger as if it had occurred at January 1, 2001. The pro forma adjustments account for the merger as capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Scanner issuing securities to Southwest in exchange for the net monetary liabilities of Southwest, accompanied by a recapitalization and as a result no goodwill or other intangibles will be recorded in the pro forma financial statements. The pro forma adjustments are based upon the assumptions set forth in the Notes to the Unaudited Pro Forma Combined Financial Statements on page 41.


             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                                     MARCH 31, 2002
Working capital                                          $1,086,580
Total assets                                              2,388,306
Total current liabilities                                   583,199
Stockholders' equity                                      1,304,868


       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                YEAR ENDED DECEMBER 31, 2001      THREE MONTHS ENDED MARCH 31, 2002
Revenues                                                 $1,772,625                     $228,620
Cost of goods sold                                          457,731                       80,446
                                                            -------                     --------
      Gross Profit                                        1,314,894                      148,174

Selling, general and administrative                       3,132,297                      339,155
Research and development                                    631,514                      180,643
Legal fees                                                  718,074                      160,965
                                                          ---------                     --------
      Loss From Operations                               (3,166,991)                    (532,589)

      Other Income                                            9,131                        2,298
                                                              -----                     --------

      Loss Before Benefit for Income Taxes               (3,157,860)                    (530,291)

      Benefit for Income Taxes                             (414,946)                    (155,500)
                                                          ---------                     --------

      Net Loss                                          $(2,742,914)                   $(374,791)
                                                       ============                    =========

COMPARATIVE UNAUDITED PER SHARE DATA

      The following table sets forth certain unaudited per share data of Southwest and Scanner on a historical, pro forma combined basis. This table should be read in conjunction with the historical financial statements and unaudited pro forma combined financial information and the related notes of Southwest and Scanner included elsewhere in this proxy statement. The pro forma financial statements account for the merger as capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Scanner issuing securities to Southwest in exchange for the net monetary assets of Southwest, accompanied by a recapitalization and as a result no goodwill or other intangibles will be recorded in the pro forma financial statements. See also "Unaudited Pro Forma Combined Financial Statements." Unaudited pro forma combined and equivalent pro forma per share data reflect the combined results of Southwest and Scanner after giving effect to the merger. In the case of operating data, the comparative per share data reflects net income per share as if the merger had occurred on January 1, 2001 and reflects Southwest and Scanner's operations for their fiscal years ended December 31, 2001 and the three-month period ended March 31, 2002. In the case of book value data, the comparative per share pro forma data reflects book value per share as if the merger had occurred on March 31, 2002.


                         SCANNER(1)       SOUTHWEST(2)     PRO FORMA(3)
Book value per share        $0.09             $0            $0.13

Net loss per share
   March 31, 2002          $(0.05)            $0           $(0.04)
   December 31, 2001       $(0.19)           $(0.98)       $(0.27)



(1) Based on weighted average number of 7,061,196 and 7,003,861 outstanding shares at March 31, 2002 and December 31, 2001, respectively.

(2) Based on weighted average number of 2,001,388 and 1,428,255 outstanding shares at March 31, 2002 and December 31, 2001, respectively.

(3)  Based on 10,000,000 outstanding shares.


                           FORWARD-LOOKING INFORMATION

      Certain statements contained in this proxy statement (including information incorporated by reference) and other written and oral statements made from time to time by Southwest and Scanner do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "possible," "project," "should," "will," and similar words or expressions. The forward-looking statements included in this proxy statement for both Southwest and Scanner generally relate to Scanner's growth strategies, financial results, product development and sales efforts. You should carefully consider forward-looking statements and understand that such statements may be affected by inaccurate assumptions and involve a variety of risks and uncertainties, known and unknown, some of which are described below under "Risk Factors." Because of that, we cannot guarantee any forward-looking statement and actual results may differ materially. It is not possible to foresee or identify all factors affecting Southwest's or Scanner's respective forward-looking statements, and investors therefore should not consider any list of factors affecting the forward-looking statements included in this document to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. Neither Southwest nor Scanner undertakes any obligation to update any forward-looking statement.

                                  RISK FACTORS

      You should carefully consider the risks described below before voting on the proposals contained in this proxy statement. The risks and uncertainties described below are the material risks and uncertainties that are evident at the time this proxy statement is mailed. However, the corporation surviving the merger may face additional unforeseen risks following the merger. If any of the risks and uncertainties described below occur, the business, financial condition or results of the surviving corporation could be materially harmed. In that case, the trading price of Southwest's common stock could decline, and you may lose all or part of your investment.

RISK FACTORS RELATING TO THE MERGER

THE VALUE OF SOUTHWEST COMMON STOCK ISSUABLE IN EXCHANGE FOR SCANNER COMMON STOCK MAY VARY BASED ON PRICE FLUCTUATIONS BEYOND THE CONTROL OF SOUTHWEST.

      The value of the Southwest shares that Scanner shareholders receive in the merger will vary based on fluctuations in the price of the common stock of Southwest. It is unlikely that the market value of the shares of Southwest common stock will be the same on the date of the merger as on the date of this proxy statement. The dollar value of the consideration to be received by each Scanner shareholder in the merger will vary depending on the market price of Southwest common stock at the time of the merger because the total amount of shares and warrants to purchase shares of Southwest common stock that Scanner shareholders will receive in the merger is fixed and will not change, even if the market price for Southwest common stock decreases or increases significantly between the time this proxy is mailed and the date the merger is completed. On July 5, 2002, Southwest common stock was quoted at $1.01 per share. Based on this price, Scanner shareholders will receive Southwest common stock with a value ranging from approximately $1.0270 per share (if all outstanding options and warrants to purchase Scanner shares are exercised prior to the consummation of the merger) up to $1.1443 per share (if none of the outstanding options and warrants to purchase Scanner shares are exercised prior to the consummation of the merger), plus warrants.

      Scanner's business, market determinations of the likelihood that the merger will be consummated, general market and economic conditions and other factors may cause changes in the market prices of the surviving corporation's common stock. We strongly advise Southwest and Scanner shareholders to obtain current market quotes for Southwest common stock before they vote.

SOUTHWEST HAS NOT OBTAINED AN OPINION REGARDING THE FAIRNESS OF THE MERGER TO SOUTHWEST SHAREHOLDERS.

      The board of directors of Southwest has not obtained an opinion from an independent financial advisor regarding the fairness of the merger with Scanner to Southwest's shareholders. The two directors of Southwest, Laurence S. Zipkin and Edward S. Adams, relied on their experience as investment bankers to evaluate the merger and its fairness from a financial point of view for Southwest shareholders. Southwest shareholders, therefore, do not have the assurance of a third party evaluation of the fairness of the merger.

WHEN THE DIRECTORS OF BOTH COMPANIES APPROVED THE MERGER, THEY WERE SUBJECT TO CERTAIN CONFLICTS OF INTERESTS THAT MAY HAVE INFLUENCED THEIR DECISION.

      The directors of both companies were subject to certain conflicts of interests in connection with the merger, and such conflicts may have influenced their decisions to approve the merger. Messrs. Laurence S. Zipkin and Edward S. Adams, the only Directors of Southwest, are also directors and officers of Realco, Inc., a public company that holds more than 5% of Southwest's shares and is the sole owner of Equity Securities Investments, Inc. Equity Securities has been engaged by Scanner to assist in the private placement to take place after the consummation of the merger, and will receive fees which are to a large extent based on the amount of shares sold in such private placement. Mr. Zipkin is a Director of Equity Securities and Mr. Adams is Equity Securities President and Chief Executive Officer. See below, "Interests of Southwest's Officers and Directors in the Merger" and "Private Placement Transaction." Mr. Elwin M. Beaty, the sole Director of Scanner and its President and Chief Executive Officer, and his wife, Scanner's corporate secretary, are parties to a license agreement with Scanner which will result in Mr. and Mrs. Beaty receiving, among others, payments of more than $360,000 from Scanner as reimbursement for expenses they incurred for the securing and maintaining of certain intellectual property rights essential for Scanner's business operations, and payments of about $130,000 for accrued and unpaid license fees. In exchange for these payments, Mr. and Mrs. Beaty are obligated to assign these intellectual property rights to Scanner. See below, "Interests of Scanner's Officers and Directors in the Merger."

THE TRANSFERABILITY OF THE STOCK SCANNER SHAREHOLDERS RECEIVE IN THE MERGER IS RESTRICTED AND THE LIQUIDITY OF SCANNER SHAREHOLDERS MAY NOT INCREASE IN THE FUTURE BECAUSE A MARKET FOR THE STOCK OF THE SURVIVING CORPORATION MAY NOT DEVELOP.

      Scanner shareholders will receive in the merger unregistered common stock of the surviving corporation that may be transferred only upon its registration under federal and applicable state securities laws or an exemption from these laws. Southwest common stock received in the merger must be held for a minimum holding period of at least one year after the merger before it can be transferred in a transaction involving a broker or a market maker, provided, that Southwest is current with its reports with the Securities and Exchange Commission and the seller complies with certain volume limitations. Even if, after the expiration of the minimum holding periods, Scanner's shareholders may have the right to sell the Southwest common stock issued in the merger in the open market pursuant to exemptions from the registration requirements under federal and state securities laws, Scanner's shareholders may not be able to actually consummate any such sale. There may not be a market for the common stock of the surviving corporation due to factors such as the business performance and success of the surviving company and its products, but also due to factors outside of the surviving corporation`s control, such as the general market and economic conditions.

UPON CONSUMMATION OF THE MERGER, SCANNER'S SHAREHOLDERS WILL EXPERIENCE IMMEDIATE DILUTION.

      Southwest is currently not operating any business and does not have any material assets or revenues. Therefore, Scanner's shareholders will experience immediate dilution in book value per share and earnings per share upon the consummation of the merger. In addition, Scanner shareholders will experience a dilution of their voting power upon the issuance of shares to Southwest shareholders in connection with the consummation of the merger. If, as intended by the parties, the surviving corporation is able to consummate a private placement of its common stock immediately following the merger, the dilution in earnings per share and voting power, possibly also in book value per share, will further increase for the former Scanner shareholders. For example, as of March 31, 2002, each share of Scanner common stock had a book value of $0.09, and loss per share was $0.05; the weighted average number of Scanner common stock outstanding at that time was 7,003,861 shares. Based on the pro forma financial statements as of March 31, 2002, each of the approximately 10,000,000 shares of Southwest common stock outstanding after the merger has a book value of $0.13, and loss per share is $0.04. If the private placement is completely funded, the number of shares of Southwest common stock will rise to 11,500,000, the book value -based on the pro forma financials as of March 31, 2002 - would increase to $0.42 and the loss per share would decrease to $0.03.

COSTS OF INTEGRATION AND TRANSACTION EXPENSES WILL BE SUBSTANTIAL AND COULD SIGNIFICANTLY EXCEED OUR EXPECTATIONS.

      We will incur transaction, integration and restructuring costs in connection with the merger. We expect these costs to be substantial. Unanticipated additional expenses related to the merger could cause these amounts to increase significantly. Although it is impossible to determine the actual amount of these costs in advance, we currently expect that transaction related costs will be approximately $120,000. Most of the transaction costs will be capitalized and will not adversely affect Southwest's earnings after the merger.

LOSS OF SCANNER'S KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE THOSE PEOPLE POSSESS UNIQUE KNOWLEDGE ABOUT OUR BUSINESS AND HAVE ESTABLISHED CRITICAL RELATIONSHIPS WITH CUSTOMERS AND OTHER THIRD PARTIES.

      The surviving corporation must retain senior executives and other key employees of Scanner to be successful. Those people have developed unique knowledge of Scanner's business during their employment with Scanner. In addition, they have established relationships with Scanner's customers and other third parties that are critical to the success of the surviving corporation. The surviving corporation may not be able to retain key employees before or after the merger. The loss of the services of any key employees or of any significant group of employees of Scanner could seriously harm Scanner and thereby, harm the corporation surviving the merger. During the pre-merger and integration phases, competitors may seek to recruit key employees. Employee uncertainty regarding the effects of the merger could also cause increased turnover. Scanner's employees are generally not bound by employment agreements. If any of Scanner's key employees leave, the surviving corporation may not be able to find suitable replacements. The key employees of Scanner at the time of mailing this proxy statement are Elwin M. Beaty, Scanner's President and Chief Executive Officer, and David P. Mork, Scanner's Senior Vice President. Scanner is not aware that either of these individuals currently intends to leave the company after the consummation of the merger with Southwest.

THE SURVIVING CORPORATION WILL BE EFFECTIVELY CONTROLLED BY ELWIN AND ELAINE BEATY WHICH MAY LIMIT THE OTHER SHAREHOLDERS' ABILITY TO INFLUENCE SHAREHOLDER MATTERS OR TO RECEIVE A PREMIUM FOR THEIR SHARES THROUGH A CHANGE IN CONTROL.

      Elwin Beaty, the current President and Chief Executive Officer of Scanner, his spouse, Elaine Beaty, and their children currently own 5,839,830 shares of Scanner's common stock, or 82.7% of Scanner's currently outstanding common stock. Upon consummation of the merger, they will beneficially own between 6,454,764 shares, or about 64% (assuming all currently outstanding options and warrants to purchase Scanner common stock were exercised prior to the completion of the merger), and 6,616,528 shares, or about 66% of the outstanding shares of common stock of the surviving corporation (assuming none of the currently outstanding options and warrants to purchase Scanner common stock were exercised prior to the completion of the merger). As a result, they will effectively control and direct the affairs of the surviving corporation, and have significant influence in the election of directors and approval of significant corporate transactions. The interests of Mr. Beaty and his family may conflict with those of other shareholders. This concentration of ownership may also delay, defer or prevent a change in control of the surviving corporation and some transactions may be more difficult or impossible without the support of these shareholders.

RISKS RELATING TO THE BUSINESS OF SCANNER AND THE SURVIVING CORPORATION

      The surviving corporation will continue to operate Scanner's business and will therefore be affected by any of the following factors that are currently affecting Scanner's business.

THE BUSINESS OF THE SURVIVING CORPORATION IS DEPENDENT ON THE STRENGTH OF THE ELECTRONICS INDUSTRY.

      The electronics industry has experienced a significant downturn in 2000 and 2001 which has negatively affected Scanner's revenues. Recent economic reports indicate that the rate of growth in the U.S. economy in general is slowing which may result in a further decline of the electronics industry. Such a decline would affect the revenues of the surviving corporation negatively.

THE MARKET FOR SCANNER'S PRODUCTS IS HIGHLY COMPETITIVE.

      Scanner's products and services compete with products and services offered by a number of other entities. New competitors may enter the market in the future. The primary competitors include Robotic Vision Systems Inc. and ICOS Vision Systems Corp. N.V. Some of Scanner's existing and potential competitors may have longer operating histories, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than Scanner does. Some of Scanner's competitors may also be able to provide customers with additional benefits at lower overall costs in an effort to increase market share. The surviving corporation cannot be sure that it will be able to match cost reductions by its competitors. These competitors and other companies may form strategic relationships with each other to compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements, which arrangements may increase Scanner's competitors' ability to address customer needs with their product and service offerings. There may be consolidation in the market for the products of the surviving corporation which could lead to increased price competition and other forms of competition that could cause the business of the surviving corporation to suffer.

THE SURVIVING COMPANY WILL BE IN NEED OF ADDITIONAL FINANCING.

      The surviving company will have to raise additional financing in the foreseeable future to fund operations, which may not be available to it on favorable terms, or may not be available at all. Immediately following the merger, the surviving corporation will attempt to raise $3,750,000 in a private placement transaction to fund continued operations and for research and development. See below, "Private Placement Transaction." Assuming the successful consummation of such private placement, the parties do not anticipate at this time the need for additional financing. However, if the transaction is not successful, or if the financial needs of the surviving corporation are greater than anticipated, the surviving corporation may have to attempt to raise additional financing. If the surviving corporation raises additional funds through the issuance of equity or convertible debt securities, it will reduce the percentage ownership of our stockholders. We cannot assure you that additional financing will be available on terms favorable to the surviving corporation, or at all. The terms of securities the surviving corporation will issue in the future may also impose restrictions on its operations. If adequate funds are not available or are not available on acceptable terms, the ability of the surviving corporation to fund its operations, take advantage of unanticipated opportunities, develop or enhance its products and services or otherwise respond to competitive pressures would be significantly limited. In March
2002, Scanner entered into an agreement for a line of credit of up to $900,000. This line of credit is expected to enable Scanner to continue its operations until March 2003. As of June 7, 2002, Scanner had not borrowed any money under the line of credit.

SCANNER ACCUMULATED A DEFICIT, AND SCANNER'S FINANCIAL SITUATION DECLINED
IN 2001.

      As of March 31, 2002, Scanner had accumulated a deficit in the total amount of $1,305,822 compared to a deficit in the total amount of $955,256 as of December 31, 2001 and retained earnings of $347,968 as of December 31, 2000. Scanner's management believes that the increase in Scanner's accumulated deficit is primarily due to the general economic downturn in 2001, especially the downturn in the semiconductor industry, and to the aftereffects of the events of September 11. However, even if the economic situation in general, and the situation of the semiconductor industry in particular, improves in the future, there is no guarantee that Scanner will be able to eliminate its deficit and operate its business profitably.

SCANNER DEPENDS ON A LIMITED NUMBER OF CUSTOMERS.

      Revenues generated from Scanner's largest customer, Kanematsu USA Inc. ("Kanematsu"), amounted to $574,200 or 32.4% of Scanner's total revenues for the year ended December 31, 2001, and to $79,000 or 34.6% of total revenues for the quarter ended March 31, 2002. Due to the timing of the receipt of payments from Kanematsu, Kanematsu did not account for any of Scanner's accounts receivable as of December 31, 2001 and March 31, 2002. Sales to Scanner's second largest customer, Arrow Electronics, Inc. ("Arrow"), accounted for $220,000 or 12.4% of total revenues for fiscal 2001. Scanner did not derive any revenues from Arrow in the quarter ended March 31, 2002. Sales to Arrow accounted for 31.5% and 37.1% of Scanner's accounts receivable as of December 31, 2001 and March 31, 2002, respectively. Scanner had revenues from its third largest customer, Exatron, Inc. ("Exatron"), in the amount of $85,500 or 4.8% of total revenues for fiscal 2001, and $66,000 or 28.9% for the quarter ended March 31, 2002. Accounts receivable from Exatron accounted for 5.8% and 8.7% of Scanner's accounts receivable as of December 31, 2001 and March 31, 2002, respectively. Scanner's customers are able to cancel orders with few or no penalties. If a significant customer reduces orders for any reason, Scanner's revenues, operating results, and financial condition will be materially adversely affected. In addition, Scanner's ability to increase its revenues will partially depend upon its ability to obtain new customers in a highly competitive market.

SCANNER MAY LOSE SOME OF ITS PATENTS RELATING TO THE THREE-DIMENSIONAL INSPECTION OF BALL ARRAY DEVICES IN A CURRENTLY PENDING INTELLECTUAL PROPERTY LITIGATION.

      Two of Scanner's patents relating to the three-dimensional inspection of ball array devices are at issue in an action pending in the U.S. District court for the Southern District of New York. See below, "Legal Proceedings." In the event the other party succeeds in court, Scanner's patents may be declared invalid which may have a material adverse effect on Scanner's business by reducing the marketability of Scanner's products and Scanner's competitiveness.

                            SOUTHWEST SPECIAL MEETING

DATE, TIME AND PLACE OF THE SOUTHWEST SPECIAL MEETING

      The Southwest special meeting will be held at 10:00 a.m., (Central Daylight Saving Time), on Wednesday, July 31, 2002, at 701 Xenia Avenue South, Suite 130, Golden Valley, Minnesota 55416.

PURPOSE OF THE SOUTHWEST SPECIAL MEETING

      This proxy statement is being furnished to the Southwest shareholders in connection with the solicitation of proxies on behalf of Southwest's board of directors for use at the Southwest special meeting. The purpose of the Southwest special meeting is to consider and act upon the following proposals:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, as amended on March 8, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, including the amendment of the articles of incorporation of Southwest Capital Corporation to increase the number of authorized shares of capital stock and change the name of Southwest Capital Corporation to Scanner Technologies Corporation; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Each copy of this proxy statement is accompanied by a form of proxy for use at the Southwest special meeting.

THE BOARD OF DIRECTORS OF SOUTHWEST RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL # 1.

RECORD DATE AND OUTSTANDING SHARES

      The Southwest board of directors has fixed July 8, 2002 as the record date for the determination of the holders of Southwest common stock entitled to receive notice of and to vote at the Southwest special meeting. Only holders of record of Southwest common stock at the close of business on that date are entitled to notice of, and to vote at, the Southwest special meeting. On the Southwest record date, there were 841 holders of record of Southwest common stock and 2,001,388 shares of Southwest common stock issued and outstanding. See "Principal Shareholders of Southwest" for information regarding directors, certain executive officers and persons known to management of Southwest to be the beneficial owners of more than 5% of the outstanding Southwest common stock.

VOTES REQUIRED FOR APPROVAL; EFFECT OF ABSTENTIONS AND NON-VOTES

      The presence at the Southwest special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Southwest common stock will constitute a quorum for the transaction of business. Each share of Southwest common stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

      Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Southwest common stock. Brokers who hold shares in street name for customers will not have the authority to vote on the merger unless they receive specific instructions from beneficial owners. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal because the adoption of the proposal requires the affirmative vote of a majority of Southwest's outstanding shares of common stock.

      All executive officers and directors of Southwest who, as of the Southwest record date, were shareholders of Southwest, have indicated their intention to vote their shares of Southwest common stock in favor of the merger. As of the Southwest record date, such persons collectively had the right to vote shares of Southwest common stock representing approximately 45.2% of the outstanding shares of Southwest common stock on such date. See "Principal Shareholders of Southwest."

VOTING AND REVOCATION OF PROXIES

      Shareholders of record on the Southwest record date are entitled to cast their votes, in person or by properly executed proxy, at the Southwest special meeting. All properly executed proxies that are not revoked will be voted at the Southwest special meeting in accordance with the instructions indicated on such proxies. If a holder of Southwest common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR the merger. A shareholder of Southwest who has executed and returned a proxy may revoke it at any time before it is voted at the Southwest special meeting by
(a) executing and returning a proxy bearing a later date or (b) filing a written notice of such revocation with the Secretary of Southwest stating that the proxy is revoked. However, no such revocation will be effective unless and until such notice of revocation has been received by the Secretary of Southwest at or prior to the Southwest special meeting.

      Southwest's board of directors is not aware of any business to be acted upon at the Southwest special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Southwest special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

      Under the New Mexico Business Corporation Act, holders of Southwest common stock are entitled to dissent from the merger proposal and obtain the fair value of their shares by asserting their dissenters' rights. See "New Mexico Dissenters' Rights Statute" attached as Annex E and "The Agreement and Plan Reorganization and Terms of the Merger - Rights of Dissenting Southwest Shareholders."

SOLICITATION OF PROXIES

      In addition to solicitation by mail, the directors, officers and employees of Southwest may solicit proxies from Southwest shareholders by personal interview, telephone, telegram, facsimile or otherwise. Southwest will bear the costs of the solicitation of proxies from its shareholders, as well as the cost associated with the printing and mailing of this proxy statement for Southwest shareholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries who hold Southwest common stock of record for the forwarding of solicitation materials to the beneficial owners thereof. Southwest will reimburse brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

ADJOURNMENT OF THE SOUTHWEST SPECIAL MEETING

      If a quorum is not present at the time the Southwest special meeting is convened, or if for any other reason Southwest's board of directors believes that additional time should be allowed for the solicitation of proxies or for the satisfaction of conditions to the merger agreement, Southwest may adjourn the Southwest special meeting with a vote of the majority of its shareholders present or represented at the meeting.

      The failure to return a proxy or to vote in person will have no effect on the vote on adjournment at the discretion of the Southwest board of directors, except to reduce the total number of votes counted. Brokers who hold shares in street name for customers will not have the authority to vote unless they receive specific instructions from beneficial owners. Pursuant to their discretionary authority, the persons named in the Southwest proxy form may vote all properly executed proxies - with the exception of proxies voting against the merger - in favor of an adjournment or postponement of the special meeting to permit further solicitation.

                             SCANNER SPECIAL MEETING

DATE, TIME AND PLACE OF THE SCANNER SPECIAL MEETING

      The Scanner special meeting will be held at 10:00 a.m., (Central Daylight Saving Time), on Wednesday, July 31, 2002, at 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402.

PURPOSE OF THE SCANNER SPECIAL MEETING

      This proxy statement is being furnished to the Scanner shareholders in connection with the solicitation of proxies on behalf of Scanner's board of directors for use at the Scanner special meeting. The purpose of the Scanner special meeting is to consider and act upon the following proposals:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, as March 8, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation whose name will be changed to Scanner Technologies Corporation in connection with the merger; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Each copy of this proxy statement is accompanied by a form of proxy for use at the Scanner special meeting.

THE BOARD OF DIRECTORS OF SCANNER RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL # 1.

RECORD DATE AND OUTSTANDING SHARES

      The Scanner board of directors has fixed July 8, 2002 as the record date for the determination of the holders of Scanner common stock entitled to receive notice of and to vote at the Scanner special meeting. Only holders of record of Scanner common stock at the close of business on that date are entitled to notice of, and to vote at, the Scanner special meeting. On the Scanner record date, there were 61 holders of record of Scanner common stock and 7,061,196 shares of Scanner common stock issued and outstanding. See "Principal Shareholders of Scanner " for information regarding directors, certain executive officers and persons known to management of Scanner to be the beneficial owners of more than 5% of the outstanding Scanner common stock.

VOTES REQUIRED FOR APPROVAL; EFFECT OF ABSTENTIONS AND NON-VOTES

      The presence at the Scanner special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Scanner common stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Each share of Scanner common stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

      Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Scanner common stock entitled to vote at the Scanner special meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions will have the same effect as a vote against the proposal because the adoption of the proposal requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock.

      Elwin Beaty, the current President and Chief Executive Officer of Scanner, his spouse, Elaine Beaty, and their children, and David Mork, Scanner's Senior Vice President, have indicated that they will vote in favor of the merger. As of the Scanner record date, such persons collectively had the right to vote 6,389,830 shares of Scanner's common stock, representing 87.4% of Scanner's common stock outstanding on such date. See "Principal Shareholders of Scanner."

VOTING AND REVOCATION OF PROXIES

      Shareholders of record on the Scanner record date are entitled to cast their votes, in person or by properly executed proxy, at the Scanner special meeting. All properly executed proxies that are not revoked will be voted at the Scanner special meeting in accordance with the instructions indicated on such proxies. If a holder of Scanner common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR the merger. A shareholder of Scanner who has executed and returned a proxy may revoke it at any time before it is voted at the Scanner special meeting by
(a) executing and returning a proxy bearing a later date or (b) filing a written notice of such revocation with the Secretary of Scanner stating that the proxy is revoked. However, no such revocation will be effective unless and until such notice of revocation has been received by the Secretary of Scanner at or prior to the Scanner special meeting.

      Scanner's board of directors is not aware of any business to be acted upon at the Scanner special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Scanner special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

      Under the Minnesota Business Corporation Act, holders of Scanner common stock are entitled to dissent from the merger proposal and obtain the fair value of their shares by asserting their dissenters' rights. See "Minnesota Dissenters' Rights Statute" attached as Annex E and "The Agreement and Plan Reorganization and Terms of the Merger - Rights of Dissenting Scanner Shareholders."

SOLICITATION OF PROXIES

      In addition to solicitation by mail, the directors, officers and employees of Scanner may solicit proxies from Scanner shareholders by personal interview, telephone, telegram, facsimile or otherwise. Scanner will bear the costs of the solicitation of proxies from its shareholders, as well as the cost associated with the printing and mailing of this proxy statement for Scanner shareholders. Arrangements will be made with custodians, nominees and fiduciaries who hold Scanner common stock of record for the forwarding of solicitation materials to the beneficial owners thereof. Scanner will reimburse such custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

ADJOURNMENT OF THE SCANNER SPECIAL MEETING

      If a quorum is not present at the time the Scanner special meeting is convened, or if for any other reason Scanner's board of directors believes that additional time should be allowed for the solicitation of proxies or for the satisfaction of conditions to the merger agreement, Scanner may adjourn the Scanner special meeting with a vote of the majority of its shareholders present or represented at the meeting.

      The failure to return a proxy or to vote in person will have no effect on the vote on adjournment at the discretion of the Scanner board of directors, except to reduce the total number of votes counted.

                                   THE MERGER

BACKGROUND OF THE MERGER

      The terms of the merger agreement are the result of arm's length negotiations between representatives of Southwest and Scanner. The following is a brief discussion of the background of these negotiations, the merger agreement, and related transactions.

      In Spring 2001, Scanner's President, Chief Executive Officer and sole Director, Elwin M. Beaty, recognized that softening demand for capital equipment in the semiconductor industry could adversely affect Scanner's business. He began to consider financing options available to Scanner to ensure that Scanner would have the financial resources necessary to continue and, if necessary, expand its research and development activities even if Scanner's revenues decreased as a result of slowness in the semiconductor industry. Mr. Beaty discussed Scanner's financing needs with Paul D. Crawford, a shareholder of Scanner and venture capitalist who had introduced other investors to Scanner from time to time.

      In July, 2001, Mr. Crawford contacted Edward S. Adams of Equity Securities Investments, Inc. to talk about financing opportunities for Scanner. Mr. Crawford initiated this contact of his own accord and without being directed to do so by Mr. Beaty or any other representative of Scanner. Since Equity Securities was not familiar with Scanner and its business operations, Mr. Crawford and Mr. Adams agreed that Mr. Beaty should contact Mr. Adams.

      On July 30, 2001, at Mr. Crawford's suggestion, Mr. Beaty contacted Mr. Adams by phone. Mr. Adams expressed interest in receiving more information on Scanner and its business in order to evaluate whether Equity Securities could assist Scanner in any financing activities. Mr. Beaty agreed to visit Equity Securities to make a short presentation on Scanner.

      On August 13, 2001, Mr. Beaty met with Mr. Adams at Equity Securities' offices to make a presentation on Scanner and its business operations. During the presentation, Laurence S. Zipkin, director of Equity Securities and also President and Chief Executive Officer of Southwest, joined the meeting. In the meeting, Mr. Beaty explained that he wanted to obtain financing for Scanner and achieve some degree of liquidity for himself and the other shareholders of Scanner. In that context, the participants of the meeting discussed the possibility of Scanner merging with and into a reporting company that does not have any ongoing revenue-generating business operations (a so-called "public shell"). Mr. Beaty suggested that Mr. Zipkin present his ideas in a letter as a next step. No financing ideas outside of a merger with a public shell were discussed at the meeting.

      In a letter to Mr. Beaty dated August 24, Equity Securities offered to assist Scanner in (i) identifying a reporting company that did not operate any business ("public shell") and would be interested in a merger with Scanner, (ii) negotiating the merger with such company, (iii) documenting the merger (with Scanner's legal counsel and accountants), (iv) raising capital through a bridge loan or a private placement transaction, and (v) coordinating these activities. In exchange for these activities, Equity Securities requested (i) an initial retention payment of $25,000 upon commencement of its engagement, (ii) reimbursement of itemized expenses of costs up to $5,000, (iii) in the event of a merger with a public shell, a 5-year warrant with cashless exercise provisions to purchase for a one-time payment of $50 three percent (3%) of the outstanding stock of the companies involved in the merger, (iv) eight percent (8%) of the gross cash amount received by the merging companies in connection with the merger, and (v) in connection with a bridge loan or private placement, ten percent (10%) of the gross proceeds of the funds received plus a 3% unaccountable expense allowance and 5-year warrants to purchase ten percent (10%) of the equity stake sold to investors for a price per share equal to one hundred twenty percent (120%) of the price paid by such investors. Equity Securities introduced Southwest as a potential merger candidate in a telephone conversation on or about September 7, 2001. In order to evaluate Equity Securities' proposal from August 24 and to consider other alternatives, Mr. Beaty decided to contact other potential candidates for such a merger without the help of Equity Securities.

      In late August and early September of 2001, Mr. Beaty and Mr. Crawford exchanged information regarding a public shell for which Mr. Crawford serves as Director and Chief Executive Officer. During the same time period, Mr. Beaty communicated with the directors of a Utah corporation that had ceased its business operations in November 2000 and was trying to identify a suitable operating company for a merger transaction. Both merger candidates made detailed written proposals to Mr. Beaty regarding the terms for a possible transaction. According to the proposal made by the company represented by Mr. Crawford, Scanner's shareholders would have received almost 90% of the shares of the company. However, the merger proposal submitted to Scanner included the transfer of assets to creditors of the public shell to satisfy short-term liabilities and the conversion of debt securities after a merger. After due consideration, Mr. Beaty as sole Director of Scanner decided that a merger with that corporation would involve too many uncertainties and risks, especially considering Scanner's capital needs.

      The Utah corporation offered the opportunity to merge with a public shell that had about $675,000 in cash available, and 70% of the stock of the surviving corporation would be owned by Scanner shareholders. The Utah corporation had only about 120 shareholders of record and no market maker was actively making a market in the corporation's stock. The corporation expected that Scanner would provide contacts to, and support by, appropriate market makers and that the surviving corporation's stock would trade at about $4 per share. Scanner could not make any representation regarding future market makers and trading prices of the surviving company. Mr. Beaty as sole Director of Scanner decided not to follow up on the proposal of the Utah corporation because it had far fewer shareholders and less support by market makers than Southwest and would therefore not offer the liquidity potential that a merger with Southwest would offer. Moreover, the equity stake of Scanner's shareholders in the corporation surviving the merger with the Utah corporation was only about 70%, as opposed to 80% in the corporation surviving the merger with Southwest. Mr. Beaty concluded that neither of these proposals was as favorable to Scanner and the Scanner shareholders as the proposal from Equity Securities. He declined further discussions with Mr. Crawford's public shell and the Utah corporation.

      Negotiations with Equity Securities and Southwest continued and resulted in a letter of intent from Southwest to Scanner dated September 26, 2001. The terms set out in such letter were the result of arms-length negotiations between Southwest and Scanner and are included in the agreement and plan of reorganization. See below, "Agreement and Plan of Reorganization and Terms of the Merger." Mr. Beaty accepted Southwest's terms by signing the letter of intent on September 27.

      Also on September 27, 2001, Scanner entered into an agreement with Equity Securities pursuant to which Equity Securities will use its best efforts on behalf of the company surviving the merger of Scanner with and into Southwest to raise money in a private placement transaction following the merger. Pursuant to the engagement letter, Equity Securities will not receive compensation for its involvement in the negotiations between Southwest and Scanner, but will receive the compensation it suggested for its involvement in a private placement transaction following the merger. Moreover, the engagement letter provides that Equity Securities will receive a solicitation fee in the amount of eight percent (8%) for funds obtained by the company surviving the merger if the company issues warrants in connection with the merger and Equity Securities solicits funds by inducing warrant holders to exercise their warrants. If Equity Securities successfully solicits funds through the exercise of warrants, Equity will also receive reimbursement for general expenses incurred by it in connection with the solicitation of such funds equal to three percent (3%) of the gross proceeds received for such warrant exercises by the company surviving the merger. The letter of intent does not specify which actions and activities Equity Securities will undertake to induce warrant holders to exercise their warrants. See below "Private
Placement Transaction" for details on such private placement transaction.

      Subsequently, Southwest's board of directors, consisting of Mr. Zipkin and Mr. Adams, and Scanner's board of directors, consisting solely of Mr. Beaty, approved the Agreement and Plan of Reorganization which was negotiated based upon the terms and conditions set forth in the letter of intent.

SOUTHWEST'S REASONS FOR THE MERGER

      After ceasing operations in 1992, Southwest's management has actively solicited and pursued several investment possibilities in the form of acquisitions of privately held businesses in order to increase shareholder value. The last company under consideration prior to Scanner had been Berthel Fisher & Company. Southwest had intended to merge with that company based on a merger agreement from November 2, 2000. The agreement, however, was terminated automatically because the merger was not consummated within the agreed-upon time frame.

      The Southwest board of directors unanimously decided that the merger of Scanner with and into Southwest would be in the best interest of Southwest and its shareholders. In making its decision, the Southwest board considered:
   o  The past performance of Scanner,
   o Scanner's current business performance, its earnings, operations, financial condition, and competitive condition;
   o  Scanner's future business prospects;

   o The relationship between the market value of Southwest common stock and Southwest warrants to be issued in exchange for each share of Scanner common stock;

   o The terms and conditions of the merger agreement, including the parties' respective representations, warranties, and covenants, and the conditions to their respective obligations; and

   o The costs in connection with the approval of the merger and the integration of both companies.

      The Southwest board was aware of the significant decline of Scanner's results from operations in 2001, but considered this decline to be caused primarily by the general economic downturn and the slowing demand in the semiconductor industry. Based on Scanner's business plan and the overall evaluation of Scanner's business prospects, the Southwest board believed that Scanner would be able to recover and improve its performance significantly in the future. Since Southwest has not operated any business for more than nine years, the Southwest board estimated the costs for the integration of both companies to be insignificant.

      The Southwest board also considered as a negative factor relating to the merger the dilution relating to the voting power of Southwest shareholders resulting from the issuance of Scanner common stock in connection with the merger. The Southwest board, however, believed that this factor was far outweighed by the potential benefits to the Southwest shareholders from having an equity interest in an operating company for the first time in more than nine years.

      When considering the merger of Scanner with and into Southwest, the Southwest board decided not to ask an independent advisor for an opinion on whether the consideration to be issued to Scanner shareholders in the merger is fair, from a financial point of view, to Southwest shareholders. In making this decision, the Southwest board considered the following:
   o The merger provides Southwest shareholders with an equity interest in an operating company with the potential for future growth as compared to the current equity interest in a publicly-traded shell whose only value derives from its potential as a merger candidate for an operating company.
   o Southwest has investigated and analyzed potential acquisition candidates for more than nine years, and has gained substantial experience regarding the range of opportunities available to it.
   o Southwest's directors and executive officers could draw on their extensive professional experience in the investment business when evaluating the terms of the merger.
   o Southwest would incur a substantial fee to obtain a fairness opinion and does not have the resources to pay such fee.

      The two directors on the Southwest board, Messrs. Zipkin and Adams, were aware that there was the potential for a conflict of interest due to their involvement with Equity Securities, the company that will receive fees for the assistance it was engaged to provide in the private placement transaction after the consummation of the merger. However, they were confident that their experience in the investment business in general, and Southwest's past negotiations with several potential merger candidates in particular, allowed them to evaluate the arguments for and against the merger and make a decision which was fair to Southwest's shareholders.

      The Southwest board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weight to the specific factors considered in approving the merger agreement. The Southwest board viewed its position and recommendations as being based upon the totality of the information and factors presented to and considered by it. In addition, the individual members of the Southwest board may have given different weight to different information and factors.

      BASED UPON ITS CONSIDERATION OF THE FOREGOING MATTERS AND OTHER ADVICE AND INFORMATION DEEMED RELEVANT, THE SOUTHWEST BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SOUTHWEST SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

SCANNER'S REASONS FOR THE MERGER

      In approving the merger agreement, the merger and the transactions related to the merger, the Scanner board of directors considered the following:

   o The merger may facilitate future additional financings by allowing the surviving corporation to offer potential investors equity interests in a company with publicly-traded stock. In connection with the proposed merger, Equity Securities has agreed to act as agent for the surviving corporation to raise up to $3,750,000 in a private placement.
   o The merger will provide existing shareholders with increased liquidity subject to compliance with Rule 144 under the Securities Act of 1933.

      Mr. Beaty as sole Director of Scanner was able to compare the terms negotiated at arms-length with Southwest with the less favorable terms suggested by the other merger candidates he had solicited. Southwest offered to Scanner's shareholders a higher equity stake in the company surviving the merger, did not require the assumption of any liabilities in the form of convertible securities, and had more shareholders and support by market makers sufficient to offer the opportunity for liquidity that Scanner wanted to achieve with the merger. He also identified and considered the following negative factors regarding the merger:

   o The risk that the potential benefits sought in the merger might not be fully realized, if at all;
   o The risk that Equity Securities may not be successful in raising the funds proposed for the private placement after the merger;
   o The possibility that the significant time and expense which Scanner devoted to the merger would be lost in the event the merger is not completed; and
   o The dilution to Scanner shareholders as a result of the percentage of the surviving corporation which will be owned by Southwest shareholders.

      Mr. Beaty as the sole member of Scanner's board of directors decided that, overall, the potential benefits of the merger outweigh the risks involved. When making that decision, Mr. Beaty also considered the fact that he himself and the members of his immediate family hold about 82.7% of the issued and outstanding Scanner common Stock and would bear the brunt of an economically unsuccessful merger.

                            THE AGREEMENT AND PLAN OF
                     REORGANIZATION AND TERMS OF THE MERGER

      The following description of the merger agreement as amended (a copy of the merger agreement is attached as Annex A, and a copy of the amendment no.1 to the merger agreement is attached as Annex B to this proxy statement; both documents are incorporated herein by reference) summarizes all material terms of the merger agreement, but is not intended to be complete. Shareholders are urged to read the merger agreement and the amendment in their entirety.

REVERSE STOCK SPLIT OF SOUTHWEST COMMON STOCK PRIOR TO THE MERGER

      As of March 15, 2002, Southwest effected a reverse stock split in which each share of Southwest common stock issued and outstanding was converted into
0.6349 shares of Southwest common stock. Any fractional shares were rounded up to the next whole number of shares of Southwest common stock. After the reverse stock split, 2,001,388 shares of Southwest common stock were issued and outstanding.

EFFECT OF MERGER ON SOUTHWEST COMMON STOCK

      The shares of Southwest common stock issued in and outstanding after the reverse stock split will remain unaffected by the merger.

CONVERSION OF SCANNER COMMON STOCK IN THE MERGER

      At the effective time of the merger, each share of Scanner common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger is calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio. The conversion ratio used to calculate the amount of Southwest common stock is equivalent to the quotient of 8,000,000 divided by the total amount of Scanner common stock outstanding on the day the merger is consummated. The conversion ratio to calculate the amount of Southwest warrants is equivalent to the quotient of 2,000,000 divided by the total amount of Scanner common stock outstanding on the day the merger is consummated. Southwest will not issue any fractional shares, but will round up fractional shares of Southwest Common Stock to the next whole share. Any warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next whole share of Southwest Common Stock.

AMENDMENT OF ARTICLES OF INCORPORATION

      By approving the merger and contingent upon the consummation of the merger, Southwest shareholders simultaneously approve an amendment of the Southwest articles of incorporation to (i) increase the authorized number of shares of stock from 6,349,206 shares of common stock and 3,000,000 shares of preferred stock to 100,000,000 shares, consisting of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock and (ii) change Southwest's corporate name to Scanner Technologies Corporation. The increase in the number of authorized shares of common stock and preferred stock will give the Southwest board of directors flexibility to declare stock dividends or stock splits at such times as the board may deem appropriate; to make acquisitions by using stock; to adopt employee benefit plans; to raise equity capital; or to use the additional shares for other general corporate purposes. The board has not authorized the issuance of any additional shares, but the parties intend to raise additional capital following the consummation of the merger by selling up to 1.5 million shares of common stock. See below, "Private Placement Transaction."

      The establishment of a class of preferred stock will permit the board of directors to establish one or more series of preferred stock, and to fix and determine the variations in the relative rights and preferences of each such series. These shares will be available for issuance by the board at such times and for such purposes as the board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

      In the event of a proposed merger, tender offer or other attempt to gain control of Southwest of which the board does not approve, the articles of incorporation will permit the board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The board will have the authority, for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The board has the authority to issue shares to purchasers who would support the board in opposing a hostile takeover bid. The board does not intend to issue any shares except on terms which the board deems to be in the best interests of Southwest and its then existing shareholders.

      Southwest shareholders have no preemptive rights with respect to Southwest stock issued in the merger. If the merger proposal is adopted, the additional authorized shares will be available for issuance from time to time at the discretion of the board of directors without further action by the shareholders, except where shareholder approval is required by law or regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans.

TREATMENT OF STOCK OPTIONS

      Each outstanding option to purchase Scanner common stock becomes immediately exercisable ten (10) days prior to the consummation of the merger. The parties intend to consummate the merger immediately following the approval of the merger by the shareholders of both companies on July 31, 2002. Therefore, each outstanding option to purchase Scanner common stock will become immediately exercisable on July 21, 2002. Any option exercise will be contingent upon the consummation of the merger. In the event the merger is not consummated due to lack of shareholder approval or any other event, the option exercise is automatically rescinded and the option will be deemed to remain outstanding with the same terms and conditions as prior to its attempted exercise. Each option to purchase shares of Scanner common stock that is not exercised prior to the effective time of the merger will be terminated on such effective date.


TREATMENT OF WARRANTS

      Any warrants to purchase Scanner common stock that are outstanding prior to the merger will be assumed by Southwest and, by operation of the terms of such warrants, become exercisable to purchase Southwest securities (common stock and warrants) equal to the Southwest securities the holder of the warrant would have received if such holder had exercised the warrants immediately prior to the merger. The warrant exercise price will be adjusted proportionately. As of April 8, 2002, warrants to purchase 225,000 shares of Scanner common stock at an exercise price of $2.75 were outstanding.


REPRESENTATIONS AND WARRANTIES

      The merger agreement contains various representations and warranties made by Southwest and Scanner, including representations and warranties relating to:

o  due organization, valid existence and good standing;

o  authority to execute and deliver the merger agreement;

o  capital structure;

o  financial statements;

o  the absence of material undisclosed liabilities;

o the absence of the need for certain governmental filings in order to complete the merger;

o  compliance with laws;

o the absence of material claims and litigation except as otherwise indicated;

o  the absence of certain material events since June 30, 2001;

o  officers, directors and employees;

o  filing of tax returns and payment of taxes;

o  material contracts;

o  existence of ownership of or rights to use its intellectual property;

o employee benefit plans and certain matters relating to the Employee Retirement Income Security Act of 1974, as amended;

o  minute books; and

o  finders' fees.

      The merger agreement also contains representations by Southwest as to the compliance of this proxy statement with applicable laws except with respect to information relating to Scanner.

CERTAIN COVENANTS

      Southwest and Scanner have undertaken certain covenants in the merger agreement, including:

o INTERIM CONDUCT OF BUSINESS. From January 16, 2002 until the merger becomes effective, both parties have agreed to conduct their businesses in the ordinary course and consistent with past practice. Southwest and Scanner have also agreed to certain specific restrictions during this period which are subject to the exceptions described in the merger agreement. These include restrictions on:

      o  amending organizational documents;

      o issuing, granting or selling certain amounts of equity securities or splitting, combining or reclassifying stock or declaring dividends (with the exception of the reverse stock split Southwest effected as of March 15, 2002 to reduce the amount of issued and outstanding Southwest common stock to a total of 2,001,388 shares);

      o  acquiring other organizations;

      o defaulting on obligations under any material debt, contract or commitment;

      o entering into or proposing to enter into or modifying or proposing to modify any agreement, arrangement or understanding with respect to any of the foregoing matters; or

      o conducting business other than in the ordinary course on an arm's length basis and in accordance with all applicable laws, past custom and practice.

o NO SOLICITATION. Both parties have agreed that their officers, directors, employees, representatives, agents or affiliates will not solicit, knowingly encourage, initiate or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any other party concerning any proposed alternative transaction or otherwise knowingly facilitate any effort or attempt to make or implement an alternative transaction. An alternative transaction means:

      o any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving the capital stock of Southwest or Scanner;

      o any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Southwest or Scanner or their respective affiliates acquires shares (or securities exercisable or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Southwest or Scanner; or
      o any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a third party acquires control of more than 50% of the assets (including but not limited to intellectual property assets) of Southwest or Scanner, respectively, in a single transaction or series of related transactions.

o ACCESS AND INFORMATION. Each of Southwest and Scanner have agreed to allow the other party's accountants, officers, directors, employees, counsel and other representatives reasonable access, during normal business hours, to all of its properties, books, contracts, commitments and records, subject to customary confidentiality provisions.

o APPROVAL OF SHAREHOLDERS. Southwest and Scanner have agreed to use their reasonable best efforts to obtain the approval of their shareholders to the merger and the transactions contemplated by the merger agreement.

o INDEMNIFICATION OF DIRECTORS AND OFFICERS. Southwest, as the surviving corporation, will indemnify Southwest's and Scanner's present and former officers and directors against matters occurring before the merger became effective. This obligation lasts for a period of six years.

INTERESTS OF SOUTHWEST'S OFFICERS AND DIRECTORS IN THE MERGER

      Laurence S. Zipkin, President and Director of Southwest, is a Director of Equity Securities. Edward S. Adams, Corporate Secretary, Chief Accounting Officer and Director of Southwest, is the President and Chief Executive Officer of Equity Securities. Scanner has engaged Equity Securities as financial advisor regarding a private placement transaction that shall be implemented by the company surviving the merger immediately subsequent to the consummation of the merger. In addition to the retainer fee Equity Securities received from Scanner, Equity Securities will be compensated for its efforts based on a percentage of the proceeds of the private placement transaction. Due to his involvement with Equity Securities, Messrs. Zipkin's and Adams' interests in the consummation of the merger of Scanner into Southwest may differ from the interests of other Southwest shareholders.

INTERESTS OF SCANNER'S OFFICERS AND DIRECTORS IN THE MERGER


      Elwin M. Beaty, the President, Chief Executive Officer and sole Director of Scanner, and his spouse, Elaine E. Beaty, Scanner's Corporate Secretary, jointly own all the patents used by Scanner in the development and manufacturing of its products. Scanner currently holds an exclusive license for all patents issued or to be issued to, and other intellectual property rights owned by, Mr. and Mrs. Beaty. Upon the consummation of the merger of Scanner into Southwest, Mr. and Mrs. Beaty have agreed to transfer to the surviving corporation all intellectual property rights in exchange for (i) a one-time payment to Mr. and Mrs. Beaty of $1, (ii) the reimbursement of all expenses for filing fees, legal fees and other disbursements which Mr. and Mrs. Beaty have incurred since 1991 for securing and maintaining the intellectual property rights, which expenses equaled $365,633 as of March 31, 2002, and (iii) the payment of all unpaid and accrued license fees payable to Mr. and Mrs. Beaty, which license fees were approximately $130,506 as of March 31, 2002. These payments are expected to be made out of the proceeds of the private placement following the merger.

      On January 1, 1991, Mr. Beaty and Scanner entered into an employment agreement which provides for an annual salary for Mr. Beaty of $180,000. The agreement can be terminated by either party without cause upon 30 days prior written notice. If Scanner terminates the agreement without cause, Scanner must make to Mr. Beaty a lump sum payment in the amount of one year's salary. Since 1991, Scanner has deferred salary payments to Elwin M. Beaty, its President and Chief Executive Officer. At December 31, 2001, this amount was $1,254,575. In an agreement dated April 19, 2002, Mr. Beaty forgave the payment of the salary and released Scanner, its successors, its officers and directors from any liability in connection with the deferred salary. In exchange, Scanner agreed that Mr. Beaty shall receive a certain amount of the proceeds, if any, that Scanner may receive out of litigation involving patents that Scanner has licensed from Mr. Beaty and his spouse. See "Legal Proceedings" for details regarding such litigation. Under the agreement, Scanner shall keep sixty percent (60%) of any proceeds of the currently ongoing litigation and shall pay to Mr. Beaty forty percent (40%) of such proceeds until Scanner has been reimbursed for all attorney fees and other expenses incurred in connection with the current litigation, and Mr. Beaty has received the total amount of $1,254,575. If one party has received all the amounts owing to such party before the other party's claim under this provision has been satisfied, the other party shall receive hundred percent (100%) of the proceeds until its claim is satisfied. If any proceeds remain after such payment, Mr. Beaty shall receive fifty percent (50%) of such remainder. Mr. Beaty also has a right to receive part of the proceeds, if any, that Scanner may receive out of any subsequent litigation involving the licensed patents: Scanner shall keep sixty percent (60%) of any such proceeds until its attorney fees and other expenses incurred in connection with the current and any subsequent litigation have been reimbursed, and Mr. Beaty shall receive forty percent (40%) of any such proceeds until he has received a total amount of $1,254,575 out of the proceeds of the currently ongoing and any subsequent litigation. If any proceeds out of the subsequent litigation remain after such distribution, Scanner shall pay twenty five percent (25%) of such remaining proceeds to Mr. Beaty.

      To provide David P. Mork, Scanner's Senior Vice President, with an incentive to continue his employment with Scanner and its successor, and to compensate him for compensation in recent years which Scanner believes was less than Mr. Mork might have received in a comparable position elsewhere, Mr. Mork was also a party to the agreement regarding the distribution of litigation proceeds. Scanner agreed to pay to Mr. Mork twenty percent (20%) of the remaining proceeds, if any, that Scanner may receive out of the currently ongoing litigation, and twenty five percent (25%) of the remaining proceeds, if any, that Scanner may receive out of any future litigation involving the licensed patent, and that remain after the aforesaid payments to Scanner and to Mr. Beaty have been made out of such proceeds.

      Mr. Beaty is currently the sole Director of Scanner. Under the merger agreement, he will continue to serve as a director of the company surviving the merger.

CONDITIONS TO COMPLETION OF THE MERGER

      The obligations of Southwest to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including:

o  the absence of any legal prohibition preventing completion of the merger;

o the approval of the merger proposal by Southwest and by Scanner shareholders;

o Scanner's representations and warranties being accurate as of the closing date in all material respects; and

o Scanner having performed in all material respects its material covenants under the merger agreement.

      The obligations of Scanner to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including:

o  the absence of any legal prohibition preventing completion of the merger;

o  the approval of the merger proposal by Southwest and Scanner shareholders ;

o Southwest's representations and warranties being accurate as of the closing date in all material respects;

o Southwest having performed in all material respects its material covenants under the merger agreement; and

o the holders of no more than 5% of the outstanding Southwest stock and of no more than 5% of the outstanding Scanner stock having exercised their dissenters' rights.


      The company surviving the merger will attempt to raise up to $3,750,000 in a private placement transaction. However, the merger is NOT conditioned upon the successful completion of that transaction.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT; EFFECTS OF TERMINATION

      The merger agreement may be terminated at any time prior to the effective time of the merger:

o by mutual consent of the board of directors of Southwest and the board of directors of Scanner;

o by either Southwest or Scanner if, without fault of such terminating party, the merger shall not have been completed on or before July 31, 2002;

o by either Southwest or Scanner if a court or administrative, governmental or regulatory authority enjoins or otherwise prohibits the merger;

o by either Southwest or Scanner if the requisite vote of the shareholders for approval and adoption of the merger is not obtained by one or both parties; provided that the right to terminate under this section will not be available to any party whose failure to perform any material obligation under the merger agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of shareholders; or

o by either Southwest or Scanner if the terminating party is not in material breach of its obligations under the merger agreement and there has been a material breach by the other party of any of its representations, warranties or obligations under the merger agreement, unless the breaching party's breach is curable through the exercise of its reasonable best efforts and a cure is reasonably likely to be completed before July 31, 2002.

MANAGEMENT OF THE COMPANY SURVIVING THE MERGER.

      The merger agreement provides that Scanner's directors prior to the consummation of the merger will be the directors of the company surviving the merger and such Scanner directors shall elect one or more additional directors to the board. One of the directors shall be designated by Southwest. All directors elected by the board of the surviving company shall serve until their respective successors shall be duly elected and qualified. The number of directors must be increased and must be an odd number. Scanner's sole director is Elwin M. Beaty. He intends to elect as directors of the surviving company David P. Mork, the Senior Vice President of Scanner, and Laurence S. Zipkin, the President of Southwest. Mr. Beaty is currently considering the increase of the total number of directors to five, but has not yet decided upon the election of any other individual. It is the parties' intent that the company surviving the merger shall continue to operate Scanner's business under the management of Scanner's current executive officers, Messrs. Beaty and Mork, who will continue to work under the terms and conditions of their current employment.

      Elwin M. Beaty, 61, has been the President, Chief Executive Officer, Chief Financial Officer, and Treasurer of Scanner since its incorporation in November 1990. Under his employment agreement with Scanner, his annual salary is $180,000. The employment agreement specifies that Mr. Beaty is an employee at will; both parties may terminate the agreement upon 30 days notice. If Scanner terminates the agreement without cause, the agreement provides for a severance payment to Mr. Beaty in the amount of one year's salary. Mr. Beaty has not received any bonus payments during the last five years and does not own any stock options to purchase Scanner common stock. Post-merger, Mr. Beaty will beneficially own approximately 57.6% of the stock of the company surviving the merger (including approximately 28.8% of stock that will be owned by his spouse).

      David P. Mork, 35, joined Scanner as Senior Vice President in 1997. He receives an annual salary in the amount of $114,000. When he joined Scanner, Mr. Mork received a total of 250,000 options to purchase Scanner common stock at an exercise price of $0.25 per share. Post-merger, Mr. Mork will beneficially own approximately 6% of the stock of the company surviving the merger.

      Laurence S. Zipkin, age 62, serves as President, Chief Executive Officer and Director of Southwest. Mr. Zipkin is the Chairman of the Board of Realco, Inc., a New Mexico company whose shares are traded on the Nasdaq National Market System under the symbol "RLCO." Mr. Zipkin is also a Director of Realco's wholly owned subsidiary Equity Securities Investments, Inc., a Minneapolis based broker dealer. Post-merger, Mr. Zipkin will beneficially own approximately 6.2% of the stock of the company surviving the merger. See "Principal Shareholders of Southwest."

      Following the merger, Messrs. Beaty, Mork and Zipkin will beneficially own the aggregate amount of approximately 69.8% of the stock of the company surviving the merger.

RESTRICTIONS ON RESALE OF SOUTHWEST COMMON STOCK AND WARRANTS

      The Southwest common stock and warrants to purchase Southwest common stock issuable to Scanner shareholders in the merger have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Certificates evidencing such Southwest common stock and warrants will bear a restrictive legend, indicating that neither the common stock nor the warrants nor common stock issued upon the exercise of the warrants may be resold unless the stock is registered or an exemption from registration is available.

PRIVATE PLACEMENT TRANSACTION

      On September 26, 2001, Scanner and Equity Securities entered into an agreement pursuant to which Equity Securities will use its best efforts to raise $3,750,000 in a private placement following the merger of Scanner into Southwest. As compensation for its efforts in connection with the private placement, Equity Securities received an initial retention payment in the amount of $25,000. If the surviving company completes the private placement, Equity Securities will receive 10% of the gross proceeds received by the surviving company in the private placement, plus reimbursement for general expenses incurred by it in connection with the private placement equal to 3% of the gross proceeds, or a maximum of $112,500, and a five-year warrant to purchase 10% of the equity stake sold to investor(s), at a price per share equal to 120% of the price at which shares are offered in the private placement.


      The successful completion of this post-merger private placement is not a condition to the consummation of the merger.

SECURITIES LAW COMPLIANCE

      The Company will not register the sale of its stock in the merger and the following private placement, but intends to rely on exemptions from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. In order to comply with Rule 506, this proxy statement contains all the information that the Company is required to provide under Rules 501 and 502 of Regulation D to shareholders of Scanner in connection with the merger and to purchasers in the proposed private placement. Moreover, the number of non-accredited Scanner shareholders who will receive Southwest securities in the merger, plus the number of investors who will acquire Southwest common stock in the post-merger private placement transaction, will not exceed thirty-five in the aggregate.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         NEITHER SOUTHWEST NOR SCANNER HAS SOUGHT OR RECEIVED AN OPINION FROM LEGAL COUNSEL REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THE FOLLOWING DISCUSSION IS NOT BASED ON THE RECEIPT OF SUCH AN OPINION FROM LEGAL COUNSEL, BUT ON GENERALLY AVAILABLE INFORMATION AND ON THE GENERAL KNOWLEDGE OF SOUTHWEST AND SCANNER. The discussion is based upon the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Internal Revenue Service in each case as in effect as of the date of this proxy statement and all of which are subject to change at any time, possibly with retroactive effect. This discussion does not take into account the fact and circumstances of any particular shareholder of Southwest or Scanner, and assumes that any stock is held as a "capital asset" (i.e., property held for investment) within the meaning of Section 1221 of the Code at the effective time of the merger. Neither Southwest nor Scanner has sought a ruling from the IRS with respect to the income tax consequences of the merger and related transactions, and there can be no assurance that the IRS will not take a different view of the transaction.

      SOUTHWEST AND SCANNER SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

      TAX CONSEQUENCES OF THE MERGER. The merger is intended to qualify as a reorganization under Section 368(a) of the Code so that no gain or loss will be recognized by a shareholder as a result of the merger except with respect to any cash received by the shareholder pursuant to the exercise of dissenters' rights.

      Scanner shareholders will receive stock in the surviving corporation and warrants to purchase stock of the surviving corporation in exchange for Scanner shares pursuant to the merger. Scanner shareholders will realize gain or loss equal to the excess of the fair market value of the securities received by the shareholder in the merger over the shareholder's basis in his or her Scanner stock. Any loss will not be recognized and any gain will be recognized only to the extent of any cash received. As to each shareholder, the recognized portion of the realized gain will be treated as capital gain or, if the exchange has the effect of the distribution of a dividend under the tests set forth in Sections 356 and 302 of the Code, then as a taxable dividend to the extent of the shareholder's ratable share of Scanner's accumulated earnings and profits, with the remainder of the gain, if any, first treated as a non-taxable recovery of basis of the shareholder in his/her stock, and then as capital gain. In applying the dividend tests under Section 302 of the Code to a particular shareholder, Scanner stock that is held by a person related to the shareholder may be deemed to be constructively owned by the shareholder, in accordance with the rules under Section 318 of the Code. If, at the effective time of the merger, the shares then exchanged have been held by a participant shareholder for more than one year, capital gain or loss recognized by the shareholder at the effective time of the merger will be long-term capital gain or loss. Under current law, long-term capital gains of individuals are taxed at a maximum rate of 20%. Gain of individuals which is not long-term capital gain will be taxed at ordinary income rates.

      CHARACTERIZATION OF CASH RECEIVED. Under Section 302, a redemption will be treated as a sale or exchange of stock (and not as a dividend) if it is a "complete redemption" of a shareholder's interest, if it is "substantially disproportionate" with respect to a shareholder, or if it is "not essentially equivalent to a dividend." In determining whether a reorganization exchange has the effect of the distribution of a dividend, the application of Section 302 of the Code is determined as if the gain is recognized as a result of a deemed post-reorganization redemption of the acquiring corporation's stock. Thus, for this purpose, each Scanner shareholder will be treated as having received solely Southwest stock for the shareholder's Scanner stock, a portion of which Southwest stock will then be treated as redeemed by Southwest for an amount equal in value to the cash that the shareholder actually received. The determination as to whether an exchange has the effect of the distribution of a dividend is made on a shareholder-by-shareholder basis. A distribution will be "substantially disproportionate" with respect to a particular shareholder (thus qualifying for sale or exchange treatment) if that shareholder's actual and constructive percentage interest in Southwest after his or her shares are treated as redeemed is: (i) less than 80% of that shareholder's actual and constructive percentage interest in Southwest immediately prior to the redemption; (ii) less than 80% of that shareholder's actual and constructive ownership of the Southwest' common stock (whether voting or nonvoting) immediately prior to the redemption; and,
(iii) after the redemption, the shareholder owns, actually and constructively, less than 50% of the total combined voting power of all Southwest stock entitled to vote. Even if a shareholder fails to meet the "substantially disproportionate" test described above, an exemption from dividend treatment may nevertheless be available depending upon the individual shareholder's particular facts and circumstances under the "not essentially equivalent to a dividend" test.

      BASIS AND HOLDING PERIOD OF COMMON STOCK RECEIVED IN THE MERGER. The aggregate basis of the securities in the surviving corporation to be received by a Scanner shareholder will be the same as the aggregate basis of the Scanner stock, surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of gain recognized on the exchange (excluding any portion of the gain that was treated as a dividend and taxed as ordinary income). The holding period of the securities in the surviving corporation to be received by a Scanner shareholder will include the holding period of the stock surrendered in exchange therefor.

      CASH UPON EXERCISE OF DISSENTERS' RIGHTS. A shareholder who received cash upon exercise of his or her dissenters' rights will generally be obligated to report capital gain or loss equal to the difference between the cash received and the shareholder's basis in his or her Scanner stock. The gain or loss will be long-term if the Scanner stock has been held for more than one year at the Effective Date.

      BACKUP WITHHOLDING. Under the Code, a payment to a Scanner shareholder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to the amount of cash, if any, received pursuant to the merger, unless the shareholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

      LIMITATIONS ON DISCUSSION. The discussion of certain U.S. federal income tax consequences presented above is based on the accuracy of the representations in the merger agreement. Neither Southwest nor Scanner has requested or will request a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the merger.

      A successful IRS challenge to the status of the merger as a tax-free reorganization would likely result in Scanner being treated as if it had sold all of its assets to Southwest in a taxable transaction, followed by the liquidation of Scanner in which the Scanner shareholders receive the sale proceeds (cash and Southwest stock) in consideration for the taxable sale of their Scanner stock. In such event, each Scanner shareholder would be required to recognize all of his or her realized gain or loss with respect to the disposition of each of his or her shares of Scanner stock equal to the difference between the basis of his or her Scanner stock and the fair market value of the securities received in the merger. Further, in such event, Scanner would be subject to tax on the deemed sale of its assets to Southwest, with gain or loss for this purpose measured by the difference between Scanner's basis in its assets and the fair market value of the consideration deemed received (the cash and Southwest stock). Such gain or loss would be reported on its final tax return, subject to the effect of any tax carryovers and the effect of its other income or loss for such period, and Southwest would become liable for any such tax liability by virtue of the merger.

ACCOUNTING TREATMENT

      The merger and other transactions will be accounted for as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Scanner issuing securities to Southwest in exchange for the net monetary liabilities of Southwest, accompanied by a recapitalization and, as a result, no goodwill or other intangibles will be recorded in the financial statements.

cost over the fair value of the net tangible assets of Southwest acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

RIGHTS OF DISSENTING SOUTHWEST SHAREHOLDERS

      Under the New Mexico law regarding rights of dissenting shareholders, Southwest shareholders who do not vote their Southwest shares in favor of the merger may, under certain conditions, become entitled to be paid cash for their Southwest shares. Holders of options or warrants to purchase Southwest stock will not be entitled to such dissenters' rights in connection with the merger by virtue of holding the options or warrants.

      Under the merger agreement, it is a condition to Scanner's obligations to complete the merger that holders of no more than 5% of the outstanding shares of Southwest common stock have asserted dissenting shareholders' rights.

      When the merger becomes effective, shareholders of Southwest who do not vote in favor of the merger and who have complied with the procedures prescribed in Section 53-15-4 of the New Mexico Business Corporation Act will be entitled to receive payment for the "fair value" of their shares and to require Southwest to purchase the shareholder's shares for cash at that fair value. For this purpose, "fair value" is determined as of the day before the date of the Southwest special meeting of shareholders, excluding any appreciation or depreciation in anticipation of the merger.

      The following is a brief summary of the statutory procedures that a shareholder of Southwest must follow in order to dissent from the merger and receive payment for his or her shares under the New Mexico Business Corporation Act. THIS SUMMARY INCLUDES THE MATERIAL DETAILS OF THE APPLICABLE STATUTORY PROVISIONS (SECTIONS 53-15-3 AND 53-15-4 OF THE NEW MEXICO BUSINESS CORPORATION
ACT), BUT IS NOT INTENDED TO BE COMPLETE. THE TEXT OF THE APPLICABLE STATUTORY PROVISIONS IS INCLUDED AS ANNEX E TO THIS PROXY STATEMENT. ANY SOUTHWEST SHAREHOLDER CONSIDERING EXERCISING DISSENTERS' RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

      To exercise dissenters' rights under New Mexico law, a Southwest shareholder must file with Southwest, prior to or at the special meeting, a written objection to the merger and must not vote in favor of the merger. A written exercise of dissenters' rights must reasonably inform Southwest of the identity of the shareholder of record exercising the rights and that the shareholder intends to exercise such rights as to the shareholder's shares. A written exercise should be executed by or for the Southwest shareholder of record, fully and correctly, as that shareholder's name appears on the shareholder's stock certificate. If Southwest common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written exercise must be executed by the fiduciary. If Southwest common stock is owned of record by more than one person, as in joint tenancy or tenancy in common, the written exercise must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the written exercise for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in submitting the exercise of dissenters' rights, he or she is acting as agent for the record owner.

      If the merger is approved by Southwest's shareholders, then within 10 days after the date of such approval, a dissenting shareholder shall make a written demand on Southwest for payment of the fair value of his or her shares. Within 10 days after the merger becomes effective, Southwest will give written notice of such effectiveness to each shareholder of Southwest who dissented from the merger and shall make a written offer to such shareholder to pay for the shareholder's shares at a specified price deemed by Southwest to be the fair value of the shares. The notice and offer mailed by Southwest to dissenting shareholders will be accompanied by a balance sheet of Southwest not more than 12 months old and a profit and loss statement of Southwest for the 12 months ending on the date of the balance sheet. Within 20 days after demanding payment for his or her shares, the shareholder shall submit the stock certificates representing the shares to Southwest for notation thereon that such a demand for payment has been made. Failure to submit the stock certificate for the notation may, at Southwest's option, terminate the shareholder's dissenters' rights, unless a court of competent jurisdiction, for good and sufficient cause showed, otherwise directs.

      Written demands, notices or other communications concerning the exercise of dissenters' rights should be addressed to:

      Southwest Capital Corporation
      701 Xenia Avenue South, Suite 130
      Golden Valley, Minnesota 55416
      Attn:  Laurence S. Zipkin, President

      Under New Mexico law, a dissenting shareholder may not withdraw his or her demand for payment of the fair value of the shareholder's dissenting shares in cash unless Southwest consents.

      If, within 30 days after the merger becomes effective, the shareholder and Southwest agree upon the price to be paid to purchase the shares, then, within 90 days after the effective date of the merger and upon surrender by the dissenting shareholder of the stock certificates representing his or her shares, Southwest shall make payment of the agreed price to the dissenting shareholder.

      If Southwest and the shareholder fail to agree upon the fair value of the shares within such 30 day period, then Southwest shall, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the effective date of the merger, file a petition in any court of competent jurisdiction in Bernalillo County, New Mexico, for determination of the fair value of the shares. If Southwest fails to institute such proceeding, any dissenting shareholder may do so in Southwest's name.

      The court may appoint one or more appraisers to determine the fair value of the shares. Upon determination of the fair value, and upon surrender to Southwest of the stock certificates representing the shares, Southwest must pay the dissenting shareholder the fair value of the shares, as determined by the court, plus interest from the date of the Southwest special meeting to the date of payment at such rate as the court may find to be fair and equitable.

      The costs of any such proceeding will be assessed against Southwest; however, all or any part of such costs may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom Southwest made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept Southwest's offer was arbitrary or vexatious or not in good faith.

      THE PROCESS OF DISSENTING FROM THE MERGER REQUIRES STRICT COMPLIANCE WITH TECHNICAL REQUIREMENTS. SOUTHWEST SHAREHOLDERS WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE WITH SECTIONS 53-15-3 AND 53-15-4 OF THE NEW MEXICO BUSINESS CORPORATION ACT. ANY SHAREHOLDER WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF SUCH SECTIONS, ATTACHED AS ANNEX E TO THIS PROXY STATEMENT, WILL FORFEIT HIS OR HER RIGHTS TO DISSENT FROM THE MERGER.

RIGHTS OF DISSENTING SCANNER SHAREHOLDERS

      Under the Minnesota law regarding rights of dissenting shareholders, Scanner shareholders are entitled to dissenters' rights and to receive payment in cash for the "fair value" of their shares. Holders of options or warrants to purchase Scanner stock will not be entitled to dissenters' rights in connection with the merger by virtue of holding the options or warrants.

      Under the merger agreement, it is a condition to Southwest's obligations to complete the merger that holders of no more than 5% of the outstanding shares of Scanner common stock have asserted dissenting shareholders' rights.

      The following is a brief summary of the statutory procedures that a shareholder of Scanner must follow in order to dissent from the merger and receive payment for his or her shares under the Minnesota Business Corporation Act. THIS SUMMARY INCLUDES THE MATERIAL DETAILS OF THE APPLICABLE STATUTORY PROVISIONS (SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION
ACT), BUT IS NOT INTENDED TO BE COMPLETE. THE TEXT OF THE APPLICABLE STATUTORY PROVISIONS IS INCLUDED AS ANNEX F TO THIS PROXY STATEMENT. ANY SCANNER SHAREHOLDER CONSIDERING EXERCISING DISSENTERS' RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

      In order to assert dissenters' rights under Minnesota law, a Scanner shareholder must notify Scanner in writing, before the vote on the merger, of his or her intent to demand the fair value of the shares owned by the shareholder and must not vote in favor of the merger.

      After the merger is approved by Scanner's shareholders, Scanner must send to all shareholders who have filed an intent to demand the fair value of their shares a notice containing (i) the address to which a demand for payment must be sent and the date by which it must be received, (ii) a form to be used to demand payment and (iii) a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under those sections. In order to receive the fair value of their shares, dissenting shareholders must demand payment and deposit their shares with Scanner within 30 days after the date of such notice.

      After the merger becomes effective or after Scanner receives a valid demand for payment, whichever is later, it will remit to each dissenting shareholder the amount Scanner deems to be the fair value of the shares plus interest, certain financial information, a description of the method used in determining fair value, copies of the applicable provisions of Minnesota Statutes and a description of the procedures to be followed in demanding supplemental payment. If Scanner fails to remit payment within 60 days of the deposit of certificates by a dissenting shareholder, it must return all deposited certificates; however, Scanner may, at a later time, give notice and require deposit as described above.

      If a dissenting shareholder believes that the amount remitted by Scanner is less than the fair value of the shares plus interest, the dissenter may give written notice to Scanner of his or her own estimate of the fair value, plus interest, within 30 days after Scanner mails the remittance, and demand payment of the difference. In that event, Scanner must, within 60 days of receiving the demand, either pay the amount the dissenter has demanded or file in court a petition requesting that the court determine the fair value. The fair value determined by the court is binding on all shareholders.

      Written notice by a Scanner shareholder of intention to demand the fair value of the shareholder's shares should be addressed to:

      Scanner Technologies Corporation
      14505 21st Ave N., #220
      Minneapolis, MN 55447
      Attn:  Elwin Beaty, President

      THE PROCESS OF DISSENTING FROM THE MERGER REQUIRES STRICT COMPLIANCE WITH TECHNICAL REQUIREMENTS. SCANNER SHAREHOLDERS WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE WITH SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT. ANY SHAREHOLDER WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF SUCH SECTIONS, ATTACHED AS ANNEX F TO THIS PROXY STATEMENT, WILL FORFEIT HIS, HER OR ITS RIGHTS TO DISSENT FROM THE MERGER.

        COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND SCANNER

      After the merger, the shareholders of Scanner will become shareholders of Southwest. In connection with approving the merger, the shareholders of Southwest are asked to approve certain amendments to the articles of incorporation and bylaws of Southwest. This section summarizes the material differences between the rights of the holders of Scanner's common stock and Southwest's common stock. This summary is qualified by reference to the charter documents and other instruments of Scanner and Southwest that create the rights of their shareholders.

      Certain provisions of the articles and the bylaws of the surviving corporation may have the effect of delaying, deferring or preventing a change in control of Southwest without further action by the shareholders, may discourage bids for Southwest common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

      SOUTHWEST

      As of the record date, Southwest is authorized to issue up to 6,349,206 shares of common stock, of which 2,001,388 shares are outstanding and held of record by 841 shareholders, and 3,000,000 shares of preferred stock, none of which are outstanding. The outstanding shares of Southwest common stock are, and the shares of the surviving corporation to be issued in the merger will be, when issued and delivered in accordance with the merger agreement, validly issued, fully paid and nonassessable. Additional shares of common stock may be issued by Southwest from time to time. The board of directors of Southwest is authorized to issue additional shares of Southwest common stock, but not to exceed the amount authorized by

Southwest's articles of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board of directors of Southwest may deem appropriate without further shareholder action.


      If the merger is effected, Southwest's articles of incorporation will be amended to increase the authorized number of shares to 100,000,000 shares, consisting of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock. See "The Agreement and Plan of Reorganization and Terms of the Merger - Amendment of Southwest Articles." The board of directors, without further action by the holders of common stock, may issue shares of preferred stock in one or more series and may fix or alter the relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and the description of and number of shares constituting any wholly unissued series of preferred stock. The board of directors, without further shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. We currently have no plans to issue shares of preferred stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of the company surviving the merger without further action by the shareholders, may discourage bids for its common stock at a premium over the market price of the common stock and may adversely affect the market price, and the voting and other rights of the holders, of common stock.

      SCANNER

      Scanner's authorized capital stock consists of 10,000,000 shares of common stock. As of the record date, 7,061,196 shares of common stock were issued and outstanding. Employee and director stock options to purchase a total of 582,000 shares were outstanding under Scanner's stock option plan; in addition, stock options to purchase 24,750 shares of Scanner's common stock were outstanding outside of such stock option plan. All shares of Scanner's common stock outstanding are fully paid and nonassessable. The board of directors of Scanner is authorized to issue additional shares of Scanner's common stock, up to the number of shares authorized by Scanner's articles of incorporation, and to issue options and warrants for the purchase of shares of common stock, on such terms and conditions and for such consideration as the board of directors of Scanner may deem appropriate without further shareholder action.


      COMPARISON OF SCANNER COMMON STOCK AND SOUTHWEST COMMON STOCK

      As a result of the merger, the shareholders of Scanner common stock will become holders of Southwest common stock, and will have different rights as shareholders of Southwest than they had as shareholders of Scanner. These differences are due to differences in the respective articles of incorporation and bylaws of Scanner and Southwest, and differences between the corporate laws of New Mexico, where Southwest is incorporated and by whose laws it is governed, and the corporate laws of Minnesota, where Scanner is incorporated and by whose laws it is governed.

      The following is a summary of certain significant differences between the charter documents of Southwest and Scanner and between the laws of New Mexico and Minnesota.

      ANNUAL MEETINGS OF SHAREHOLDERS. Under the bylaws of Southwest, the Southwest annual meeting of shareholders must be held each year within three months after the end of the fiscal year. New Mexico law provides that if there is a failure to hold the annual meeting for a period of 13 months after the last annual meeting, a court may order a meeting to be held on the application of any shareholder. The Southwest bylaws provide that all notices of meetings of shareholders must be sent not less than 10 days nor more than 50 days before the date of the meeting. The notice must specify the place, date, and hour of the meeting. In the case of a special meeting, the notice must also specify the general nature of the business to be transacted.

      The bylaws of Scanner provide that regular meetings of the shareholders entitled to vote shall be held on an annual or other less frequent basis as determined by the board of directors or the chief executive officer, provided that if a regular meeting has not been held during the immediately preceding fifteen months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of Scanner.

      SPECIAL MEETINGS OF SHAREHOLDERS. New Mexico law provides that a special meeting of shareholders may be called by the board of directors or the holders of not less than one-tenth of the shares entitled to vote at the meeting or such additional persons as may be provided in the articles or bylaws. The Southwest bylaws provide that special meetings of the shareholders may be called only by the president, the chairman of the board of directors, the board of directors, any vice president acting as president pursuant to the bylaws, and the holders of not less than 25% of all the outstanding shares entitled to vote at such special meeting.

      Minnesota law and the Scanner bylaws provide that meetings of shareholders may be called by (i) the chairman, (ii) the chief executive officer, (iii) the chief financial officer, (iv) two or more directors, or (v) shareholders holding 10% or more of the voting power of all shares entitled to vote (except that the voting power needed to demand a meeting to directly or indirectly effect a business combination is 25%).

      ACTION WITHOUT MEETINGS OF SHAREHOLDERS. Minnesota and New Mexico law provide that any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

      VOTING RIGHTS; SHAREHOLDER APPROVALS. The Southwest bylaws provide that each holder of Southwest's common stock is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Except as specifically required otherwise under the Southwest articles, the Southwest bylaws or New Mexico law, shareholder actions generally require the approval of the holders of a majority of Southwest's outstanding shares of common stock entitled to vote and represented at a meeting at which there is a quorum. Under New Mexico law, the affirmative vote of the holder of at least a majority of the voting power of all shares entitled to vote shall be required to authorize Southwest to (i) merge, (ii) to exchange its shares for shares of another corporation, (iii) to sell, lease, transfer, or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

      The Scanner bylaws provide that each holder of record of shares of common stock shall be entitled to one vote per share on each matter submitted to a vote of the shareholders. The Scanner bylaws provide that, except as specifically required otherwise under the Scanner articles, the Scanner bylaws or Minnesota law, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum. Under Minnesota law, the affirmative vote of the holder of at least a majority of the voting power of all shares entitled to vote shall be required to authorize Scanner to (i) merge, (ii) to exchange its shares for shares of another corporation, (iii) to sell, lease, transfer, or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

      CUMULATIVE VOTING. Neither Southwest's articles nor Scanner's provide that shareholders have the right to cumulate votes in the election of directors.

      DIVIDENDS AND REPURCHASES OF STOCK. The board of directors of Southwest, under New Mexico law, and the board of directors of Scanner, under Minnesota law, may declare dividends without shareholder approval so long as the corporation will be able to pay its debts in the ordinary course of business after making the distribution.

      INSPECTION RIGHTS. Under New Mexico law, a shareholder holding of record at least 5% of the outstanding voting shares of a corporation or who has been a shareholder for at least six months may, upon written demand stating the purpose thereof, examine a corporation's books and records of account, minutes, and record of shareholders.

      Under Minnesota law, a shareholder has an "absolute right," upon written demand, to examine the following corporate documents: (i) the share register;
(ii) records of all proceedings of shareholders for the last three years; (iii) records of all proceedings of the board for the last three years; (iv) the corporation's articles and all amendments currently in effect; (v) the corporation's bylaws and all amendments currently in effect; (vi) certain financial statements and the financial statement for the most recent interim period prepared in the course of operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;
(vii) reports made to shareholders generally within the last three years; (viii) a statement of the names and usual business addresses of its directors and principal officers; (ix) voting trust agreements; (x) shareholder control agreements; and (xi) a copy of agreements, contracts, or other arrangements or portions of them fixing the rights of a class or series of securities issued by the company.

      AMENDMENT TO ARTICLES. Under New Mexico law, amendments to the articles of incorporation require the approval of the holders of a majority of outstanding shares entitled to vote.

      Minnesota law provides that articles of incorporation may be amended by the affirmative vote of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

      AMENDMENT OF BYLAWS. Under New Mexico law, bylaws may be adopted, amended or repealed by the board of directors unless that power is reserved to the shareholders in the articles. Southwest's articles do not reserve to the shareholders the power to amend its bylaws.

      The Scanner bylaws provide that such bylaws may be amended by the affirmative vote of a majority of the board of directors of Scanner, subject to the power of Scanner's shareholders to change or repeal such bylaws. The Scanner bylaws further provide that the board of directors of Scanner shall not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the board of directors of Southwest, or fixing the number of directors or their classifications, qualifications or terms of office, but the board of directors may adopt or amend a bylaw to increase the number of directors.

      PREEMPTIVE RIGHTS. Pursuant to New Mexico law, holders of Southwest's common stock have a preemptive right to subscribe for additional shares, with some exceptions. However, in 1995, Southwest's articles of incorporation were amended to exclude preemptive rights for all common and preferred stock of the Company. The amended and restated articles that Southwest's shareholders are asked to approve in connection with the merger continue to exclude preemptive rights.

      Minnesota law provides that, with some exceptions, a shareholder has a preemptive right whenever the corporation proposes to issue new or additional shares or rights to purchase additional shares of the same series as the series held by the shareholder, unless denied or limited in the articles or by the board. Holders of Scanner's common stock have no subscription rights.

      DIRECTORS. The Southwest bylaws provide that the number of directors shall be established by resolution of the board of directors; the bylaws do not establish a minimum or maximum number of directors. Directors hold office until the next annual meeting of shareholders and until his/her successor has been elected and qualified.

      The Scanner bylaws provide that the number of directors is not less than one, and that directors hold office for an indefinite term that expires at the next regular meeting of shareholders or the election and qualification of their successors.

      PERSONAL LIABILITY OF DIRECTORS. New Mexico law permits, with exceptions, a New Mexico corporation's articles to eliminate or limit the liability of its directors to the corporation or its shareholders for monetary damages for any action taken or omitted to be taken. The Southwest articles of incorporation eliminate the liability of directors to the fullest extent allowed by New Mexico law. New Mexico law does not permit the elimination of monetary liability for a financial benefit received by a director to which he/she is not entitled, an intentional infliction of harm on the corporation or its shareholders, liability for improper distributions or an intentional violation of criminal law.

      Minnesota law generally permits a Minnesota corporation's articles to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for breaches of a director's duty as a director. However, the articles cannot deprive the corporation or its shareholders of the right to enjoin transactions which violate a director's duty of care. Moreover, the articles cannot limit liability for any breach of the director's duty of loyalty, for transactions resulting in an improper personal benefit to the director or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law. In addition, liability for illegal dividends, stock repurchases or other distributions to shareholders or for violations of Minnesota's securities statutes cannot be limited. The Scanner articles do not include a provision limiting the personal liability of directors.

      INDEMNIFICATION. Southwest's articles and bylaws provide that Southwest must indemnify its directors to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary. There is no action or procedure pending or, to the knowledge of Southwest, threatened which may result in a claim for indemnification of any director, officer, employee or agent.

      Article 5 of the Scanner bylaws provides for indemnification of directors, officers and employees of Scanner to the full extent permitted by Minnesota law. Minnesota law provides for mandatory indemnification of a person acting in an official capacity on behalf of the corporation (including a director, officer, employee or agent) if such person acted in good faith, received no improper personal benefit, acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Scanner and Southwest, Scanner and Southwest have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      RIGHTS OF DISSENTING SHAREHOLDERS. Under both New Mexico and Minnesota law, shareholders have the right to dissent from and obtain payment for the fair value of their shares in connection with certain corporate actions, such as a merger or exchange, sale of substantially all of the corporate assets, and an amendment to the articles that materially and adversely affects the rights of the shares held by the dissenting shareholder.

                          Southwest Capital Corporation
                               UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS


      The following unaudited Pro Forma Combined Balance Sheet is derived from the Balance Sheets of Southwest Capital Corporation (Southwest) and Scanner Technologies Corporation and its wholly owned subsidiary (Scanner) as of March 31, 2002. The unaudited Pro Forma Balance Sheet reflects Southwest's merger with Scanner and assumes that such acquisition was consummated as of March 31, 2002. The following unaudited Pro Forma Statements of Operations are derived (i) from the Statement of Operations of Southwest for the year ended December 31, 2001 and the three-month period ended March 31, 2002, both of which are included elsewhere in this proxy statement, and (ii) from the Statement of Operations of Scanner for the year ended December 31, 2001 and the three-month period ended March 31, 2002, both of which are included elsewhere in this proxy statement. The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2001 and the three-month period ended March 31, 2002 gives effect to the merger as if it had occurred at January 1, 2001. The unaudited pro forma financial statements account for the merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Scanner issuing securities to Southwest in exchange for the net monetary liabilities of Southwest, accompanied by a recapitalization and, as a result, no goodwill or other intangibles will be recorded in the unaudited combined pro forma financial statements.

      The unaudited Pro Forma Combined Statement of Operations should be read in conjunction with the Financial Statements of Southwest, the Financial Statements of Scanner, and the Notes thereto included elsewhere in this proxy statement. The Pro Forma Combined Statement of Operations does not purport to represent what Southwest's results of operations would actually have been if the merger with Scanner had occurred on the date indicated or to project Southwest's results of operations for any future period or date. The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto included elsewhere in this proxy statement, which management believes are reasonable. The unaudited pro forma combined financial data does not purport to represent what our actual results or financial position would have been if the merger and the other transactions described above had actually occurred on the dates indicated and are not necessarily representative of our results for any future period.

                          SOUTHWEST CAPITAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                                            As of March 31, 2002
                                          ------------------------------------------------------
                                             Scanner             Southwest           Acquisition           Pro Forma
            ASSETS                        Technologies            Capital            Adjustments            Combined
            ------                        ------------            -------            -----------            --------
   CURRENT ASSETS

Cash                                         $    53,753       $       426       $          -             $     54,179
Accounts receivable, net                         404,918                 -                  -                  404,918
Income tax receivable                            395,858                 -                  -                  395,858
Inventory                                        760,394                 -                  -                  760,394
Prepaid expenses                                  54,430                 -                  -                   54,430
                                             -----------    --------------       --------------            -----------
   Total Current Assets                        1,669,353               426                  -                1,669,779


Property and equipment, net                       60,650                 -                  -                   60,650

Deferred tax asset                               749,900                 -           (459,800) (3)             290,100
Intangibles, net                                       -                 -            289,459 (2)              289,459
Due from officer                                  66,079                 -                  -                   66,079
Deposits                                          12,239                 -                  -                   12,239
                                              ----------     -------------        ------------              ----------

                                              $2,558,221     $         426        $  (170,341)              $2,388,306
                                              ==========     =============        ============              ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
   CURRENT LIABILITIES
Accounts payable                              $  472,092         $  13,299        $         -               $  485,391
Accrued commissions                               28,418                 -                  -                   28,418
Other accrued expenses                            68,210             1,180                  -                   69,390
                                               ---------     -------------         ----------              -----------
   Total Current Liabilities                     568,720            14,479                  -                  583,199

Note payable, related party                            -             4,100            496,139 (6)              500,239
Accrued license fees                             130,506                 -           (130,506) (6)                   -
Accrued compensation                           1,254,575                 -         (1,254,575) (1)                   -

   STOCKHOLDERS' EQUITY

Common stock                                      70,612         2,536,763         (2,536,763) (4)              70,612
Additional paid-in capital                     1,262,023         2,230,304         (1,477,683) (1),(4)       2,014,644
Stock options                                    952,430                 -                  -                  952,430
Deferred stock option
   compensation                                 (374,823)                -                  -                 (374,823)
Retained earnings (deficit)                   (1,305,822)       (4,785,220)         4,733,047 (4)           (1,357,995)
                                              -----------       -----------         ---------               -----------
    Total Stockholders' Equity                   604,420           (18,153)           718,601                1,304,868
                                                 -------      -------------        ----------                ---------

                                              $2,558,221     $         426        $  (170,341)              $2,388,306
                                              ==========     =============        ============              ==========


The accompanying notes are an integral part of these pro forma combined financial statements.

                          SOUTHWEST CAPITAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002


                                          Scanner             Southwest        Acquisition         Pro Forma
                                        Technologies           Capital         Adjustments          Combined
                                        ------------           -------         -----------          --------
Revenues                                     $228,620       $          -     $          -             $228,620

Cost of goods sold                             80,446                  -                -               80,446
                                        -------------       -------------    -------------     ----------------

   Gross Profit                               148,174                  -                -              148,174


Selling, general, and
   administrative                             310,157             13,763           15,235 (2)          339,155

Research and development                      180,643                  -                -              180,643

Legal fees                                    160,965                  -                -              160,965
                                        -------------       -------------    -------------     ----------------

   Loss From Operations                      (503,591)           (13,763)         (15,235)            (532,589)

   OTHER INCOME (EXPENSE)
Other income                                    2,325                  -                -                2,325
Interest expense                                    -                (27)               -                  (27)
                                        -------------       -------------    -------------     ----------------


Net Loss Before Benefit for                  (501,266)           (13,790)         (15,235)            (530,291)
   Income Taxes

Benefit for Income Taxes                     (150,700)                 -           (4,800) (3)        (155,500)
                                        -------------       -------------    -------------     ----------------

   Net Loss                                 $(350,566)          $(13,790)        $(10,435)           $(374,791)
                                        =============       =============    =============     ================

   Loss on earnings per
     common share:
     Basic and diluted                                          $      0                            $   (0.04)

Weighted average number of shares
     Basic and diluted
                                                               2,001,388                            10,000,000 (5)


The accompanying notes are an integral part of these pro forma combined financial statements.

                          SOUTHWEST CAPITAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001



                                          Scanner             Southwest        Acquisition         Pro Forma
                                        Technologies           Capital         Adjustments          Combined
                                        ------------           -------         -----------          --------
Revenues                                   $1,772,625     $            -     $          -           $1,772,625

Cost of goods sold                            457,731                  -                -              457,731
                                          ------------      -------------    -------------         ------------

   Gross Profit                             1,314,894                  -                -            1,314,894


Selling, general, and
   administrative                           1,674,079          1,397,279           60,939 (2)        3,132,297

Research and development                      631,514                                   -              631,514

Legal fees                                    718,074                  -                -              718,074
                                          ------------      -------------    -------------         ------------

   Loss From Operations                    (1,708,773)        (1,397,279)         (60,939)          (3,166,991)

   OTHER INCOME (EXPENSE)
Other income                                   10,001                  -                -               10,001
Interest expense                                 (198)              (672)               -                 (870)
                                          ------------      -------------    -------------         ------------


Loss Before Income Taxes                   (1,698,970)        (1,397,951)         (60,939)          (3,157,860)

Benefit for Income Taxes                     (395,746)                 -          (19,200) (3)        (414,946)
                                          ------------      -------------    -------------         ------------

   Net Loss                               $(1,303,224)       $(1,397,951)        $(41,739)         $(2,742,914)
                                          ============      =============    =============         ============

   Loss on earnings per
     common share:
     Basic and diluted                                         $   (0.98)                             $   (0.27)

Weighted average number of shares
     Basic and diluted                                         1,428,255                            10,000,000 (5)


The accompanying notes are an integral part of these pro forma combined financial statements.

Southwest Capital Corporation
Notes to the Unaudited Pro Forma Combined Financial Statements

1. Reflects the forgiveness of accrued compensation of $1,254,575 owed to the President and Chief Executive Officer of Scanner Technologies Corporation (Scanner) per an agreement made April 19, 2002, in connection with the merger.


2. Scanner and its President and Chief Executive Officer and his spouse as joint owners of certain intellectual property rights have an agreement pursuant to which upon a change in control, Scanner is required to purchase these intellectual property rights (which are currently being licensed to Scanner) for an amount equal to the legal fees the owners have incurred to date, $365,632, plus $1. The total cost of these rights ($365,633) has been capitalized, net of accumulated amortization of $76,174 ($15,235 and $60,939 for the three and twelve month periods ended March 31, 2002 and December 31, 2001, respectively). The useful life of the patents is estimated to be six years. The Company expects to incur only nominal amounts of transaction costs and expenses as a result of this transaction.

3. Reflects the reduction in the deferred tax asset resulting from forgiveness of the accrued compensation described in (1) above. Adjustment also reflects the reduction of tax expense as the result of increased amortization expense described in (2) above. These adjustments assume utilization of the statutory tax rates.

4.    These adjustments reflect the following:

      o The reduction to the common stock in the amount of $2,536,763 reflects the recapitalization of Southwest's common stock as a result of the merger of Scanner and Southwest.

      o The net reduction to additional paid-in capital in the net amount of $1,477,683 reflects the following:

            o Recapitalization of Southwest's additional paid-in capital as a result of the merger of Scanner and Southwest in the amount of $2,230,304,
            o An increase to additional paid-in capital in the amount of $770,774 (net of tax) related to the forgiveness of officer compensation described in note 1 above and
            o A reduction in additional paid-in capital of $18,153 to reflect the net liabilities of Southwest at March 31, 2002.

      o The net increase in retained earnings in the amount of $4,733,047 reflects the recapitalization of Southwest's retained deficit as a result of the merger of Scanner and Southwest in the amount of $4,785,220 and the net loss in the amounts of $10,435 and $41,739 for the three and twelve month periods ended March 31, 2002 and December 31, 2001 respectively.


5.    Common Stock equivalents are assumed to be anti-dilutive.

6. This adjustment reflects the recording of a note payable to Scanner's President and Chief Executive Officer and his spouse in the amount of $365,633 as a result of the transaction described in note 2 and the reclassification of accrued license fees, $130,506, for an aggregate balance of $496,139 to a related party.

7.    In March 2002, the Company obtained a line of credit from a bank.
      The line in the amount of $900,000 with an interest rate based on the prime interest rate has a term of one year, renewable at the discretion of the bank. The line is guaranteed by shareholders who received for their financial support warrants to purchase a total of 225,000 shares of Company's common stock at $2.75 per share. No amounts were outstanding under this line at March 31, 2002. The warrants have a fair market value of $0, as determined by the Black-Scholes Model.

                        INFORMATION CONCERNING SOUTHWEST

HISTORIC DEVELOPMENTS

      Southwest was originally formed as a provider of financial services to small businesses. From 1976 to 1989 such operations were performed by a wholly-owned subsidiary, Southwest Capital Investments, Inc. ("SCII"), which was licensed by the Small Business Administration ("SBA"). As a result of declines in income and assets, the SBA determined in April 1989 that Southwest had a capital deficiency. As Southwest was unable to secure additional capital for the SBA program, management determined it was in Southwest's best interests to divest itself of such operations and acquire a new line of business.

      In 1990, Southwest accepted an offer from its then president to exchange 125,000 shares of Southwest stock for all of the issued and outstanding shares of SCII.

      In 1989, Southwest acquired all of the issued and outstanding common stock of Beef Technologies, Inc. ("BTI"), a New Mexico corporation. BTI was organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. Following an unsuccessful pilot test in 1992, this project was abandoned.

      As a result of these events, Southwest has been without operations since 1992. Current management has actively solicited and pursued investment possibilities in the form of acquisition of privately held businesses. Several companies were analyzed, as reported in Southwest's filings with the Securities and Exchange Commission.

FACILITIES

      Southwest utilizes office space at 1650 University Boulevard, N.E., Albuquerque, New Mexico. The space utilized by Southwest is negligible and it pays no rent for its use of the space.

                       PRINCIPAL SHAREHOLDERS OF SOUTHWEST

   The following table sets forth the beneficial ownership of Southwest common stock as of July 8, 2002, the Southwest record date, for:

   o each person who is known by Southwest to beneficially own more than five percent (5%) of Southwest common stock;
   o each of Southwest's directors;
   o each of Southwest's executive officers; and
   o all directors and executive officers as a group.

   Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                                                PERCENT
                                          NUMBER OF           OF CLASS (1)
     NAME AND ADDRESS OF BENEFICIAL        SHARES         ------------------
          OWNER OR IDENTITY OF           BENEFICIALLY        PRE-      POST-
                 GROUP                    OWNED (1)         MERGER    MERGER
----------------------------------------------------------------------------
James A. Arias                           195,228 (2)        9.8%     2.0%
1650 University Boulevard N.E.
Albequerque, NM 87102

Realco, Inc.                                  99,994        5.0%     1.0%
1650 University Boulevard N.E.
Albequerque, NM 87102

Nasser J. Kazeminey                          180,942        9.0%     1.8%
333 South Seventh Street
Minneapolis, MN 55402

                                                                PERCENT
                                          NUMBER OF           OF CLASS (1)
     NAME AND ADDRESS OF BENEFICIAL        SHARES         ------------------
          OWNER OR IDENTITY OF           BENEFICIALLY        PRE-      POST-
                 GROUP                    OWNED (1)         MERGER    MERGER
----------------------------------------------------------------------------
Laurence S. Zipkin                       618,132 (2)       30.9%     6.2%
400 North Lilac Drive
Golden Valley, MN 55422

Edward S. Adams                          385,692 (2)       19.3%     3.9%
Equity Securities Investments, Inc.
701 Xenia Avenue South, #130
Golden Valley, MN 55416

All Officers and Directors as a Group    903,824 (2)       45.2%     9.0%

-----------------------------------------

(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of July 8, 2002, or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2) Includes 99,994 shares owned by Realco, Inc., of which Mr. Arias is President, Mr. Zipkin is the Chairman of the Board, and Mr. Adams is the Vice President.

                        MARKET FOR SOUTHWEST COMMON STOCK

      Southwest common stock is traded "over the counter" on the NASD Over the Counter Bulletin Board under the symbol "SWTC." The table below sets forth the range of high and low bid information per share for each quarterly period for the most recent fiscal year 2001, as adjusted to reflect the reverse stock split effective March 15, 2002. Quotations in the following table are based on information provided by IDD Information Services, Tradeline(r) on Lexis(R). The quotations represent inter-dealer prices, without retail markup, markdown or commission, and do not necessarily represent actual transactions.


                                                         HIGH      LOW
                                                         ----      ---
FISCAL YEAR ENDING DECEMBER 31, 2002

First Quarter                                          $  2.10    $ 1.05

FISCAL YEAR ENDING DECEMBER 31, 2001

Fourth Quarter                                         $ 1.875    $ 1.05
Third Quarter                                             0.75      0.30
Second Quarter                                            1.50      0.30
First Quarter                                             3.73      1.50


The closing price for a share of Southwest common stock was $0.30 on September 26, 2001, the last business day on which Southwest common stock was traded prior to the public announcement of the merger. Southwest's common stock was quoted at was $1.01 per share on July 5, 2002, the most recent date for which prices were available prior to the printing of this proxy statement. WE STRONGLY RECOMMEND THAT SHAREHOLDERS OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR SOUTHWEST COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES.


On the record date for the special meeting, there were approximately 841 holders of record of our common stock.

Southwest has never paid cash dividends on its common stock. Although there are no external restrictions on Southwest's ability to pay dividends, Southwest has in the past chosen to retain earnings for the operation and expansion of its business.

                             INFORMATION CONCERNING SCANNER

BUSINESS

      In November 1990, Scanner was organized as a Minnesota corporation. Its principal offices are located at 14505 21st Ave N #220 in Minneapolis, Minnesota. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products. To comply with local laws, the office in Singapore is operated by Scanner's wholly owned subsidiary, Scanner Technologies Corporation International, also a Minnesota corporation.

INDUSTRY

      Scanner invents, develops and markets vision inspection devices that are used in the semiconductor industry for the inspection of integrated circuits.

      Integrated circuits can be divided into two general categories:
    o Leaded devices: These are integrated circuits with fragile leads extending from the perimeter of the package that provide the electrical interconnects between the integrated circuit and the other components that constitute an electronic product.
    o Ball array devices: These are integrated circuits that have an array of small conductive spheres, or balls, mounted to the bottom of the integrated circuit package. These balls serve the same function as the leads in the first category.

      Integrated circuits are designed to be assembled to circuit substrates or printed circuit boards which are key components of familiar products such as personal computers, cell phones, TV's, automotive electronics, games, toys, DVD and CD players, satellites and avionics to name a few. Each and every lead or ball must be accurately placed as defined by the integrated circuit package specification to insure a reliable interface between the lead/ball and the circuit substrate. Any misalignment, due to bent leads, imperfectly placed or damaged balls, or missing balls will result in a defective product.

      The manufacture of integrated circuits is a complex sequence of discrete steps that requires precise process controls and verification through testing.

                         TYPICAL ASSEMBLY PROCESS FLOW
                                     From:
                              Wafer Back Grinding
                                      to:
                                 Wafer Dicing
                                      to:
                               1st Op Inspection
                                      to:
                                  Die Attach
                                      to:
                                  Wire Bond
                                      to:
                               2nd Op Inspection
                                      to:
                                    Molding
                                      to:
                      Singulation Trim & Form Ball attach
                                      to:
                            1st VISION INSPECTION
                                      to:
                                ELECTRICAL TEST
                                      to:
                            2nd VISION INSPECTION
                                      to:
                                  Pack & Ship

      The last three steps prior to the final "Pack & Ship" - "1st Vision Inspection," "Electrical Test" and "2nd Vision Inspection" are the focus of Scanner's design efforts. During the final stages of the manufacturing process, "Singulation Trim & Form Ball Attach" and "Electrical Test", the integrated circuits can be damaged requiring the "1st Vision Inspection" and "2nd Vision Inspection."

SCANNER PRODUCTS

THREE-DIMENSIONAL (3D) INSPECTION MODULES

      Many manufacturers of integrated circuit devices use robotic inspection systems with a pick and place mechanism to automatically process integrated circuits through the inspection functions. Such an inspection system visually tests both leaded and ball array devices to ensure that the devices conform to the specifications, then sorts them into pass or fail categories. The inspection system can also perform other operations such as inspecting the nomenclature printed on the package of the integrated circuit and sealing the good parts into tape. The 3D inspection modules developed and manufactured by Scanner form the essential part of such inspection systems. Customers purchasing Scanner's modules are generally included in the following two groups:
   o Original Equipment Manufacturers (OEM) which integrate Scanner's modules into robotic inspection systems they produce for sale to end users; and
   o  End  users   themselves,   i.e.  the  manufacturers  and  assemblers  of
      integrated circuits.

      Scanner has developed the following core products as inspection modules:
   o ULTRAVIM MODULE, used for 3D inspections of leaded devices and 2D inspections of ball devices.
   o ULTRAVIM PLUS MODULE, used for 3D inspections of leaded devices as well as of ball devices.
   o ULTRAMARK, used for the inspection of the nomenclature printed or etched on integrated circuits to insure that the markings are correct and legible.

      The UltraVim Module and the UltraVim Plus Module incorporate the patented technology which Scanner licenses from Mr. and Mrs. Beaty.

      The company believes that Scanner's inspection modules have the following competitive advantages when compared with similar products offered by Scanner's competitors:
   o Scanner's modules do not have to be adjusted for various users, thereby reducing the operator skill required to operate the inspection system and therefore, lowering the associated labor rate to the end user.
   o Scanner's modules are easy to set up and do not require extensive training, thereby reducing device changeover costs and lowering operator training and support costs to the end user.
   o Scanner's modules make the high speed inspection of integrated circuits possible, thereby increasing the manufacturing efficiency while reducing the total number of machines required, which results in increased profits to the end user.
   o The automatic calibration of Scanner's modules insures accurate inspections resulting in increased yields and profits to the customer and lowers the operator skill required to maintain the equipment and the associated labor rate to end user.

MARKETS FOR SCANNER'S PRODUCTS

      According to various news reports, global semiconductor sales amounted to $139 billion in 2001. Worldwide semiconductor equipment sales totaled $28 billion in 2001. In North America, the largest market for semiconductor equipment worldwide, sales for semiconductor equipment totaled $8.2 billion in 2001. Forecasts for semiconductor sales in 2002 vary from predictions of a 4-5% decline from 2001, to no growth, to a maximum of a 3% growth. Analysts agree, however, that in 2003, a combination of inventory depletion, order rates and market dynamics should result in a double-digit increase in worldwide semiconductor sales. Most observers expect the semiconductor equipment market to follow suit and resume growth in the second half of 2002 and/or in 2003. According to a news release published in May 2002 by Semiconductor Equipment and Materials International (SEMI), an international industry association, the orders received by semiconductor equipment manufacturers have steadily increased since November 2001.

      Scanner's modules range in price between $37,000 to over $78,000 each. Systems utilizing Scanner modules range in price between $150,000 to over $350,000 each. As shown in the flow chart above, the first vision inspection in a standard assembly process is followed by the electrical test which is in turn followed by a second vision inspection. During the electrical test, the leads/balls of the integrated circuit must make physical contact with the tester which carries the risk of damaging the integrated circuit itself. This risk makes the second vision inspection necessary to ensure that the integrated circuit complies with the device specifications before shipment. A substantial portion of Scanner's sales are derived from the integration of the UltraVim or the UltraVim Plus Module into existing test handlers, thereby eliminating the need for the stand-alone second vision inspection.

RESEARCH AND DEVELOPMENT

INSPECTION SYSTEMS

      Scanner is currently developing its own line of robotic inspection systems for sale to end users, i.e. the manufacturers and assemblers of integrated circuits. Scanner expects to introduce the first in a family of these systems in summer of 2002.

SALES AND MARKETING

      Scanner sells its products through direct sales offices in San Jose, California, Singapore and Geneva, Switzerland and, in key geographical markets, through sales representatives throughout the world. For Japan, Scanner has a distributor agreement with Yamatake Honeywell.

MANUFACTURING

      Scanner designs its own products and outsources the manufacturing of parts. The Company's research and development, engineering and designing operations, as well as the system assembly, are located at the facility in Tempe, Arizona. The modules are assembled at the Company's facility in Minneapolis, Minnesota.

COMPETITION

      The market for the inspection of integrated circuits is dominated by two competing technologies: laser based inspections and vision based inspections. Numerous companies, several of them public companies with greater financial resources and a longer operating history, compete with Scanner for a market share. One competitor that uses the laser technology for its stand-alone inspection systems is Robotic Vision Systems Inc. ICOS Vision Systems Corp. N.V. of Heverlee, Belgium (ICOS) offers both inspection modules and stand-alone systems for the inspection of integrated circuits.

      Semiconductor Technologies & Instruments (STI) produces inspection systems that use a combination of vision and laser for the three-dimensional inspection of ball array devices.

PROPRIETARY RIGHTS

      Nine patents have been issued to date for Scanner's innovative technologies and additional patents are pending in the United States and strategic countries worldwide. All patents are owned by Elwin M. Beaty and Elaine E. Beaty. Pursuant to a license, Scanner holds a full and exclusive license to all patents issued and to be issued and to any other intellectual property rights owned by Mr. and Mrs. Beaty. Upon completion of the merger, Scanner will acquire all such rights in exchange for (i) a one-time payment to Mr. and Mrs. Beaty of $1,

(ii) the reimbursement of all expenses for filing fees, legal fees and other disbursements which Mr. and Mrs. Beaty have incurred since 1991 for securing and maintaining the intellectual property rights, which expenses equaled $365,633 as of March 31, 2002, and (iii) the payment of all unpaid and accrued license fees payable to Mr. and Mrs. Beaty, which license fees equaled $130,506 as of March 31, 2002. The payments are expected to be made out of the proceeds of the private placement following the merger. The patents essential for Scanner's product development and manufacturing will expire in the period from May 2017 through January 2018.


EMPLOYEES

      As of April 1, 2002, Scanner employed five (5) people at its manufacturing facility in Tempe, Arizona, five (5) people at its facility in Minneapolis, Minnesota, and four (4) people in its other offices in San Jose, California, Singapore and Geneva, Switzerland. Two (2) of these employees worked in manufacturing, three (3) worked in sales and marketing, one (1) provided professional services such as training and general product assistance, five (5) worked in product development and three (3) provided general administrative services. All of Scanner's employees are working full-time. Scanner's relationships with its employees are good.

FACILITIES

      Scanner leases about 5,000 square feet for its facility in Minneapolis, Minnesota; the lease expires in October 2003. Scanner's lease for its manufacturing facility in Tempe, Arizona, expires in January 2004. Scanner also maintains sales offices in San Jose, California, Singapore and Geneva, Switzerland. Scanner believes that its existing facilities are adequate to meet its current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms.

LEGAL PROCEEDINGS

      On July 7, 2000, Scanner instituted an action against ICOS for infringement of two patents owned by Mr. and Mrs. Beaty and licensed to Scanner, viz. U.S. Patent Nos. 6,064,756 and 6,064,757, relating to three-dimensional inspection of ball array devices. The action is pending in United States District Court for the Southern District of New York and was assigned Case No. 00 Civ. 4992. Scanner's prayer for relief includes requests for an injunction, a recall of all of the infringing units that have been sold in the United States, damages in the form of lost profits, a trebling of damages pursuant to 35 USC 284, attorneys' fees and costs. In its answer to the complaint, ICOS also included counterclaims alleging various forms of unfair competition as well as seeking a declaration that the patents are invalid and not infringed. Discovery has been completed in the case and a so-called Markman hearing was held on November 7 and November 8, 2001. Based on the Markman hearing, the court will determine the scope of the patent claims at issue. Motions for summary judgment were due by May 2, 2002. The parties are currently preparing responses to each other's motions. The judge is not expected to rule on the summary judgment motions before fall of 2002. No trial date has been set.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS OF SCANNER

The following discussion and analysis should be read in conjunction with the financial statements and related notes contained elsewhere in this proxy statement.

OVERVIEW

      In November 1990, Scanner was formed as a Minnesota corporation for the purpose of inventing, developing and marketing vision inspection solutions for the semiconductor industry. Scanner's products facilitate the inspection of leaded or ball array integrated circuits and are currently sold primarily to original equipment manufacturers. Scanner is, however, developing a line of systems to sell to end users directly. In the U.S., Scanner has production facilities in Minneapolis, Minnesota, and Tempe, Arizona, and a sales and services office in San Jose, California. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2002, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2001

         SALES. Sales for the first quarter in fiscal 2002 (i.e. the three months ended March 31, 2002), decreased $635,794, or 73.6%, to $228,620, from $864,414 for the same period in 2001. There was no significant change to Scanner's sales in the last quarter of fiscal year 2001, i.e. the period from October 1 to December 31, 2001, during which Scanner's sales totaled $223,495. Management believes that the decline in sales of all of Scanner's products is due to the worldwide slow demand for semiconductor and microelectronic devices. Therefore, manufacturers of such devices are still reducing their capital spending which negatively affects semiconductor equipment suppliers such as Scanner.

         GROSS PROFIT. Gross profits decreased to $148,174, or 64.8% of sales, for the first quarter in fiscal 2002, from $601,897, or 69.6% of sales, for the same period in 2001. Scanner's fixed and variable manufacturing expenses, which did not decrease at the same rate as Scanner's revenues declined, were the primary cause for this decrease in gross margin percentage.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses consisted primarily of salaries, commissions, and related benefits and expenses. They totaled $255,846, or 111.9% of sales, in the first quarter of fiscal 2002, as opposed to $388,148, or 44.9% of sales, in the same period in 2001. The absolute decrease was due to reduced sales, yielding fewer commissions, whereas the increase in percentage of sale was the result of the significantly reduced sales.

         RESEARCH AND DEVELOPMENT EXPENSES. During the first quarter of fiscal 2002, research and development expenses increased by $98,181, or 119.1%, to $180,643, or 79% of sales, from $82,462, or 9.5% of sales, in the same period in 2001. The increase was caused by additional research and development activities. The increase in percentage of sales was caused not only by the absolute increase in dollars of the expenses, but also by the decrease of sales.

         LEGAL FEES. In the first quarter of fiscal 2002, expenses for legal fees increased by $111,399, or 224.7%, to $160,965, or 70.4% of sales, from $49,566, or 5.7% of sales, in the same period in 2001. The increase was the result of the legal fees Scanner incurred in connection with a patent infringement claim which Scanner brought in New York against a competitor; see "Information Concerning Scanner - Legal Proceedings." The increase in percentage of sales was also due to the decrease of sales.

         OTHER INCOME. Due to increased cash balances and a corresponding increase in interest earned, other income increased by $1,427, or 158.9%, to $2,325 during the first quarter of fiscal 2002, compared to $898 in the same period in 2001.

         INCOME TAXES. On March 31, 2002, benefits from income taxes, relating to net losses before taxes in the amount of $501,266, totaled $150,700, as opposed to $25,100 in income tax expenses relating to net income before taxes of $82,619.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2000

      SALES. Sales decreased by $4.27 million, or 70.6 %, to $1.77 million in 2001 from $6.04 million in 2000. Sales in the 4th quarter accounted for $223,495 of Scanner's total sales in 2001. The sales of all of Scanner's products declined. The primary reason for the decrease in sales was a decline in capital spending by semiconductor and microelectronic device manufacturers due to the worldwide slowdown in demand for these products. Management believes that sales of Scanner's products will increase again when the general economic situation improves. Therefore, management does not intend to implement any infrastructure reductions because such reductions might make it impossible for Scanner to react fast to an increased demand. Moreover, management believes that additional marketing efforts are not prudent while the economic downturn is ongoing.

      GROSS PROFIT. Gross profit decreased by $2.87 million, or, 68.6%, to $1.31 million, or 74.2% of sales, in 2001, from $4.18 million, or 69.2% of sales, in 2000. The increase in gross margin percentage was due to the decrease of sales and the reduction of fixed and variable manufacturing expenses in connection with such reduced sales.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $121,466, or 6.8%, to $1.67 million, or 94.4% of sales, in 2001, from $1,795,545, or 29.7%, in 2000. The increase of
Scanner's expenses as a percentage of sales is the result of the greatly reduced sales. Moreover, these expenses reflect the fact that Scanner opened its design and manufacturing facility in Tempe, Arizona, in early 2001 and hired two additional employees to staff that facility.

      RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased by $372,096, or 143.3%, to $631,514, or 35.6% of sales, in 2001, from
$259,418, or 4.3% of sales, in 2000. The increase was caused by expenses for additional employees conducting research and development. The increase in percentage of sales was not only caused by the absolute increase in dollars of these research and development expenses, but also by the decrease in sales. Management believes that Scanner will have the financial resources to continue its research and development at the level necessary to implement its business strategies.

      LEGAL FEES. Expenses for legal fees increased by $500,622, or 230.2%, to $718,074, or 40.5% of sales, in 2001, from $217,452 or 3.6% of sales, in 2000.
The increase was due to legal fees Scanner incurred in connection with a patent infringement claim which Scanner brought in New York against a competitor; see "Information Concerning Scanner - Legal Proceedings." Management believes that Scanner will have the financial resources necessary to continue pursuing its claims.

      OTHER INCOME. Due to increased cash balances and a corresponding increase in interest earned during 2001, other income increased by 44.1% from $6,940 in 2000 to $10,000 in 2001.

      INCOME TAXES. The income taxes for the year ended December 31, 2001 resulted in an income tax benefit of $395,746 relating to the loss before income taxes of $1,698,970, compared to $626,249 income tax expense relating to income before income taxes of $1,881,576 on December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

      Scanner's cash and cash equivalents decreased by $312,997 or 85% to $53,753 as of March 31, 2002, as compared to $366,750 on December 31, 2001. Due to the general economic downturn and the significantly decreased demand for products from the semiconductor and microelectronic industry, Scanner's accounts receivable decreased by $79,078 or 16.3% to $404,918 as of March 31, 2002, compared to $483,996 on December 31, 2001. Scanner adjusts its accounts receivable for specified bad debts. The adjustment was $40,000 as of December 31, 2001 and as of March 31, 2002. Inventory increased by $27,588 or 3.8% to $760,394 as of March 31, 2002, compared to $732,806 as of December 31, 2001.
Inventories consist principally of raw material parts, sub assemblies and technological components. The technological components are generally purchased in small quantities and therefore, have a high turnover rate, thereby mitigating the risk of obsolescence. Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out method.

      Net cash used in operating activities in the three-month period ended March 31, 2002 was $310,736 which resulted primarily from a net loss of $350,566. Net cash used for property and equipment purchases was $2,261.

      Working capital decreased to $1,100,633 as of March 31, 2002, from $1.55 million as of December 31, 2001. In March 2002, Scanner entered into a line of credit for up to $900,000. The line of credit is renewable annually at the bank's discretion. The maximum amount of the line of credit is $900,000 at the prime rate. As of June 7, 2002, Scanner had not drawn any money under the line of credit. The credit is guaranteed by the following shareholders of Scanner who received as consideration for their guarantees five-year warrants to purchase a total of 225,000 shares of Scanner common stock at an exercise price of $2.75 per share: Robert P. Bringer and Ruth E. Bringer (warrant to purchase 25,000 shares of common stock in exchange for guarantee for $100,000 of the line of credit); David B. Fernald (warrant: 25,000 shares / guarantee for $100,000); Michael Thorsland (warrant: 50,000 shares / guarantee for $200,000); Nicholas J. Kuhn and Colleen M. Kuhn (warrants: 50,000 shares / guarantee for $200,000); Josef L. Kuhn (warrant: 50,000 / guarantee: $200,000); Gerald G. Mueller (warrant: 25,000 shares / guarantee for $100,000). Upon consummation of the merger, these warrants shall convert into warrants to purchase common stock of the company surviving the merger. Scanner believes that this line of credit, its existing working capital and anticipated cash flows from operation will be adequate to satisfy projected operating and capital requirements through the foreseeable future. However, to the extent the current slowdown in the microelectronics industries and global economy continue for an extended period of time or Scanner grows more rapidly than expected, Scanner may need additional cash to finance its operating and investing activities.

      The merger of Scanner with and into Southwest is not expected to have any material effects on Scanner's liquidity and cash resources.

IMPACT OF ACCOUNTING STANDARDS

      On January 1, 2002, Scanner adopted the provisions of STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 141, BUSINESS COMBINATIONS, and SFAS NO. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 141 eliminates the pooling of interests method of accounting for business combinations initiated after June 30, 2001. Under the provisions of SFAS No. 142, intangible assets with indefinite lives and goodwill are no longer amortized but are subject to annual impairment tests. Separable intangible assets with finite lives continue to be amortized over their useful lives. The adoption of SFAS No. 141 and No. 142 does not impact the financial position or results of operations. Application of the nonamortized provisions of SFAS No. 142 will not have a material effect on our financial condition or results of operations.

      On January 1, 2002, Scanner adopted the provisions of SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which replaces SFAS NO. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet been incurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The adoption of SFAS No. 144 had no impact on Scanner's current operations.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

      Certain statements made in this proxy statement, as well as oral statements made by Scanner from time to time, which are prefaced with words such as "expects", "anticipates", "believes", "projects", "intends", "plans" and similar words and other statements of similar sense, are forward-looking statements. Scanner's forward-looking statements generally relate to its growth strategies, financial results, product development activities and sales efforts. These forward-looking statements, like any other forward-looking statements, involve risks and uncertainties known and unknown, and may be affected by inaccurate assumptions, including, among others, those discussed in this proxy statement; see "Risk Factors" on page 11. The risks and uncertainties described here could cause actual results to differ materially from those projected or anticipated. Scanner disclaims any obligation to subsequently revise forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


SELECTED FINANCIAL INFORMATION

         This section presents historical financial data of Scanner. You should read carefully the Scanner financial statements included in this proxy statement, including the notes to the financial statements. The selected data in this section is not intended to replace the financial statements.

         Scanner derived the statement of operations data for the years ended December 31, 2001 and December 31, 2000 and the balance sheet data as of December 31, 2001 from the audited financial statements included in this proxy statement. Lethert, Skwira, Schultz & Co. LLP, Scanner's independent auditors, audited these financial statements. Scanner derived the statement of operations data for the three months ended March 31, 2002 and the balance sheet data as of March 31, 2002 from Scanner's unaudited financial statements included in this proxy statement. In the opinion of Scanner's management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations for these periods and financial condition at that date. The historical results presented below are not necessarily indicative of future results.

                      Consolidated Statement of Operations

                                                                                           (Unaudited)
                                                Year Ended December 31,                      March 31,
                                               2001           2000 (restated)         2002             2001
                                               ----           ---------------         ----             ----
Revenues                                       $1,772,625          $6,038,929      $   228,620           $864,414

Cost of goods sold                                457,731           1,856,999           80,446            262,517
                                              -----------         -----------       ----------         ----------

    Gross Profit                                1,314,894           4,181,930          148,174            601,897

Selling, general, and administrative            1,674,079           1,795,545           310,157           433,407
Research and development                          631,514             259,418           180,643            82,462
Legal fees                                        718,074             217,452           160,965            49,566
                                              -----------         -----------       ----------         ----------

    Income (Loss) from Operations              (1,708,773)          1,909,515         (503,591)            36,462


    OTHER INCOME (EXPENSE)
Other income                                       10,001               6,940             2,325             1,008
Interest expense                                     (198)            (34,879)                -              (110)
                                              -----------         -----------       ----------         ----------

    Income (Loss) Before
    Provision (Benefit) for Income Taxes       (1,698,970)          1,881,576         (501,266)            37,360


Provision (Benefit) for Income Taxes             (395,746)            626,249          150,700             15,100
                                              -----------         -----------       ----------         ----------

    Net Income (Loss)                         $(1,303,224)         $1,255,327         (350,566)           $22,260
                                              ===========         ===========       ==========         ==========
BALANCE SHEET DATA:
Working Capital                                $1,553,408          $1,868,143       $1,100,633
Total Assets                                   $2,741,459          $3,688,133       $2,558,221
Stockholders' Equity                           $  900,675          $1,090,163       $  604,420


                        PRINCIPAL SHAREHOLDERS OF SCANNER

   The following table sets forth the beneficial ownership of Scanner Common Stock as of July 8, 2002, the Scanner Record Date, for:

   o each person who is known by Scanner to beneficially own more than five percent (5%) of Scanner Common Stock;
   o  each of Scanner's directors;
   o  each of Scanner's executive officers; and
   o  all directors and executive officers as a group.

   Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock. As of July 8, 2002, 7,061,196 shares of Scanner common stock were issued and outstanding. Except as indicated in the footnotes to this tables, the address for the persons named in the table is 1405 21st Avenue North, #220, Minneapolis, MN 55447

      Name and Address of Beneficial          Amount of Common Shares
            Owner or Identity                    Beneficially Owned
                 of Group                     -------------------------
                                               Number(1)     Percent(1)
-------------------------------------------   ------------   ----------

Elwin M. Beaty                                 2,538,915       35.96%

Elaine E. Beaty                                2,538,915       35.96%


David P. Mork                                    550,000(2)      7.5%
                                         -----------------   ----------

Executive Officers and Directors as a          5,077,830       71.91%
Group

(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of the Scanner Record Date or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2) Includes options to purchase 250,000 shares of Scanner common stock, exercisable within 60 days of the Scanner Record Date.


                                  LEGAL MATTERS

      The validity of the Southwest common stock to be issued in connection with the merger will be passed upon for Southwest by Robins, Kaplan, Miller & Ciresi, L.L.P., Minneapolis, Minnesota.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals for consideration at Southwest's 2003 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Any appropriate proposal submitted by a shareholder of Southwest and intended to be presented at the 2003 annual meeting of shareholders must be received by Southwest by January 21, 2003, to be considered for inclusion in the Company's proxy statement and related proxy for the 2003 annual meeting.


      Also, if a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Southwest proxy statement and proxy is received by Southwest after April 6, 2003, then management named in Southwest's proxy form for the 2003 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in Southwest's proxy materials.

                                  OTHER MATTERS

      As of the date of this proxy statement, the board of directors of each of Southwest and Scanner knows of no other matters that will be presented for consideration at the Southwest special meeting or the Scanner special meeting other than as described in this proxy statement. If any other matters shall properly come before the Southwest special meeting or the Scanner special meeting, or an adjournment or postponement thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of the management of Southwest or Scanner, as the case may be.

                       WHERE YOU CAN FIND MORE INFORMATION

      Southwest files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information filed by Southwest at the SEC's public reference rooms at 450 - 5th Street NW., Washington, D.C. 20549, or at 233 Broadway, New York, New York 10279 or at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800 SEC 0330 for more information on the public reference rooms. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like Southwest, that file electronically with the SEC.

      The SEC allows Southwest to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information in (or incorporated by reference in) this proxy statement.

      This proxy statement incorporates by reference the documents listed below that Southwest has previously filed with the SEC. These documents contain important information about Southwest and its finances.

            Southwest SEC Filings                           Period
Quarterly Report on Form 10-QSB                  Quarter ended March 31, 2002
Annual Report on Form 10-KSB                     Year ended December 31, 2001
Current Report on Form 8-K                         Filed on October 9, 2001
Current Report on Form 8-K                         Filed on December 4, 2001
Current Report on Form 8-K                          Filed on March 19, 2002
Description of Southwest's common stock
contained in Southwest's registration
statement on Form 10, SEC File No. 0-8149

      Southwest is also incorporating by reference all additional documents that it may file with the SEC between the date of this proxy statement and the date of the special meeting.

      If you are a shareholder of Southwest or Scanner, Southwest may have sent you some of the documents incorporated by reference, but you can obtain any of them from Southwest or the SEC. Documents incorporated by reference are available from Southwest without charge, except for any exhibits to those documents unless we have specifically incorporated by reference a particular exhibit in this proxy statement.

      Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the appropriate party at the following address:

      Southwest Capital Corporation
      701 Xenia Avenue South, #130
      Golden Valley, MN 55416

      IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM SOUTHWEST, PLEASE DO SO BY JULY 21, 2002, TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


      We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this proxy statement. Southwest has supplied all information contained or incorporated by reference in this proxy statement relating to Southwest, and Scanner has supplied all such information relating to Scanner. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or buy, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this documents speaks only as of the date of this document unless the information specifically indicates that another date applies.

       SCANNER TECHNOLOGIES CORPORATION CONSOLIDATED FINANCIAL STATEMENTS


       SCANNER TECHNOLOGIES CORPORATION CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Financial Statements for the Fiscal Years ended December 31, 2001 and 2000
Independent Auditors' Report                                                 F-1
Consolidated Balance Sheet                                                   F-2
Consolidated Statement of Operations                                         F-3
Consolidated Statement of Stockholders' Equity                               F-4
Consolidated Statement of Cash Flows                                         F-5
Notes to Consolidated Financial Statements                                   F-6

Interim Financial Statements for the Three Months Period Ended March 31,
  2002
Consolidated Balance Sheet as of March 31, 2002 (unaudited)                 F-14
Consolidated Statement of Operations, Three Months Ended March 31, 2002
  (unaudited)                                                               F-15
Consolidated Statement of Cash Flows, Three Months Ended March 31, 2002
  (unaudited)                                                               F-16
Notes to Consolidated Financial Statements (unaudited)                      F-17

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Scanner Technologies Corporation
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheet of Scanner Technologies Corporation (a Minnesota corporation) and its wholly owned subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, certain errors resulting in an understatement of previously reported liabilities as of December 31, 2000 were discovered by management of the Company during the year 2001.
Accordingly, the 2000 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 2000 to correct the error.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scanner Technologies Corporation and its wholly owned subsidiary as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

St. Paul, Minnesota
February 11, 2002, except for the 3rd, 4th and 5th paragraph of Note 13 for which the date is April 19, 2002.




LETHERT, SKWIRA, SCHULTZ & CO. LLP
St. Paul, Minnesota

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                           Consolidated Balance Sheet

                           December 31, 2001 and 2000

                                                                       (Restated)
            ASSETS                                        2001            2000
            ------                                        ----            ----
CURRENT ASSETS

Cash and cash equivalents                             $  366,750       $   82,799
Accounts receivable (less allowance for doubtful
   accounts of $40,000 and $35,000 at December 31,
   2001 and 2000, respectively)                          483,996        2,515,683
Income tax receivable                                    397,629                -
Inventory                                                732,806          419,653
Prepaid expenses                                          27,430            5,080
                                                     -----------      -----------
   Total Current Assets                                2,008,611        3,023,215

Property and equipment (Notes 1 and 12)                  180,467          149,286
Less:  Accumulated depreciation                          117,115           88,207
                                                     -----------      -----------
                                                          63,352           61,079

Deferred tax asset (Note 6)                              599,200          598,100
Due from officer                                          56,557                -
Deposits                                                  13,739            5,739
                                                     -----------      -----------
    TOTAL ASSETS                                      $2,741,459       $3,688,133
                                                      ===========      ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
CURRENT LIABILITIES

Accounts payable                                      $  362,997       $  281,615
Accrued Commissions                                       24,656          199,974
Accrued income taxes                                       1,212          644,149
Other accrued expenses                                    66,338           29,334
                                                     -----------      -----------
    Total Current Liabilities                            455,203        1,155,072

Accrued license fees (Note 4)                            131,006          268,323
Accrued compensation (Note 5)                          1,254,575        1,174,575

Commitments and contingencies

    STOCKHOLDERS' EQUITY

Common stock - $.01 par value
   Authorized 10,000,000 shares
   Issued and outstanding shares:
   7,061,196 and 6,906,696 at December 31,
      2001 and 2000, respectively                         70,612           69,067
Additional paid-in capital                             1,262,023          422,768
Stock options                                            952,430          632,680
Deferred stock option compensation                      (429,134)        (382,320)
Retained earnings (deficit)                             (955,256)         347,968
                                                     -----------      -----------
   Total Stockholders' Equity                            900,675        1,090,163
                                                     -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $2,741,459       $3,688,133
                                                     ===========       ==========

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Operations

                     Years Ended December 31, 2001 and 2000

                                                                (Restated)
                                                   2001            2000
                                                   ----            ----
Revenues (Note 12)                            $ 1,772,625       $6,038,929

Cost of goods sold                                457,731        1,856,999
                                              -----------        ---------

    Gross Profit                                1,314,894        4,181,930

Selling, general, and administrative            1,674,079        1,795,545
Research and development                          631,514          259,418
Legal fees (Note 7)                               718,074          217,452
                                               ----------       ----------

    Income (Loss) from Operations              (1,708,773)       1,909,515


    OTHER INCOME (EXPENSE)

Other income                                       10,001            6,940
Interest expense                                     (198)         (34,879)
                                              -------------      ----------

    Income (Loss) Before
    Provision (Benefit) for Income Taxes       (1,698,970)       1,881,576

Provision (Benefit) for Income Taxes (Note 6)    (395,746)         626,249
                                               -----------       ---------

    Net Income (Loss)                         $(1,303,224)      $1,255,327
                                              ============      ==========

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                Consolidated Statement of Stockholders' Equity

                        Common Stock         Additional                Deferred       Retained
                                              Paid-in       Stock     Stock Option    Earnings
                      Shares      Amount      Capital      Options    Compensation    (Deficit)      Total
                      ------      -----       -------      -------    ------------    ---------      -----
Balance,             6,878,336   $ 68,783  $  384,212     $460,000     $(316,167)     $ (907,359)  $ (310,531)
January 1, 2000
  (restated)

Stock issued for
  services              15,360        154       3,686            -             -               -        3,840

Stock options:
   Issued for cash           -          -           -       30,000             -               -       30,000
   Issued for
      deferred
      compensation           -          -           -      339,680      (339,680)              -            -
   Cancelled                 -          -           -     (165,250)      165,250               -            -
   Exercised            13,000        130      34,870      (31,750)            -               -        3,250
   Amortization of
      deferred
      compensation           -                      -            -       108,277               -      108,277

Net income                   -          -           -            -             -       1,255,327    1,255,327
                     ---------   --------  ----------     --------      --------       ---------    ---------
Balance,
December 31, 2000
    (restated)       6,906,696     69,067     422,768      632,680      (382,320)        347,968    1,090,163

Stock options &
  warrants:
   Issued for cash           -          -           -       15,000             -               -       15,000
   Issued for
      deferred
      compensation           -          -           -      396,750      (396,750)              -            -
   Cancelled                 -          -           -      (48,250)       48,250               -            -
   Exercised           154,500      1,545     839,255      (43,750)            -                      797,050
   Amortization of
      deferred
      compensation           -          -           -            -       301,686               -      301,686

Net loss                     -          -           -            -             -      (1,303,224)  (1,303,224)
                     ---------   --------  ----------     --------    ----------      ----------   ----------

Balance,
December 31, 2001    7,061,196   $ 70,612  $1,262,023     $952,430     $(429,134)     $ (955,256)  $  900,675
                     =========   ========  ==========     ========    ==========      ==========   ==========

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash Flows

                     Years Ended December 31, 2001 and 2000

                                                                                (Restated)
                                                                   2001            2000
                                                                   ----            ----

Cash Flows From Operating Activities
Net income (loss)                                             $(1,303,224)     $ 1,255,327

Adjustments to reconcile net income (loss)  to net
cash provided (used) by operating activities:
     Depreciation                                                  28,908           25,510
     Deferred taxes                                                (1,100)         (36,900)
     Unearned compensation                                        301,686          108,277
     Stock issued for services                                                       3,840

   Increase (decrease) in cash flows from:
     Accounts receivable                                        2,031,687       (1,848,543)
     Income tax receivable                                       (397,629)               -
     Inventory                                                   (313,153)        (163,351)
     Prepaid expenses                                             (22,350)          (4,732)
     Due from officer                                             (56,557)               -
     Deposits                                                      (8,000)          (4,442)
     Accounts payable                                              81,382          200,345
     Other accrued expenses                                        37,004           (3,590)
     Accrued commissions                                         (175,318)         138,993
     Accrued income taxes                                        (642,937)         624,720
     Accrued license fees                                        (137,317)           2,129
     Accrued compensation                                          80,000          100,000
                                                              -----------      -----------
   Net Cash Provided (Used) by Operating Activities              (496,918)         397,583


   CASH FLOWS USED BY INVESTING ACTIVITIES

Property and equipment purchases                                  (31,181)         (39,057)
                                                              -----------      -----------

   CASH FLOWS FROM FINANCING ACTIVITIES

Payment on line of credit                                               -         (521,000)
Proceeds from issuance of common stock                            797,050            3,250
Proceeds from sale of stock options                                15,000           30,000
                                                              -----------      -----------
   Net Cash Provided (Used) by Financing Activities               812,050         (487,750)
                                                              -----------      -----------
   Net Increase (Decrease) in Cash                                283,951         (129,224)

   Cash and cash equivalents, Beginning of Year                    82,799          212,023
                                                              -----------      -----------
   Cash and cash equivalents, End of Year                     $   366,750      $    82,799
                                                              ===========      ===========

Supplemental Disclosure of Cash Flows Information:
Cash paid during the year for:
   Interest                                                      $    198         $34,879
   Income taxes                                                   644,149          38,429

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                  Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


NOTE 1    NATURE OF BUSINESS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The Company is a manufacturer, developer, and retailer of electronic component test equipment. The Company also conducts research and development of technologically feasible products. The Company grants credit collateralized by the product to a customer base that is small in nature, but global in location.

These financial statements include the activity of Scanner Technologies Corporation and its wholly owned subsidiary, Scanner Technologies Corporation International, incorporated in the United States and registered in Singapore. There were no intercompany transactions to be eliminated.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is earned by the company primarily through sales of test equipment to third party customers and also to a distributor. Title to the equipment passes at shipment. For the distributor, revenue is reorganized upon shipment as the distributor has no acceptance provisions and title passes at shipment. For third party customers, title passes at shipment, however the customer has certain acceptance provisions relating to installation and training. These provisions require the Company to defer revenue recognition until the equipment is installed and the customers' personnel are trained. The Company provides the training but does not install the equipment. As a result, revenue is recognized for third party customers once the product has been shipped, installed and customer personnel are trained. This process typically is completed within two weeks to a month after shipment.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE BAD DEBT ALLOWANCE

The bad debt allowance is estimated, using a specific identification methodology.

INVENTORIES

Inventories consist principally of raw material parts, sub assemblies and technological components. The technological components are generally purchased in small quantities and therefore, have a high turnover rate, thereby mitigating the risk of obsolence. Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost less accumulated depreciation. Leasehold improvements are depreciated on the straight-line method over their estimated useful lives of 2 to 15 years. Furniture, fixtures, machinery and equipment are depreciated on accelerated methods over their useful lives of 5 to 7 years. Computer equipment and software are depreciated on accelerated methods over their useful lives of 3 to 5 years. Repairs and maintenance are expensed as incurred.

ACCOUNTING FOR STOCK-COMPENSATION

The Company accounts for employee stock options under ACCOUNTING PRINCIPLES BOARD OPINION (APB) NO. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provides the pro forma disclosures required by STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 123, ACCOUNTING FOR STOCK-BASED
Compensation. Options and warrants to non-employees are recorded as required by SFAS No. 123.

INCOME TAXES

The Company is taxed as a domestic US corporation under the Internal Revenue Code. Income taxes are accounted for under STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, ACCOUNTING FOR INCOME TAXES. Deferred income taxes assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. Income tax expense is the current tax payable for the period and the change during the period in deferred tax assets and liabilities.

CASH EQUIVALENTS

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ADVERTISING

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2001 and 2000, was $12,395 and $3,688, respectively.

WARRANTY OBLIGATIONS

The Company routinely repairs units sold. The cost of repairs is considered minor as the parts requiring replacement are low value components or parts.

RECENTLY ISSUED ACCOUNTING STANDARDS

On January 1, 2002, the Company adopted the provisions of STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 141, BUSINESS COMBINATIONS, AND
SFAS NO. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 141 eliminates the pooling of interests method of accounting for business combinations initiated after June 30, 2001. Under the provisions of SFAS No. 142, intangible assets with indefinite lives and goodwill are no longer amortized but are subject to annual impairment tests. Separable intangible assets with finite lives continue to be amortized over their useful lives. The adoption of SFAS No. 141 and No. 142 does not impact the financial position or results of operations. Application of the nonamortized provisions of SFAS No. 142 will not have a material effect on our financial condition or results of operations.

On January 1, 2002, the Company adopted the provisions of SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which replaces SFAS NO. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet been incurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The adoption of SFAS No. 144 had no impact on the Company's current operations.

NOTE 2    RESTATEMENT

The accompanying financial statements for the year ended December 31, 2000, were restated to correctly report previously unrecorded stock options and accrued compensation, net of tax effects. The effect of this adjustment on January 1, 2000 retained earnings (deficit) is as follows:

      As previous reported                $(584,101)
      Adjustment                           (323,258)
                                          ---------
      As restated                         $(907,359)
                                         ----------

The effect of the restatement on certain 2000 balance sheet and statement of operations accounts is as follows:

                                                          As previously                           As currently
                                                             reported           Adjustment          restated
                                                             --------           ----------          --------
Adjustment to Balance Sheet Dr (Cr):

Deferred tax asset                                        $  462,800          $ 135,300            598,100
Accrued compensation                                       (875,200)           (299,375)       $(1,174,575)
Other current liabilities                                  (200,508)            (28,800)          (229,308)
Additional paid in capital                                 (391,068)            (31,700)          (422,768)
Stock options                                               (30,000)           (602,680)          (632,680)
Deferred stock compensation                                        -             382,320            382,320
Retained earnings                                          (792,903)           (444,935)          (347,968)

Adjustment to the Statement of Operations Dr (Cr):

Selling, general and administrative expense                1,681,643             113,902          1,795,545
Research and development                                     242,543              16,875            259,418
Provision for income taxes                                   635,349             (9,100)            626,249
                                                                               ---------

Net decrease of 2000 net income                                                  121,677

The restatement reflects an adjustment to stock options and accrued compensation that had not been appropriately recorded in the historical consolidated financial statements. The adjustments immediately above are the changes to the year 2000 and the prior years net effect is listed in the first paragraph of this note. The difference between the adjustment to retained earnings of $444,935 and the year 2000 net income effect of $121,677 results in the net effect of the prior years' adjustment of $323,258 to retained earnings, as listed above.

NOTE 3    CONCENTRATIONS

As of December 31, 2001 and 2000, the Company had four customers with aggregate accounts receivable balances of $358,763 or 68 percent of total accounts receivable and one customer with $1,293,817 or 51 percent of total accounts receivable, respectively. Additional for the years ended December 31, 2001 and 2000, the Company had two customers with aggregate revenues of $794,000 or 45 percent of total revenues and $3,363,800 or 56 percent of total revenues, respectively.

The Company had a concentration of credit risk arising from cash deposits at a financial institution in excess of federally insured limits. At December 31, 2001, the Company's uninsured cash balance in excess of federally insured limits was $264,292. The Company has not historically experienced any material losses in such accounts.

NOTE 4    LICENSE AGREEMENT

The Company has entered into an exclusive license agreement with its President and Chief Executive Officer (licensor) and the Corporate Secretary. The agreement covers the operation, manufacturing, testing and selling of Scanner products. This agreement includes products resulting from the previously owned licensed know-how of the licensor and any future products developed by the Company during the term of the agreement. The agreement requires a royalty fee of 5 percent of the Company's gross sales until such time as the stock of the Company is registered and becomes freely tradable. The Company granted a security interest to the licensor in all tangible and intangible assets equal to amounts due pursuant to the agreement. The amounts due are callable after January 1, 2003.

NOTE 5    EMPLOYMENT AGREEMENT

The Company has an employment agreement with its President and Chief Executive Officer at an annual salary of $180,000. The unpaid salary is accrued without interest and amounts to $1,254,575 and $1,174,675 at December 31, 2001 and 2000, respectively. The amount is not callable before January 1, 2003. The agreement also contains a provision that requires the Company to pay the President and CEO an amount equal to the annual salary if he is terminated without cause. See Note 13.

NOTE 6    PROVISION (BENEFIT) FOR INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                            2001          2000
                                          ---------     --------
      Federal                             $       -     $616,978
      State                                   1,212       52,908
                                          ---------     --------
                                              1,212      669,886
      Less: Benefit of net operating
            loss carryforwards             (395,858)      (6,737)
                                           --------     --------

          Total Current                    (394,646)     663,149

      Deferred income taxes                  (1,100)     (36,900)
                                           --------     --------

          Total Provision (Benefit)       $(395,746)    $626,249
                                          =========     ========

Deferred income taxes are provided to account for the effect of timing differences between income reported for tax and financial statement purposes.

Income tax asset (liability) at December 31, 2001 and 2000, is comprised of the following:

                                            2001              2000
                                        ------------       ----------
      INCOME TAX ASSET (LIABILITY)

      Deferred tax assets                 $ 599,200          $598,100
      Federal and state tax liabilities      (1,212)         (644,149)
                                          ---------          --------
        Total Income Tax Asset
            (Liability)                   $ 597,988          $(46,049)
                                          =========          ========

The deferred tax asset results from deferred compensation and accrued license fees that have been expensed for book purposes but not on the corporate income tax return. The net operating loss in the year 2001, was carried back and fully utilized for federal tax purposes. There is a remaining federal NOL carry-back balance available of approximately $930,175, which expires in 2005. The state net operating losses are carried forward and begin to expire in 2006 and end expiring in 2020 as follows: the Arizona NOL begins in 2002 and expires in 2006, The California NOL expires in 2010 and the Minnesota NOL expires in 2020. Management believes no valuation allowance for the net deferred tax assest is required due to its recoverability through the utilization of net operating loss carry-backs and reduction of future taxable income.

The provision for income tax differs from the amount of income tax determined by applying the applicable U.S. Statutory rate to earnings before income taxes, as a result of the following:

                                                         2001        2000
                                                      ---------   ---------
U.S. statutory rate                                      35.0%        35.0%
State income taxes, net of federal income tax benefit     8.3          9.8
Benefit of net operating loss                           (20.0)       (11.5)
                                                       ------        -----
                                                         23.3%        33.3%

NOTE 7    OPERATING LEASES

At December 31, 2001, the Company is obligated under an operating lease for one of its U.S. locations and one foreign office for the below amounts.

            YEAR ENDED DECEMBER 31,    ARIZONA    SINGAPORE          TOTAL
            -----------------------    -------    ---------       ----------
                    2002              $   49,248  $   12,100      $   61,348
                    2003                  49,248           -          49,248
                    2004                       -       4,104           4,104
                                      ----------   ---------      ----------
                    Total             $  102,600   $  12,100      $  114,700
                                      ==========   =========      ==========

For these leases, the Company had rent expense of $151,367 and $78,816 for 2001 and 2000, respectively. The Company is also responsible for a pro rata share of building expenses, estimated at $2,000 per month. The Company also has three additional offices that are subject to leases which are less than one year terms. The Minnesota office is on a month to month lease at approximately $4,800 per month and had a rent expense of $57,000 for both years 2001 and 2000. The San Jose office, which had a rent expense of $3,000 for both 2001 and 2000, is on a lease that is bimonthly, with payments of approximately $250 per month. The Switzerland office, which had a rent expense of $2,300 and 0 for 2001 and 2000, respectively, is on a lease that is bimonthly, with payments of nearly $400 per month.

NOTE 8    LEGAL MATTER PENDING

The Company has a lawsuit against a Belgian corporation for infringement of two of its patents. The Belgian corporation has filed counterclaims alleging unfair competition. At this point the Company will vigorously defend the counterclaim and any unfavorable decision will not have a material or adverse effect on the financial statements taken as a whole. The Company expects to incur significant additional expenses in fiscal 2002 to pursue this lawsuit, but is uncertain as to the total of the legal expenses related to this case. The Company is in the process of filing a response to the defendant's summary judgment motions, prior to a judicial ruling on the motions.

NOTE 9    STOCK OPTIONS

The Company has granted stock options under the Company's 1991 Stock Options and Stock Award Plan (the "Plan Options") and sold stock purchase options to outside investors (the "Financing Options").

The 1991 Stock Options and Stock Award Plan provides that 600,000 incentive stock options and nonqualified stock options (subject to change for events causing deletion or enlargement of the rights of holders of outstanding options) may be issued to selective employees and non-employees of the Company. The Board of Directors determines the option price for all stock options granted under the Plan. Option prices for incentive stock options are not less than 100 percent of the fair value of common stock at date of grant and not less than 110 percent of the fair value of common stock at date of grant for holders possessing more than 10 percent of the Company's combined voting power. Option prices for nonqualified stock options may be less than 100 percent of the fair value of common stock at the date of grant. All options granted to date under the Plan are nonqualified.

The Company had sold for cash 24,750 and 49,500 Financings Options at $0.61 per share during 2001 and 2000, respectively, exercisable at $6.00 per share.

Stock option activity with respect to the Plan Options and the Financing Options is as follows:

                                                          Weighted Average
                                       Options             Exercise Price
                                       -------             --------------
                                  2001        2000        2001       2000
                                  ----        ----        ----       ----
Outstanding, January 1            592,500    455,000    $   .90    $   .25
Granted                            93,750    225,500       1.77       2.15
Cancelled                         (25,000)   (75,000)      1.07        .80
Exercised                         (54,500)   (13,000)      5.47        .25
                                  --------   --------      ----    -------

Outstanding, December 31          606,750    592,500        .62        .90
                                  -------    -------     ------     ------

With the exception of Financing Options sold in 2001 and 2000 at grant date common stock fair value of $6.00 per share, all other options in 2001 and 2000 were nonqualified and granted at exercise prices less than fair value of common stock at date of grant. The weighted-average grant date fair value of all options granted at less than fair value of common stock at grant date for 2001 and 2000 was $5.80 and $2.20, respectively.

Options outstanding and exercisable at December 31, 2001 are as follows:

                   Outstanding                             Exercisable
--------------------------------------------------  --------------------------
                            Weighted Average                        Weighted
                                     Remaining                      Average
 Exercise                Exercise   Contractual                     Exercise
   Price      Options     Price      Life-Years        Options       Price
   -----      -------     -----      ----------        -------       -----
 $   .25     481,000     $   .25         1.9            384,800     $   .25
    1.07     101,000        1.07         4.5             30,400        1.07
    6.00      24,750        6.00          .1             24,750        6.00
              ------                                   --------
     .62     606,750         .62         2.3            439,950         .63
             -------                                    -------

If the Company recognized stock option compensation expense based on fair value at date of grant, consistent with the method prescribed by SFAS No. 123, pro forma net income (loss) would be approximately as follows:

                                           Years Ended December 31,
                                       ---------------------------------
                                           2001                  2000
                                           ----                  ----
Net income (loss) as reported          $(1,303,224)           $1,255,327
Additional compensation expense            (39,820)              (34,360)
                                       ------------           ----------
Pro forma net income (loss)            $(1,343,044)           $1,220,967
                                       ------------           ----------

The fair value of stock options is the estimated present value at grant date using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

                                            Years Ended December 31,
                                           ---------------------------
                                           2001                  2000
                                           ----                  ----
Risk-free interest rate                    4.66%                 6.01%
Expected life-years                        5                     5
Expected volatility                        0.00%                 0.00%
Expected dividend rate                     0.00%                 0.00%

Additionally, at December 31, 2000, the Company had 100,000 stock purchase warrants outstanding which were exercisable at $5 per share. All stock purchase warrants were exercised in 2001.

NOTE 10   LINE OF CREDIT

The Company had a $600,000 operating line of credit with a bank. The line of credit was collateralized by the Company's assets. The interest rate on the line of credit was 8%. The balance outstanding on the line of credit was $0 for both years ended December 31, 2001 and 2000. The line expired on May 17, 2001.

NOTE 11   EMPLOYEE BENEFIT PLAN

The Company maintains a 401K plan for its employees. The employees are allowed to contribute to the Plan as provided under law. Any matching contributions by the Company are at the discretion of the Board of Directors. No matching contributions have been made for the years ended December 31, 2001 and 2000.

NOTE 12   GEOGRAPHIC INFORMATION

    REVENUES                                  2001                2000
                                              ----                ----
Japan                                      $  588,700        $    13,250
Singapore                                     243,350            302,750
Others outside the United States              143,575            239,500
Inside the United States                      797,000          5,483,429
                                          -----------          ---------

    Total                                  $1,772,625         $6,038,929
                                           ==========         ==========

    PROPERTY AND EQUIPMENT, NET

Outside the United States              $          202         $        -
Inside the United States                       63,150             61,079
                                           ----------         ----------

    Total                                $     63,352        $    61,079
                                         ============        ===========

NOTE 13   SUBSEQUENT EVENTS AND CONTINGENT LIABILITY

On January 15, 2002, the Company executed an Agreement and Plan of Reorganization with Southwest Capital Corporation (Southwest), a public company with no operations. The agreement provides for the Company to merge into Southwest, whereas Southwest continues as the surviving corporation under the name of Scanner Technologies Corporation. At the effective time, each share of the Company's common stock issued and outstanding will be converted into the right to receive shares of the merged Company and warrants to purchase additional shares at an exercise price of $1 per share. The conversion ratio is based on the total amount of the Company's common stock outstanding at the effective time of the merger. The Company's stockholders will receive approximately 8,571,000 shares and warrants to purchase approximately 1,429,000 shares of common stock in the merged company. Each share of common stock of Southwest issued and outstanding remains issued and outstanding and unaffected by the merger. This agreement is subject to stockholder approval of the Company and Southwest and may be terminated according to the provisions in the agreement, including mutual consent of the Board of Directors of both companies and failure to consummate the merger by July 31, 2002. The Company estimates the transaction costs and expenses to be approximately $120,000, primarily for legal and accounting fees.

Upon the consummation of the merger of the Company into Southwest, the Company will become the owner of the licensed know-how (note 4) in exchange for a one-time payment to licensor of $1 and all expenses incurred for securing and maintaining the intellectual property rights. At December 31, 2001, these expenses were approximately $339,000.

In March 2002, the Company obtained a line of credit from a bank. The line in the amount of $900,000 with an interest rate based on the prime interest rate has a term of one year, renewable at the discretion of the bank. The line is guaranteed by shareholders who received for their financial support warrents to purchase a total of 225,000 shares of Company's common stock at $2.75 per share. No amounts were outstanding under this line at March 31, 2002. The warrants have a fair market value of $0, as determined by the Black-Scholes Model.

In an agreement dated April 19, 2002, the Company's President and Chief Executive Officer forgave the payment of the salary accrued and released the Company, its successors, its officers and directors from any liability in connection with the accrued salary. In exchange, the Company agreed that its President shall receive a certain amount of the proceeds, if any, that Scanner may receive out of litigation involving patents that Scanner has licensed. (See
Note 8.) Under the agreement, the Company shall keep sixty percent (60%) of any proceeds of the currently ongoing litigation and shall pay to its President forty percent (40%) of such proceeds until the Company has been reimbursed for all attorney fees and other expenses incurred in connection with the current litigation, and its President has received the total amount of $1,254,575. If one party has received all the amounts owing to such party before the other party's claim under this provision has been satisfied, the other party shall receive hundred percent (100%) of the proceeds until its claim is satisfied. If any proceeds remain after such payment, the Company's President shall receive fifty percent (50%) of such remainder. He also has a right to receive part of the proceeds, if any, that the Company may receive out of any subsequent litigation involving the licensed patents: The Company shall keep sixty percent (60%) of any such proceeds until its attorney fees and other expenses incurred in connection with the current and any subsequent litigation have been reimbursed, and its President shall receive forty percent (40%) of any such proceeds until he has received a total amount of $1,254,575 out of the proceeds of the currently ongoing and any subsequent litigation. If any proceeds out of the subsequent litigation remain after such distribution, the Company shall pay twenty five percent (25%) of such remaining proceeds to its President.

To provide the Company's Senior Vice President with an incentive to continue his employment with the Company and its successor, and to compensate him for compensation in recent years which the Company believes was less than he might have received in a comparable position elsewhere, the Senior Vice President was also a party to the agreement regarding the distribution of litigation proceeds. The Company agreed to pay to him twenty percent (20%) of the remaining proceeds, if any, that Scanner may receive out of the currently ongoing litigation, and twenty five percent (25%) of the remaining proceeds, if any, Scanner may receive out of any future litigation involving the licensed patent, and that remain after the aforesaid payments to the Company and its President have been made out of such proceeds.

INTERIM FINANCIAL STATEMENTS FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2002

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                           Consolidated Balance Sheet

                                                                             March 31,
                                ASSETS                                         2002             December 31,
   CURRENT ASSETS               ------                                      (UNAUDITED)             2001
   --------------                                                           -----------             ----
Cash and cash equivalents                                                 $      53,753         $     366,750
Accounts receivable (less allowance
   for doubtful accounts of $40,000
   in 2002 and 2001)                                                            404,918               483,996
Income tax receivable                                                           395,858               397,629
Inventory                                                                       760,394               732,806
Prepaid expenses                                                                 54,430                27,430
                                                                            -----------           -----------
   Total Current Assets                                                       1,669,353             2,008,611

Property and equipment, net                                                      60,650                63,352

Deferred tax asset                                                              749,900               599,200
Due from officer                                                                 66,079                56,557
Deposits                                                                         12,239                13,739
                                                                            -----------           -----------

   TOTAL ASSETS                                                              $2,558,221            $2,741,459
                                                                            ===========           ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable                                                         $      472,092         $     362,997
Accrued commissions                                                              28,418                24,656
Accrued income taxes                                                                  -                 1,212
Other accrued expenses                                                           68,210                66,338
                                                                            -----------           -----------
    Total Current Liabilities                                                   568,720               455,203

Accrued license fees                                                            130,506               131,006
Accrued compensation                                                          1,254,575             1,254,575

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock - $.01 par value
   Authorized 10,000,000 shares
   Issued and outstanding shares:
   7,061,196 and 7,061,196 at
   March 31, 2002 and December 31, 2001                                          70,612                70,612
Additional paid-in capital                                                    1,262,023             1,262,023
Stock options                                                                   952,430               952,430
Deferred stock option compensation                                             (374,823)             (429,134)
Retained earnings (deficit)                                                  (1,305,822)             (955,256)
                                                                            -----------           -----------
   Total Stockholders' Equity                                                   604,420               900,675
                                                                            -----------           -----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $2,558,221            $2,741,459
                                                                            ===========           ===========


The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Operations

                          Three Months Ended March 31,

                                   (Unaudited)


                                                                            2002                  2001
                                                                            ----                  ----
Revenues                                                               $  228,620                 $864,414

Cost of goods sold                                                         80,446                  262,517
                                                                       ----------                ---------

    Gross Profit                                                          148,174                  601,897


   EXPENSES
Selling, general, and administrative                                      310,157                  433,407
Research and development                                                  180,643                   82,462
Legal                                                                     160,965                   49,566
                                                                       ----------                ---------

   Income (Loss) from Operations                                         (503,591)                  36,462


   OTHER INCOME (EXPENSE)
Other income                                                                2,325                    1,008
Interest expense                                                                -                     (110)
                                                                       ----------                ---------

   Income (Loss) Before Provision
       (Benefit) for Income Taxes                                        (501,266)                  37,360

Provision (Benefit) for Income Taxes                                     (150,700)                  15,100
                                                                       ----------                ---------

    Net Income (Loss)                                                  $ (350,566)               $  22,260
                                                                       ==========                =========

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash Flows

                          Three Months Ended March 31,

                                   (Unaudited)

                 CASH FLOWS FROM OPERATING ACTIVITIES                           2002                 2001
                 ------------------------------------                         --------             --------
Net income (loss)                                                                $(350,566)           $  22,260

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES:
     Depreciation                                                                    4,963                8,180
     Deferred taxes                                                               (150,700)              15,100
     Unearned compensation                                                          54,311               39,634

INCREASE (DECREASE) IN CASH FLOWS FROM:
     Accounts receivable                                                            79,078            1,110,598
     Income tax receivable                                                           1,771                    -
     Inventory                                                                     (27,588)            (190,693)
     Prepaid expenses                                                              (27,000)               5,080
     Due from officer                                                               (9,522)                   -
     Deposits                                                                        1,500               (3,000)
     Accounts payable                                                              109,095             (145,940)
     Accrued commissions                                                             3,762              (39,908)
     Accrued income taxes                                                           (1,212)            (619,049)
     Other accrued expenses                                                          1,872              (29,334)
     Accrued license fees                                                             (500)             (63,516)
     Accrued compensation                                                         -                       5,625
                                                                               -----------           ----------
Net Cash Provided (Used) by
     Operating Activities                                                         (310,736)             115,037

                CASH FLOWS USED BY INVESTING ACTIVITIES
Property and equipment purchases                                                    (2,261)             (19,011)

                 CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                                              -                   241,996
                                                                               -----------           ----------

Net Increase (Decrease) in Cash                                                   (312,997)             338,022

Cash and Cash Equivalents, Beginning                                               366,750               82,799
                                                                               -----------           ----------

Cash and Cash Equivalents, Ending                                                 $ 53,753            $ 420,821
                                                                               ===========           ==========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

Cash paid during the year for:

     Interest                                                                   $        -            $     110
                                                                               ===========           ==========

     Income taxes                                                               $    1,212            $ 749,000
                                                                               ===========           ==========

The accompanying notes are an integral part of this consolidated financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                   Notes to Consolidated Financial Statements
                                   (Unaudited)

NOTE 1 BASIS OF PRESENTATION OF UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The unaudited interim Consolidated Financial Statements of Scanner Technologies Corporation (the Company) as of March 31, 2002 and for the three months March 31, 2002 and 2001, reflect, in the opinion of management, all adjustments necessary to fairly present the consolidated financial position of the Company as of March 31, 2002 and the consolidated results of its operations and its cash flows for the interim periods. The results of operations and cash flows for any interim period are not necessarily indicative of results of operations and cash flows for the full year.

The year-end consolidated balance sheet data was derived from audited Consolidated Financial Statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The unaudited interim Consolidated Financial Statements should be read in conjunction with the Company's Consolidated Financial Statements for the year ended December 31, 2001.


NOTE 2   FINANCING ARRANGEMENTS

In March 2002, the Company obtained a line of credit from a Bank. The line in the amount of $900,000 with an interest rate based on the prime interest rate has a term of one year, renewable at the discretion of the bank. The line is guaranteed by shareholders who received for their financial support warrants to purchase a total of 225,000 shares of Company's common stock at $2.75 per share. No amounts were outstanding under this line at March 31, 2002. The warrants have a fair market value of $0, as determined by the Black-Scholes Model.


NOTE 3   SUBSEQUENT EVENTS AND CONTINGENT LIABILITY

On January 15, 2002, the Company executed an Agreement and Plan of Reorganization with Southwest Capital Corporation (Southwest), a public company with no operations. The agreement provides for the Company to merge into Southwest, whereas Southwest continues as the surviving corporation under the name of Scanner Technologies Corporation. At the effective time, each share of the Company's common stock issued and outstanding will be converted into the right to receive shares of the merged Company and warrants to purchase additional shares at an exercise price of $1 per share. The conversion ratio is based on the total amount of the Company's common stock outstanding at the effective time of the merger. The Company's stockholders will receive approximately 8,571,000 shares and warrants to purchase approximately 1,429,000 shares of common stock in the merged company. Each share of common stock of Southwest issued and outstanding remains issued and outstanding and unaffected by the merger. This agreement is subject to stockholder approval of the Company and Southwest and may be terminated according to the provisions in the agreement, including mutual consent of the Board of Directors of both companies and failure to consummate the merger by July 31, 2002. The Company estimates the transaction costs and expenses to be approximately $120,000, primarily for legal and accounting fees.

Upon the consummation of the merger of the Company into Southwest, the Company will become the owner of the licensed know-how in exchange for a one-time payment to licensor of $1 and all expenses incurred for securing and maintaining the intellectual property rights. At March 31, 2002, these expenses were approximately $366,000.

In an agreement dated April 19, 2002, the Company's President and Chief Executive Officer forgave the payment of the salary accrued and released the Company, its successors, its officers and directors from any liability in connection with the accrued salary. In exchange, the Company agreed that its President shall receive a certain amount of the proceeds, if any, that Scanner may receive out of litigation involving patents that Scanner has licensed. Under the agreement, the Company shall keep sixty percent (60%) of any proceeds of the currently ongoing litigation and shall pay to its President forty percent (40%) of such proceeds until the Company has been reimbursed for all attorney fees and other expenses incurred in connection with the current litigation, and its President has received the total amount of $1,254,575. If one party has received all the amounts owing to such party before the other party's claim under this provision has been satisfied, the other party shall receive 100 hundred percent (100%) of the proceeds remain after such payment, the Company's President shall receive fifty percent

(50%) of such remainder. He also has a right to receive part of the proceeds, if any, that the Company may receive out of any subsequent litigation involving the licensed patents: The Company shall keep sixty percent (60%) of any such proceeds until its attorney fees and other expenses incurred in connection with the current and any subsequent litigation have been reimbursed, and its President shall receive forty percent (40%) of any such proceeds until he has received a total amount of $1,254.575 out of the proceeds of the currently ongoing and any subsequent litigation. If any proceeds out of the subsequent litigation remain after such distribution, the Company shall pay twenty five percent (25%) of such remaining proceeds to its President.

To provide the Company's Senior Vice President with an incentive to continue his employment with the Company and its successor, and to compensate him for compensation in recent years which the Company believes was less than he might have received in a comparable position elsewhere, the Senior Vice President was also a party to the agreement regarding the distribution of litigation proceeds. The Company agreed to pay to him twenty percent (20%) of the remaining proceeds, if any, Scanner may receive out of any future litigation involving the licensed patent, and that remain after the aforesaid payments to the Company and its President have been made out of such proceeds.

                                     ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                        SCANNER TECHNOLOGIES CORPORATION
                                       AND
                          SOUTHWEST CAPITAL CORPORATION

                                JANUARY 16, 2002

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of January 16, 2002, by and among Scanner Technologies Corporation, a Minnesota corporation ("Scanner") and Southwest Capital Corporation, a New Mexico corporation ("Southwest").

      WHEREAS, the Boards of Directors of Scanner and Southwest have approved the merger of Scanner with and into Southwest (the "Merger") upon the terms and subject to the conditions set forth herein; and

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.
                        THE MERGER; CONVERSION OF SHARES

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Scanner shall be merged with and into Southwest in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA") and the New Mexico Business Corporation Act ("NMBCA"), whereupon the separate corporate existence of Scanner shall cease, and Southwest shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Scanner and Southwest, all as more fully described in the NMBCA.

      1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or, to the extent permitted hereunder, waived on the Closing Date (as defined in Section 2.1), Southwest will file, or cause to be filed:

            (a) with the Secretary of State of the State of Minnesota, Articles of Merger for the Merger, which Articles of Merger shall include the Plan of Merger attached hereto as EXHIBIT A and be in the form required by and executed in accordance with the applicable provisions of the MBCA, and any other filings necessary under the MBCA and the Minnesota Foreign Corporation Act.

            (b) with the New Mexico Public Regulation Commission (the "Commission"), Articles of Merger for the Merger, which Articles of Merger shall include the Plan of Merger attached hereto as EXHIBIT A and be in the form required by and executed in accordance with the applicable provisions of the NMBCA

      The Merger shall become effective at the time such filings are made or, if agreed to by Scanner and Southwest, such later time or date set forth in the Articles of Merger (the "Effective Time").

      1.3 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Scanner or Southwest or any holder of any share of capital stock of Scanner or Southwest:

            (a) Each share of common stock of Scanner, no par value per share ("Scanner Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the MBCA and Section 1.4 below), shall be converted into the right to receive the following: (i) that number of shares of common stock of the Surviving Corporation, no par value (the "Surviving Corporation Common Stock") which is equal to the quotient of 8,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time and (ii) warrants in the form attached hereto as EXHIBIT B (the

      "Merger Warrants") to purchase that number of shares of Surviving Corporation Common Stock which is equal to the quotient of 2,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time. No fractional shares of Surviving Corporation Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, or warrants to purchase fractional shares of Surviving Corporation Common Stock, shall be issued in connection with the Merger. All fractional shares of Surviving Corporation Common Stock to which a holder of Scanner Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple certificates that immediately prior to the Effective Time represented outstanding shares of Scanner Common Stock ("Scanner Certificates") of such holder are submitted together for conversion. Any remaining fractional shares of Surviving Corporation Common Stock shall be rounded up to the next whole share, and any Merger Warrant to purchase a fractional share of Surviving Corporation Common Stock shall be issued so as to give the right to purchase the next share of Surviving Corporation Common Stock.

            (b) Each share of common stock of Southwest, no par value per share ("Southwest Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the NMBCA and Section 1.5 below), shall remain issued and outstanding and unaffected by the Merger.

      1.4 SCANNER DISSENTERS' RIGHTS.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Scanner Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the MBCA with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights shall not be converted into or represent a right to receive shares of Surviving Corporation Common Stock pursuant to Section 1.3(a), but the holder thereof shall only be entitled to such rights as are granted by the MBCA.

            (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Scanner Common Stock who asserts dissenters' rights with respect to such Scanner Common Stock under the MBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Scanner Common Stock shall automatically be converted into and represent only the right to receive the shares of Surviving Corporation Common Stock as provided in Section 1.3(a), without interest thereon, upon surrender of the certificate or certificates representing such Scanner Common Stock.

            (c) Scanner shall give Southwest (i) prompt notice of any written notice of intent to assert dissenters rights under the MBCA with respect to any Scanner Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by Scanner and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenter's rights with respect to Scanner Common Stock under the MBCA. Scanner shall not, except with the prior written consent of Southwest, voluntarily make any payment with respect to any assertion of dissenter's rights with respect to Scanner Common Stock or offer to settle or settle any such demands.

      1.5 SOUTHWEST DISSENTERS' RIGHTS

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Southwest Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the NMBCA with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights with respect thereto, shall not represent shares of Surviving Corporation Common Stock, but the holder thereof shall only be entitled to such rights as are granted by the NMBCA.

            (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Southwest Common Stock who asserts dissenters' rights with respect to such Southwest Common Stock under the NMBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Southwest Common Stock shall automatically represent the shares of Surviving Corporation Common Stock as provided in Section 1.3(b).

            (c) Southwest shall give Scanner (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Southwest Common Stock, withdrawals of such notices, and any other instruments served pursuant to the NMBCA and received by Southwest and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Southwest Common Stock under the NMBCA. Southwest shall not, except with the prior written consent of Scanner, voluntarily make any payment with respect to any assertion of dissenters' rights with respect to Southwest Common Stock or offer to settle or settle any such demands.

      1.6 EXCHANGE OF SCANNER COMMON STOCK.

            (a) At or prior to the Effective Time, Southwest shall cause Southwest 's stock transfer agent, or such other bank or entity regularly engaged in stock transfer services as may be mutually agreeable to Scanner and Southwest, to act as exchange agent (the "Exchange Agent") hereunder. As promptly as practicable after the Effective Time, with respect to the shares of Surviving Corporation Common Stock and the Merger Warrants into which shares of Scanner Common Stock have been converted pursuant to
      Section 1.3(a), Southwest shall deliver written instructions to the Exchange Agent instructing the Exchange Agent to issue such shares of Surviving Corporation Common Stock and Merger Warrants pursuant to the provisions of this Section 1.6. As promptly as practicable after the Effective Time, Southwest shall cause the Exchange Agent to mail to each holder of record of one or more Scanner Certificates who has not previously delivered such Scanner Certificates to Southwest at the Closing, a form letter of transmittal and instructions for such holder's use in effecting the surrender of the Scanner Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and Merger Warrants.

            (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Scanner Common Stock, upon surrender to the Exchange Agent of one or more Scanner Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more certificates representing the shares of Surviving Corporation Common Stock and Merger Warrants into which the shares represented by the Scanner Certificate(s) shall have been converted pursuant to Section 1.3(a), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(c), and the Scanner Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Scanner Common Stock that is not registered in the transfer records of Scanner it shall be a condition to the issuance of shares of Surviving Corporation Common Stock that the Scanner Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (c) Holders of Scanner Common Stock will be entitled to any dividends or other distributions pertaining to the Surviving Corporation Common Stock received in exchange therefor that become payable to persons who are holders of record of Surviving Corporation Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Scanner Certificates for exchange. The Surviving Corporation shall deposit with the Exchange Agent any such dividend or other distributions, and subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Scanner Certificates are surrendered to the Exchange Agent for exchange.

            (d) All certificates evidencing shares of Surviving Corporation Common Stock and all certificates evidencing Merger Warrants that are issued upon the surrender for exchange of Scanner Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Scanner Common Stock represented by the surrendered Scanner Certificates. All certificates evidencing shares of Surviving Corporation Common Stock that are issued upon the surrender for exchange of Scanner Certificates in accordance with the terms hereof, and all certificates evidencing Surviving Corporation Common Stock issued upon the exercise of one or more Merger Warrants shall bear a legend with substantially the following language:

            "The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."

            (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Scanner Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Scanner Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Scanner Certificates representing shares of Scanner Common Stock shall cease to have any rights as stockholders of Scanner, except such rights, if any, as they may have pursuant to the MBCA or this Agreement. Except as provided above, until such Scanner Certificates are surrendered for exchange, each such Scanner Certificate shall, after the Effective Time, represent for all purposes only the right to receive the following: (i) a certificate or certificates evidencing the shares of Surviving Corporation Common Stock and the Merger Warrants into which the shares of Scanner Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof, and (ii) the right to receive any dividends or distributions as provided in Section 1.6(c).

            (f) In the event any Scanner Certificate(s) shall have been lost, stolen, or destroyed, the Exchange Agent shall issue the shares of Surviving Corporation Common Stock and the Merger Warrants into which the shares represented by the lost, stolen, or destroyed Scanner Certificate(s) would have been converted pursuant to Section 1.3(a) upon the holder thereof providing a customary insurance bond.

      1.7 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Southwest Common Stock or Scanner Common Stock shall have been changed into or exchanged in accordance with the terms of Sections 5.1 or 5.2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. This section shall not constitute either party's consent to the other party effecting such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.

      1.8 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Southwest, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on EXHIBIT C to this Agreement.

      1.9 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Southwest, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on EXHIBIT D to this Agreement.

      1.10 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Scanner immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors shall be duly elected and qualified. They shall increase the number of directors and elect one or more additional directors to the board so that the final board of directors will consist of an uneven number of directors with the majority being non-employee directors. One of the additional directors shall be designated by Southwest.


                                   ARTICLE 2.
                                     CLOSING

      2.1 TIME AND PLACE. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 10 a.m., local time, on the date that the Required Southwest Shareholder Vote (as defined in Section 3.2) and the Required Scanner Shareholder Vote (as defined in Section 4.2) is obtained, or as soon thereafter as is reasonably practicable, and in any event no later than the second business day after all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Scanner and Southwest may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing
Date." The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree.

      2.2 FILINGS AT THE CLOSING. At the Closing, subject to the provisions of
Article 6, Scanner and Southwest shall cause the Articles of Merger to be filed in accordance with Section 1.2 hereof, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                   ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF SOUTHWEST

      Except as set forth in a document of even date herewith and concurrently delivered herewith that identifies by section number the representations and warranties in this Agreement to which such disclosure relates (the "Southwest Disclosure Schedule"), Southwest hereby makes the following representations and warranties to Scanner:

      3.1 ORGANIZATION. Southwest is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Southwest Material Adverse Effect (as defined below). Southwest is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect (as defined below). "Southwest Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Southwest; or
(ii) to Southwest's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Scanner as presently conducted, following the Effective Time. Southwest has heretofore delivered or made available to Scanner or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Southwest, as currently in effect. Southwest does not, directly or indirectly, own or control or have any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

      3.2 AUTHORIZATION. Southwest has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Southwest of this Agreement and the other agreements contemplated hereby to which Southwest is a party, and the consummation by Southwest of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Southwest's Board of Directors, no other action of Southwest's Board of Directors or corporate proceeding on the part of Southwest is necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Southwest Common Stock outstanding as of the record date of Southwest's shareholder meeting (the "Required Southwest Shareholder Vote"), no other action of Southwest's Board of Directors or corporate action on the part of Southwest is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Southwest and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Southwest, enforceable against Southwest in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Southwest consists of 10,000,000 shares of Southwest Common Stock, no par value, of which 3,150,000 shares are issued and outstanding. After the date hereof and prior to the Effective Time, Southwest will effect a reverse stock split (the "Reverse Split"), thereby reducing its authorized capital stock to 6,349,206 shares of Southwest Common Stock and the amount of issued and outstanding shares to approximately 2,000,000 shares. Southwest will not issue any fractional shares in the Reverse Split, but will round up any fractional shares to the next whole share. All issued and outstanding shares of Southwest Common Stock have been, the shares to be issued in the Reverse Split and the shares to be issued pursuant to Article 1 will be, when issued, duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares of Southwest Common Stock have been, and the shares to be issued in the Reverse Split and the shares to be issued pursuant to Article 1 will be, when issued, issued in compliance with (and not subject to) any preemptive rights, and in compliance with all applicable state, federal and foreign securities laws. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Southwest is a party that, directly or indirectly, (i) obligate Southwest to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Southwest of any shares of its capital stock, or (iii) to the knowledge of Southwest, relate to the voting or control of such capital stock.

      3.4 REPORTS AND FINANCIAL STATEMENTS. All reports or forms and any amendments thereto filed by Southwest with the SEC since the date Southwest became a reporting company under the Securities Exchange Act of 1934 (collectively the "Southwest SEC Filings"), as of their respective dates, (i) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in Southwest SEC Filings, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the
SEC), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present in all material respects the consolidated financial position of Southwest as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Southwest Material Adverse Effect). The statements of earnings included in the audited or unaudited interim financial statements in the Southwest SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

      3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Southwest has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved in the unaudited balance sheet of Southwest as of September 30, 2001 contained in Southwest's Form 10-QSB filed on November 14, 2001 (the "Southwest Unaudited Balance Sheet") or in the notes thereto, (b) liabilities incurred since September 30, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (c) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.6 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, and state securities laws, (ii) obtaining the Required Southwest Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the NMBCA, the authorization and approval by Southwest's Board of Directors and the execution and delivery by Southwest of this Agreement and the other agreements contemplated hereby to which Southwest is a party, and the consummation by Southwest of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Southwest;
(b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Southwest or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind ("Lien") on any of the properties or assets of Southwest under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Southwest from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. Section 3.6 of the Southwest Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Southwest, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.7 COMPLIANCE WITH LAWS. Southwest is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.8 LITIGATION. There are no claims, actions, suits, proceedings or investigations or reviews of any kind, pending or, to the knowledge of Southwest, threatened, against Southwest or any asset or property of Southwest, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since September 30, 2001 there has not been any (a) Southwest Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect; or (c) material change by Southwest in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Southwest's independent public accountants.

      3.10 OFFICERS, DIRECTORS AND EMPLOYEES. The Southwest Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Southwest whose employment with Southwest has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Southwest. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect: (i) no unfair labor practice complaint against Southwest is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Southwest, threatened against or involving Southwest; (ii) no unionizing efforts have, to the knowledge of Southwest, been made by employees of Southwest, Southwest is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Southwest; and (iii) there is no labor dispute pending or, to the knowledge of Southwest, threatened between Southwest and its employees.

      3.11 TAXES. Except for such matters that, individually or in the aggregate, would not have a Southwest Material Adverse Effect, (i) Southwest has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other Tax reports and returns required to be filed by Southwest; (ii) Southwest has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than Taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for Taxes reflected on the Southwest Unaudited Balance Sheet are adequate to cover all Taxes payable by Southwest for all taxable periods and portions thereof ending on or before the dates thereof. No Tax audits are pending against and no claims for Taxes have been received in writing by Southwest, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Southwest Material Adverse Effect. Southwest has not, with regard to any assets or property held, acquired or to be acquired by Southwest, filed a consent to the application of Section 341(f)(2) of the Code. Southwest has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Southwest is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

      For the purposes of this Agreement, "Tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "Tax" shall also include any liability for Taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for Taxes under any Tax allocation, Tax sharing, Tax indemnity, or similar agreement.

      3.12 CONTRACTS. The Southwest Disclosure Schedule lists, and Southwest has heretofore furnished to Scanner complete and accurate copies of (or, if oral, the Southwest Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Southwest or any affiliate thereof in effect as of the date of this Agreement to which Southwest is a party or by which Southwest or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Southwest is a party that would reasonably be expected to involve payments by or to Southwest in excess of $50,000 during Southwest's current 2002 fiscal year or in excess of $100,000 in the aggregate during Southwest's 2000 and 2001 fiscal years, or would have a Southwest Material Adverse Effect, or that is material and was not made in the ordinary course of business. Southwest is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Southwest, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. As of the date of this Agreement, Southwest is not a party to any contract, plan, agreement, understanding, arrangement or obligation
(i) that restricts Southwest's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Southwest material obligations not reflected in the Southwest SEC Filings, or
(iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC is applicable, which has not been so filed.

      3.13 INTELLECTUAL PROPERTY RIGHTS. The Southwest Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Southwest is the owner or a licensee (the "Southwest Intellectual Property"). Southwest owns, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Southwest Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Southwest Intellectual Property. No claim has been asserted or, to the knowledge of Southwest, threatened in writing by any person, with respect to the use of Southwest Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Southwest Material Adverse Effect. To the knowledge of Southwest, neither the use of Southwest Intellectual Property by Southwest in the present conduct of its business nor any product or service of Southwest infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Southwest Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect, (i) all Southwest Intellectual Property listed in the Southwest Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) to the knowledge of Southwest, the Southwest Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Southwest, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Southwest Intellectual Property, or currently is infringing, or misappropriating any Southwest Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.14 BENEFIT PLANS.

            (a) Southwest does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee

      Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Southwest is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Southwest has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

            (b) Southwest does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

            (c) Southwest does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Southwest is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Southwest has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (d) Southwest does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Southwest employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Southwest Compensation Plans").

            (e) With respect to the Pension Plans, Welfare Plans or Southwest Compensation Plans, no event has occurred and, to the knowledge of Southwest, there exists no condition or set of circumstances, in connection with which Southwest would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

            (f) The IRS has issued favorable determination letters with respect to all Southwest Pension Plans that are intended to be qualified under
      Section 401(a) of the Code. Southwest has provided or made available to Scanner summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Southwest has provided or made available to Scanner (i) copies of all employment agreements with officers of Southwest (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Southwest with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Southwest with or relating to any of its employees that contain change in control provisions.

            (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Southwest Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

      3.15 MINUTE BOOKS. Southwest has previously made available to Scanner or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Board of Directors of Southwest.

      3.16 NO FINDERS. No act of Southwest has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Southwest Disclosure

Schedule to those parties identified thereon who have acted as a finder for Southwest or have been retained by Southwest as financial advisors pursuant to the agreements or other documents described in the Southwest Disclosure Schedule, copies of which have been provided or made available to Scanner or its advisors prior to the date of this Agreement.

      3.17 PROXY STATEMENT. The Southwest Proxy Statement (as defined in Section
5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Southwest with respect to information relating to Scanner or any affiliate of Scanner supplied by Scanner specifically for inclusion in the Proxy Statement.


                                   ARTICLE 4.
                  REPRESENTATIONS AND WARRANTIES OF SCANNER

      Except as set forth in a document of even date herewith and concurrently delivered herewith that identifies by section number the representations and warranties in this Agreement to which such disclosure relates (the "Scanner Disclosure Schedule"), Scanner hereby makes the following representations and warranties to Southwest:

      4.1 ORGANIZATION. Scanner and the subsidiary of Scanner (the "Scanner Subsidiary") are corporations duly organized, validly existing, and in good standing under the laws of the State of Minnesota and have all requisite corporate power and authority to own, lease, and operate their properties and to carry on their business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Scanner Material Adverse Effect (as defined below). Scanner and the Scanner Subsidiary are duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by them or the nature of the business conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect (as defined below). "Scanner Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Scanner and the Scanner Subsidiary, taken as a whole; or (ii) to Scanner's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Scanner as presently conducted, following the Effective Time. Scanner has heretofore delivered or made available to Southwest or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Scanner and the Scanner Subsidiary, as currently in effect, and of the organizational documents and agreements defining the rights of Scanner or the Scanner Subsidiary with respect to any material joint ventures, partnerships or other business in which Scanner owns a less-than-100% interest. Except for Scanner's ownership of 100% of the capital stock of Scanner Subsidiary, neither Scanner nor the Scanner Subsidiary, directly or indirectly, owns or controls or has any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

      4.2 AUTHORIZATION. Scanner has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Scanner of this Agreement and the other agreements contemplated hereby to which Scanner is a party, and the consummation by Scanner of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Scanner's Board of Directors, no other action of Scanner's Board of Directors or corporate proceeding on the part of Scanner or the Scanner Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Scanner Common Stock outstanding as of the record date of Scanner's shareholder meeting (the "Required Scanner Shareholder Vote"), no other action of Scanner's Board of Directors or corporate action on the part of Scanner or the Scanner Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Scanner and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Scanner, enforceable against Scanner in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Scanner consists of 10,000,000 shares of Scanner Common Stock, no par value, of which 7,061,196 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Scanner Subsidiary are owned, beneficially and of record, by Scanner, free and clear of any Lien. All issued and outstanding shares of Scanner Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. All issued and outstanding shares of Scanner Common Stock have been issued and sold in compliance with all applicable state, federal and foreign securities laws. Except for options and warrants to purchase an aggregate of 600,000 shares of Scanner Common Stock listed in the Scanner Disclosure Schedule, as of the date of this Agreement there are no outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Scanner or the Scanner Subsidiary is a party that, directly or indirectly, (i) obligate Scanner or the Scanner Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Scanner or the Scanner Subsidiary of any shares of its capital stock, or (iii) to the knowledge of Scanner, relate to the voting or control of such capital stock. The Scanner Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Scanner Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders of Scanner Options is required to carry out the provisions of Section 1.7.

      4.4 FINANCIAL STATEMENTS. Scanner's audited financial statements at and for the year ended December 31, 2000 and unaudited financial statements at and for the quarter ended September 30, 2001 (collectively the "Scanner 2001 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and (ii) fairly present in all material respects the consolidated financial position of Scanner as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Scanner Material Adverse Effect). The statements of earnings included in the Scanner 2001 Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Scanner nor the Scanner Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved in the audited balance sheet of Scanner as of December 31, 2000 contained in the Scanner 2001 Financials or in the notes thereto, (b) liabilities or obligations that are accrued or reserved in the unaudited balance sheet of Scanner as of September 30, 2001, (c) liabilities incurred since September 30, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.6 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the 1933 Act and state securities laws, (ii) obtaining the Required Scanner Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the NMBCA, the authorization and approval by Scanner's Board of Directors and the execution and delivery by Scanner of this Agreement and the other agreements contemplated hereby to which Scanner is a party and the consummation by Scanner of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Scanner or the Scanner Subsidiary; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Scanner or the Scanner Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of

Scanner under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Scanner is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses
(b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Scanner from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.
Section 4.6 of Scanner Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Scanner is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Scanner, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.7 COMPLIANCE WITH LAWS. Neither Scanner nor the Scanner Subsidiary is in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.8 LITIGATION. Except as disclosed on Schedule 4.8 of the Scanner Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations or reviews of any kind, pending or, to the knowledge of Scanner or the Scanner Subsidiary, threatened against Scanner or the Scanner Subsidiary or any asset or property of Scanner, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since September 30, 2001 there has not been any (a) Scanner Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect; or (c) material change by Scanner or the Scanner Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Scanner's independent public accountants.

      4.10 OFFICERS, DIRECTORS AND EMPLOYEES. Prior to the date hereof, Scanner has provided to Southwest a list that completely and accurately sets forth the name and current annual salary rate of each officer of Scanner or the Scanner Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $100,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Scanner Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Scanner or the Scanner Subsidiary whose employment with Scanner or the Scanner Subsidiary, respectively, has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Scanner and the Scanner Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect: (i) no unfair labor practice complaint against Scanner or the Scanner Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Scanner, threatened in writing against or involving Scanner or the Scanner Subsidiary; (ii) no unionizing efforts have, to the knowledge of Scanner, been made by employees of Scanner or the Scanner Subsidiary, neither Scanner nor the Scanner Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Scanner or the Scanner Subsidiary; and (iii) there is no labor dispute pending or, to the knowledge of Scanner, threatened in writing between Scanner and the Scanner Subsidiary and their employees.

      4.11 TAXES. Except for such matters that, individually or in the aggregate, would not have a Scanner Material Adverse Effect, (i) Scanner and the Scanner Subsidiary have filed, or have obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other Tax reports and returns required to be filed by Scanner; (ii) Scanner and the Scanner Subsidiary have duly paid, or accrued on its books of account, all Taxes (including estimated
Taxes) shown as due on such reports and returns (or such extension requests), or assessed against it, other than Taxes being contested in good faith in proper proceedings and (iii) the liabilities and reserves for Taxes reflected on Scanner Audited Balance Sheet are adequate to cover all Taxes payable by Scanner or the Scanner Subsidiary for all taxable periods and portions thereof ending on or before the dates thereof. No Tax audits are pending against and no claims for Taxes have been received in writing by Scanner or the Scanner Subsidiary, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Scanner Material
Adverse Effect. Neither Scanner nor the Scanner Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Neither Scanner nor the Scanner Subsidiary has taken or agreed to take any action
(other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Scanner is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

      4.12 CONTRACTS. The Scanner Disclosure Schedule lists, and Scanner has heretofore furnished to Southwest complete and accurate copies of (or, if oral, the Scanner Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Scanner or the Scanner Subsidiary or any affiliate thereof in effect as of the date of this Agreement to which Scanner or the Scanner Subsidiary is a party or by which Scanner or the Scanner Subsidiary or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Scanner or the Scanner Subsidiary is a party that would reasonably be expected to involve payments by or to Scanner or the Scanner Subsidiary, respectively, in excess of $50,000 during Scanner's current 2001 fiscal year or in excess of $100,000 in the aggregate during Scanner's 2000 and 2001 fiscal years, or would have a Scanner Material Adverse Effect, or that is material and was not made in the ordinary course of business. Neither Scanner nor the Scanner Subsidiary is in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Scanner, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect. As of the date of this Agreement, neither Scanner nor the Scanner Subsidiary is a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Scanner's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Scanner or the Scanner Subsidiary material obligations not reflected in the Scanner 2001 Financials, or (iii) that would be required to be filed with the SEC in a filing to which paragraph
(b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC would be applicable if Scanner was subject to the 1934 Act.

      4.13 INTELLECTUAL PROPERTY RIGHTS. The Scanner Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Scanner or the Scanner Subsidiary is the owner or a licensee (the "Scanner Intellectual Property"). Scanner and the Scanner Subsidiary own, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Scanner Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Scanner Intellectual Property. No claim has been asserted or, to the knowledge of Scanner, threatened in writing by any person, with respect to the use of Scanner Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Scanner Material Adverse Effect. To the knowledge of Scanner, neither the use of Scanner Intellectual Property by Scanner or the Scanner Subsidiary in the present conduct of its business nor any product or service of Scanner or the Scanner Subsidiary infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Scanner Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect, (i) all Scanner Intellectual Property listed in the Scanner Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) except as disclosed on Schedule 4.13 of the Scanner Disclosure Schedule, to the knowledge of Scanner, the Scanner Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. Except as disclosed on Schedule 4.13 of the Scanner Disclosure Schedule, to the knowledge of Scanner, no person or entity nor such person's or entity's business or products have infringed, or misappropriated any Scanner Intellectual Property, or currently are infringing, or misappropriating any Scanner Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.14 BENEFIT PLANS.

            (a) Neither Scanner nor the Scanner Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of ERISA, including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Scanner or the Scanner Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Scanner or the Scanner Subsidiary has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

            (b) Neither Scanner nor the Scanner Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

            (c) Except as set forth on Schedule 4.14 of the Scanner Disclosure Schedule, neither Scanner nor the Scanner Subsidiary sponsors, maintains, or contributes to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Scanner or the Scanner Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither Scanner nor the Scanner Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of
      Section 501(c)(9) of the Code.

            (d) Except as set forth on Schedule 4.14 of the Scanner Disclosure Schedule, neither Scanner nor the Scanner Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Scanner employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Scanner Compensation Plans").

            (e) With respect to the Pension Plans, Welfare Plans or Scanner Compensation Plans, no event has occurred and, to the knowledge of Scanner, there exists no condition or set of circumstances, in connection with which Scanner or the Scanner Subsidiary would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

            (f) The IRS has issued favorable determination letters with respect to all Scanner and Scanner Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. Scanner has provided or made available to Southwest summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Scanner has provided or made available to Southwest (i) copies of all employment agreements with officers of Scanner or the Scanner Subsidiary (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Scanner or the Scanner Subsidiary with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Scanner or the Scanner Subsidiary with or relating to any of its employees that contain change in control provisions.

            (g) Except as disclosed on Schedule 4.14 of the Scanner Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Scanner or Scanner Subsidiary Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

      4.15 MINUTE BOOKS. Scanner has previously made available to Southwest or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Board of Directors, and committees of the Board of Directors of Scanner and the Scanner Subsidiary.

      4.16 NO FINDERS. No act of Scanner or the Scanner Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Scanner Disclosure Schedule to those parties identified thereon who have acted as a finder for Scanner or have been retained by Scanner as financial advisors pursuant to the agreements or other documents described in the Scanner Disclosure Schedule, copies of which have been provided or made available to Southwest or its advisors prior to the date of this Agreement.

      4.17 PROXY STATEMENT. The information relating to Scanner or any affiliate of Scanner supplied by Scanner specifically for inclusion in the Southwest Proxy Statement (as defined in Section 5.5 hereof) (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 5.
                                    COVENANTS

      5.1 CONDUCT OF BUSINESS OF SOUTHWEST. Except as otherwise expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Effective Date, unless Scanner shall otherwise agree in writing, Southwest shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Southwest Common Stock, or securities convertible into or exchangeable for Southwest Common Stock, including, but not limited to, the grant of Southwest Common Stock and/or warrants to purchase shares of Southwest Common Stock under any agreement described in Section 3.16 of the Southwest Disclosure Schedule; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Southwest whether by stock dividend, reverse stock split (with the exception of the Reverse Split as described in Section 3.3 hereof), distribution of securities convertible into Southwest capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Southwest's past custom and practice.

      5.2 CONDUCT OF BUSINESS OF SCANNER. Southwest and Scanner acknowledge that all options outstanding under the Scanner stock option plan (the "Scanner Stock Options") will, by reason of Scanner's entering into this Agreement, become immediately exercisable in full, and that the Scanner Stock Options will terminate if not exercised prior to the Closing Date. From the date of this Agreement to the Closing Date, unless Southwest shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Scanner shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Scanner Common Stock, or securities convertible into or exchangeable for Scanner Common Stock, other than (i) the grant of Scanner Common Stock and/or warrants to purchase shares of Scanner Common Stock under any agreement as described in Section 4.16 of the Scanner Disclosure Schedule, and (ii) issuances of shares of Scanner Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (i) above); (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Scanner whether by stock dividend, reverse stock split, distribution of securities convertible into Scanner capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Scanner's past custom and practice.

      5.3 NO SOLICITATION. Southwest and Scanner shall not, and shall cause their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Southwest or Scanner, respectively: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Southwest or Scanner, respectively; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Southwest or Scanner or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Southwest or Scanner, respectively; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Southwest or Scanner, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Southwest and Scanner will immediately cease and terminate all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Southwest or Scanner, respectively. Southwest and Scanner will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Southwest and Scanner will promptly communicate to each other the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Southwest or Scanner, respectively, after the date hereof in respect of a proposed Alternative Transaction.

      5.4   ACCESS AND INFORMATION.

            (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Southwest or Scanner is a party (in which case Southwest or Scanner shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the other party) or pursuant to applicable law, Southwest and Scanner shall afford to the other party, and to the other party's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, Southwest and Scanner shall each furnish promptly to the other party all information concerning Southwest's or Scanner's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of Southwest's and Scanner's businesses and, in connection therewith, Scanner and Southwest shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the other party's business, to have employees or other representatives present at the offices of the other party and its subsidiaries to observe, and be kept informed concerning such other party's operations and business planning.

            (b) Prior to closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Southwest nor Scanner nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i) is known to the party receiving the information at the time of disclosure;

                  (ii) becomes publicly known or available without the
            disclosure thereof by the party receiving the information in violation of this Agreement; or

                  (iii) is rightfully received by the party receiving the
            information from a third party.

      This provision shall not prohibit the disclosure of information required under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

      5.5   APPROVAL OF SOUTHWEST AND SCANNER SHAREHOLDERS.

            (a) Southwest shall promptly take all action necessary in accordance with the NMBCA and Southwest's Articles of Incorporation and Bylaws to cause a special meeting of Southwest's shareholders (the "Southwest Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of (i) voting upon the Merger and the adoption and approval of this Agreement and (ii) amending Southwest's Articles of Incorporation to (x) increase the number of shares authorized thereunder to 100,000,000 (50,000,000 shares of Southwest Common Stock and 50,000,000 shares of preferred stock) and (y) to change Southwest's name to "Scanner Technologies Corporation" or any other name chosen by Scanner in its sole discretion. At such meeting, Southwest shall submit the aforesaid items to the vote of the Southwest shareholders and use its reasonable best efforts to obtain the approval by Southwest's shareholders for each of the items. As soon as practicable after the date hereof, Southwest shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Southwest's shareholders included therein are referred to in this Agreement as the "Southwest Proxy Statement"). Scanner shall furnish to Southwest all information concerning Scanner, its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Southwest may reasonably request in connection with such Southwest Proxy Statement. Southwest shall cause the Southwest Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Southwest Proxy Statement shall include the recommendation of Southwest's Board of Directors in favor of the Merger, unless the Board of Directors of Southwest determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Southwest's obligation to call, give notice of, convene and hold the Southwest Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Southwest's shareholders and not postpone or adjourn such meeting or the vote by Southwest's shareholders upon this Agreement and the Merger to another date without Scanner's approval.

            (b) Southwest shall notify Scanner promptly of the receipt of comments of the SEC, or of any request by the SEC for amendments or supplements to the Southwest Proxy Statement. If at any time prior to the mailing of the Southwest Proxy Statement, any event or circumstance relating to Southwest or Southwest's officers or directors should occur and be discovered by Southwest that is required to be described in an amendment or supplement to the definitive Proxy Statement, Southwest shall promptly inform Scanner. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement, Southwest shall, upon learning of such event, promptly notify Scanner and consult and cooperate with Scanner in connection with the preparation of a mutually acceptable amendment or supplement. Southwest shall promptly file such amendment with the SEC and mail such amendment as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement will be made by Southwest without the approval of Scanner, such approval not to be unreasonably withheld or delayed.

            (c) Scanner shall promptly take all action necessary in accordance with the MBCA and Scanner's Articles of Incorporation and Bylaws to cause a special meeting of Scanner's shareholders (the "Scanner Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of voting upon the Merger and the adoption and approval of this Agreement. At such meeting, Scanner shall submit such item to the vote of the Scanner shareholders and use its best efforts to obtain the approval by Scanner's shareholders of each of such items. As soon as practicable after the date hereof, Scanner shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Scanner's shareholders included therein are referred to in this Agreement as the "Scanner Proxy Statement"). Southwest shall furnish to Scanner all information concerning Southwest and its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Scanner may reasonably request in connection with such Scanner Proxy Statement. Scanner shall cause the Scanner Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Scanner Proxy Statement shall include the recommendation of Scanner's Board of Directors in favor of the Merger, unless the Board of Directors of Scanner determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Scanner's obligation to call, give notice of, convene and hold the Scanner Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Scanner's shareholders and not postpone or adjourn such meeting or the vote by Scanner's shareholders upon this Agreement and the Merger to another date without Southwest's approval.

      5.6 CONSENTS. Southwest will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Southwest to consummate the transactions contemplated hereby. Scanner agrees to cooperate with Southwest in connection with obtaining such approvals and consents. Scanner will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Scanner or the Scanner Subsidiary to consummate the transactions contemplated hereby. Southwest agrees to cooperate with Scanner in connection with obtaining such approvals and consents.

      5.7 FURTHER ACTIONS. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

      5.8 REGULATORY APPROVALS. Southwest and Scanner each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under applicable laws or regulations for the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

      5.9 CERTAIN NOTIFICATIONS. Southwest shall promptly notify Scanner in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Southwest or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Scanner shall promptly notify Southwest in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Scanner or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

      5.10 SECURITIES LAWS. Southwest shall take any action required to be taken under the 1933 Act, the 1934 Act or state blue sky or securities laws in connection with the issuance of Southwest Common Stock pursuant to the Merger.

      5.11 NO REGISTRATION UNDER THE 1933 ACT. With the exception of the Merger Warrants and the Southwest Common Stock issued upon the exercise of such Merger Warrants, the shares of Southwest Common

Stock that are issued in accordance with the terms hereof shall not be registered under the 1933 Act before or within two (2) years after the Effective Time.

      5.12 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

      5.13  DIRECTORS AND OFFICER LIABILITY.

            (a) The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in the Surviving Corporation's Articles of Incorporation and Bylaws as set forth as EXHIBIT C and EXHIBIT D to this Agreement, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Southwest or Scanner, unless such modification is required by law.

            (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this
      Section 5.13.

            (c) This Section 5.13 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Southwest, Scanner, the Surviving Corporation and the officers and directors thereof, and all other individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Southwest or Scanner, and shall be binding on all successors and assigns of the Surviving Corporation.

      5.14 SHAREHOLDER ACKNOWLEDGMENTS. Scanner shall use its best efforts to cause all of its shareholders to sign and deliver to Southwest a Shareholder Acknowledgement in the form of EXHIBIT E as attached hereto at the time of execution of this Agreement or as soon thereafter as practicable.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

      6.1 CONDITIONS TO OBLIGATIONS OF SCANNER AND SOUTHWEST. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

            (a) NO INJUNCTION. Neither Scanner nor Southwest shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that is then in effect and (i) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) would impose any material limitation on the ability of the Surviving Corporation to effectively operate the Scanner business.

            (b) SHAREHOLDER APPROVAL. The approval of the shareholders of Southwest and Scanner referred to in Section 5.5 hereof shall have been obtained, in accordance with the NMBCA and the MBCA, respectively, and Southwest's and Scanner's respective Articles of Incorporation and Bylaws.

      6.2 CONDITIONS TO OBLIGATIONS OF SCANNER. The obligations of Scanner to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Scanner, in whole or in part, to the extent permitted by applicable law:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Southwest contained in this Agreement, without regard to any qualification or reference to "Southwest Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Southwest Material Adverse Effect. Scanner shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Southwest.

            (b) PERFORMANCE. Southwest shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Scanner shall have received a certificate to such effect signed by the Chief Executive Officer of Southwest.

            (c) SOUTHWEST DISSENTING SHARES. The percentage of outstanding shares of Southwest Common Stock held by Southwest shareholders who have
      (i) asserted dissenters' rights under the NMBCA and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Southwest Common Stock.

            (d) SCANNER DISSENTING SHARES. The percentage of outstanding shares of Scanner Common Stock held by Scanner shareholders who have (i) asserted dissenters' rights under the MBCA and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Scanner Common Stock.

      6.3 CONDITIONS TO OBLIGATIONS OF SOUTHWEST. The obligation of Southwest to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Southwest, in whole or in part, to the extent permitted by applicable law:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Scanner contained in this Agreement, without regard to any qualification or reference to "Scanner Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Scanner Material Adverse Effect. Southwest shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Scanner.

            (b) PERFORMANCE. Scanner shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Southwest shall have received a certificate to such effect signed by the Chief Executive Officer of Scanner.



                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT

      7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Southwest and/or Scanner, only:

            (a) by mutual written consent duly authorized by the Board of Directors of Scanner and the Board of Directors of Southwest;

            (b) by either Scanner or Southwest if the Merger shall not have been consummated on or before April 30, 2002; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

            (c) by either Scanner or Southwest if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

            (d) by either Southwest or Scanner if at the Southwest Shareholders Meeting, the requisite vote of the shareholders of Southwest for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Southwest;

            (e) by Southwest if at the Scanner Shareholders Meeting, the requisite vote of the shareholders of Scanner for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(e) will not be available to Southwest if Southwest's failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Scanner;

            (f) by Scanner, if (i) Scanner is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Southwest of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.2 will not be satisfied ("Terminating Southwest Breach"); provided, however, that, if such Terminating Southwest Breach is curable by Southwest through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Southwest continues to exercise reasonable best efforts, Scanner may not terminate this Agreement under this Section 7.1(f); or

            (g) by Southwest, if (i) Southwest is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Scanner of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied ("Terminating Scanner Breach"); provided, however, that, if such Terminating Scanner Breach is curable by Scanner through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Scanner continues to exercise reasonable best efforts, Southwest may not terminate this Agreement under this Section 7.1(g).

      7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4, 7.2, 8.10 and 8.14; provided that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.


                                   ARTICLE 8.
                                  MISCELLANEOUS

      8.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Scanner and Southwest at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the shareholders of Scanner or Southwest, respectively, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Scanner Common Stock shall be converted upon consummation of the Merger or which would otherwise require shareholder approval under applicable law unless such shareholder approval shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Scanner on the one hand, or Southwest on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Southwest or Scanner, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      8.3 INVESTIGATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Scanner and Southwest contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties set forth in Articles 3 and 4 and in any certificate delivered pursuant thereto shall terminate at the Effective Time.

      8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Southwest, to it at:

                  Southwest Capital Corporation
                  Attention: Laurence Zipkin
                  701 Xenia Avenue South
                  Suite 130
                  Golden Valley, MN 55416
                  Fax: (612) 476 8447

                  with a copy to

                  Robins, Kaplan, Miller & Ciresi, L.L.P.
                  Attention:  Eric O. Madson
                  2800 LaSalle Plaza
                  800 LaSalle Avenue
                  Minneapolis, MN  55402
                  Fax: (612) 339-4181

            (b)   If to Scanner, to it at:

                  Scanner Technologies Corporation
                  Attention: Elwin Beaty
                  4665 South Ash Avenue
                  Suite G-20
                  Tempe, AZ 85282
                  Fax: (480) 777 3795

                  with a copy to:

                  Fredrikson & Byron, P.A.
                  Attention: Robert K. Ranum
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN  55402-3397
                  Fax: (612) 347-7077

      8.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article 1 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

      8.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

      8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      8.8 KNOWLEDGE. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

      8.9 INTERPRETATION. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

      8.10 PUBLICITY. Upon execution of this Agreement by Scanner and Southwest, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them, except as provided in the following sentence. Neither party shall, without such mutual agreement or the prior consent of the other, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Scanner's or Southwest's communications with their employees or customers in the ordinary course of business.

      8.11 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      8.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      8.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      8.14 EXPENSES. All costs and expenses, including any agent or investment banking fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                         SCANNER TECHNOLOGIES CORPORATION


                         By:   /s/     Elwin Beaty
                             ----------------------------------------------
                                   Elwin Beaty, Chief Executive Officer


                         SOUTHWEST CAPITAL CORPORATION


                         By:   /s/     Laurence Zipkin
                             --------------------------------------------
                                   Laurence Zipkin, President

                                                                       EXHIBIT A


                                 PLAN OF MERGER

           MERGER OF SCANNER TECHNOLOGIES CORPORATION WITH AND INTO
                          SOUTHWEST CAPITAL CORPORATION


                                    ARTICLE 1
               CONSTITUENT CORPORATIONS; SURVIVING CORPORATION

      The names of the constituent corporations participating in the merger are Southwest Capital Corporation, a corporation organized under the laws of the State of New Mexico ("Southwest"), and Scanner Technologies Corporation, a corporation organized under the laws of the State of Minnesota ("Scanner"). Pursuant to the applicable provisions of the New Mexico Business Corporation Act the ("NMBCA") and the Minnesota Business Corporation Act ("MBCA"), Scanner shall be merged into Southwest which shall survive the merger. Southwest and Scanner have entered into an Agreement and Plan of Reorganization dated January 16, 2002 (the "Merger Agreement")


                                    ARTICLE 2
                                 EFFECTIVE TIME

      The merger shall become effective upon the filing of articles of merger which shall include this plan of merger with the New Mexico Public Regulation Commission and the Minnesota Secretary of State ("Effective Time"). At the Effective Time, the separate corporate existence of Scanner shall cease and Southwest shall continue as the surviving corporation (the "Surviving Corporation") From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, franchises and be subject to all the restrictions, disabilities, and duties of Scanner and Southwest, all as more fully described in the NMBCA.


                                    ARTICLE 3
                            CONVERSION OF SECURITIES

      By virtue of the merger and without any action on the part of Scanner or Southwest or any holder of any share of capital stock of Scanner or Southwest:

            (a) Each share of common stock of Scanner, no par value per share ("Scanner Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the applicable provisions of the MBCA ("Dissenters' Shares")) shall be converted into the right to receive the following: (i) that number of shares of common stock of Southwest, no par value (the "Southwest Common Stock") which is equal to the quotient of 8,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time, and (ii) warrants in the form attached as Exhibit B to the Merger Agreement (the "Merger Warrants") to purchase that number of shares of Southwest Common Stock which is equal to the quotient of 2,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time. No fractional shares of Southwest Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, or warrants to purchase fractional shares of Southwest Common Stock, shall be issued in connection with the Merger. All fractional shares of Southwest Common Stock to which a holder of Scanner Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple certificates that immediately prior to the Effective Time represented outstanding shares of Scanner Common Stock ("Scanner Certificates") of such holder are submitted together for conversion. Any remaining fractional shares of Southwest Common Stock shall be rounded up to the next whole share, and any Merger Warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next share of Southwest Common Stock.

            (b) Each share of Southwest Common Stock issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the applicable provisions of the NMBCA ) shall remain issued and outstanding and unaffected by the Merger.


                                    ARTICLE 4
           ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION;
                        NAME OF THE SURVIVING CORPORATION

      The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth on Appendix A hereto. The Surviving Corporation shall have the name "Scanner Technologies Corporation".

                                                                       EXHIBIT B

Warrant No.:  2002-___________

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                          COMMON STOCK PURCHASE WARRANT

                  To Purchase ______ Shares of Common Stock
                                       of
                        SCANNER TECHNOLOGIES CORPORATION

      THIS CERTIFIES THAT, for good and valuable consideration, ________________ or his registered successors or assigns, is entitled to subscribe for and purchase from Scanner Technologies Corporation, f/k/a Southwest Capital Corporation, a New Mexico corporation (the "Company"), at any time up to and including five (5) years from the date of this Warrant, ___________________ (___________) fully paid and nonassessable shares of Common Stock of the Company at a price of $1 per share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant. The shares of Common Stock which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Common Stock" means and includes the Company's presently authorized common stock, no par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

      This Warrant is subject to the following provisions, terms and conditions:

      1.    EXERCISE; TRANSFERABILITY.

      (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

      (b) This Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

      2. EXCHANGE AND REPLACEMENT. Subject to Sections l and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this
Section 2.

      3.    ISSUANCE OF THE WARRANT SHARES.

      (a) The Company agrees that the Warrant Shares shall be and are deemed to be issued to the holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder within such time.

      (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Company delivers to the holder written notice of the availability of such registrations or exemptions. The holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

      4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

      5. ANTIDILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

      (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

            (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

            (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

            (iii) combine outstanding shares of Common Stock, by
                  reclassification or otherwise;

            then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest
            1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this subsection.

      (b) Upon each adjustment of the Warrant Exercise Price pursuant to subsection 5(a) above, the holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

      (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the Company's property as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a) of this Section but the holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which the holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of any holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

      (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      6. NO VOTING RIGHTS. This Warrant shall not entitle the holder to any voting rights or other rights as a shareholder of the Company.

      7.    NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

      (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the holder of such opinion, whereupon the holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

      (b) If in the opinion of either of the counsel referred to in this Section, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the holder, and the holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

      8. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted on the Nasdaq Stock Market or if not listed on a national securities exchange or quoted on the Nasdaq Stock Market, the average of the last reported closing bid and asked prices as reported by Metro Data Company, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market.

      IN WITNESS WHEREOF, Scanner Technologies Corporation, has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated _______, 2002.


                                    SCANNER TECHNOLOGIES CORPORATION


                                    By:
                                       ---------------------------------------
                                          Elwin Beaty
                                          Its:  Chief Executive Officer

To:   SCANNER TECHNOLOGIES CORPORATION
                                          NOTICE OF EXERCISE OF WARRANT -- To Be
                                          Executed by the Registered Holder in
                                          Order to Exercise the Warrant

Subscriber hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of

                                         --------------------------------------
                                         (Print Name)
Please insert social security
or other identifying number
of registered holder of
certificate (                       )     Address:
             -----------------------

                                         --------------------------------------

                                         --------------------------------------




Dated:                  ,
      ------------------  ------         --------------------------------------
                                         (Signature)*



*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrants.

      FOR VALUE RECEIVED, Subscriber hereby sells, assigns, and transfers unto _____________________________ the right to purchase the securities of Scanner Technologies Corporation, to which the within Warrant relates and appoints _____________, attorney, to transfer said right on the books of Scanner Technologies Corporation, with full power of substitution in the premises.

Dated:
      ------------------            ------------------------------------------
                                    (Signature)

                                     Address:

                                     ------------------------------------------

                                     ------------------------------------------

                                                                       EXHIBIT C


                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          SOUTHWEST CAPITAL CORPORATION


                          ARTICLE 1 - NAME AND PURPOSE

      1.1)  The name of the corporation shall be Scanner Technologies
Corporation.

      1.2) The corporation is organized for the transaction of any lawful business which may be transacted under the New Mexico Business Corporation Act.


                   ARTICLE 2 - REGISTERED OFFICE AND AGENT

      2.1) The registered office of the corporation is located at 433 Paseo de Peralta, Santa Fe, New Mexico 87501, and the name of the registered agent at that address is National Registered Agents, Inc.

                            ARTICLE 3 - CAPITAL STOCK

      3.1) AUTHORIZED SHARES; ESTABLISHMENT OF CLASSES AND SERIES. The aggregate number of shares the corporation has authority to issue shall be One Hundred Million (100,000,000) shares, which shall have no par value, and which shall consist of Fifty Million (50,000,000) common shares and Fifty Million (50,000,000) preferred shares. The Board of Directors of the corporation is authorized to establish from the preferred shares, by resolution adopted and filed in the manner provided by law, one or more series of shares, to designate each such series, and to fix the relative rights and preferences of each such series.

      3.2) ISSUANCE OF SHARES. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

      3.3) ISSUANCE OF RIGHTS TO PURCHASE SHARES. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

      3.4) ISSUANCE OF SHARES TO HOLDERS OF ANOTHER CLASS OR SERIES. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

      4.1) NO PREEMPTIVE RIGHTS. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

      4.2) NO CUMULATIVE VOTING RIGHTS. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS

      5.1) WRITTEN CONSENT. Any action required or permitted to be taken at a Board meeting may be taken by written consent signed by all of the directors, setting forth the action so taken.


                 ARTICLE 6 - LIMITATION OF DIRECTOR LIABILITY

      6.1) To the fullest extent permitted by the New Mexico Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                                                       EXHIBIT D

                           AMENDED AND RESTATED BYLAWS
                                       OF
                        SCANNER TECHNOLOGIES CORPORATION
                       F/K/A SOUTHWEST CAPITAL CORPORATION

                                   ARTICLE 1.
                                     OFFICES

      1.1) OFFICES. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall initially be located at 14505 21st Avenue North, Suite 220, Minneapolis, Minnesota 55447, and the corporation may have offices at such other places within or without the State of New Mexico as the Board of Directors shall from time to time determine or the business of the corporation requires.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

      2.1) REGULAR MEETINGS. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual basis as shall be determined by the Board of Directors or by the Chief Executive Officer; provided, that if a regular meeting has not been held during the immediately preceding 13 months, the district court may, upon application of a shareholder or shareholders, order a meeting to be held. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect directors to hold office until the next succeeding annual meeting, and shall transact such other business as shall come before the meeting.

      2.2) ADVANCE NOTICE OF SHAREHOLDER NOMINEES AND SHAREHOLDER BUSINESS - REGULAR MEETINGS.

      Subject to the notice requirements set forth in this Section 2.2, any shareholder entitled to vote in the election of directors generally may:

      (a)   make nominations for the election of directors; and

      (b)   propose business to be brought before any regular meeting;

if such nomination or business proposed is otherwise proper business before such meeting. Any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice to the secretary of the corporation in proper written form of the shareholder's intent to make such nomination or nominations or to propose such business. To be timely, such shareholder's notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than ninety (90), but not more than one hundred twenty
(120), calendar days in advance of the date that is one year after the prior year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's annual meeting (in either case such an annual meeting date being referred to herein as an "Other Meeting Date"), notice by the shareholder to be timely must be so received by the later of: (i) the close of business on the date ninety (90) days prior to the Other Meeting Date or (ii) the close of business ten (10) days following the date on which the Other Meeting Date is first publicly announced. To be in proper form, a shareholder's notice to the secretary shall set forth:

      (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

      (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

      (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

      (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

      The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

      2.3) SPECIAL MEETINGS. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Board of Directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the Chief Executive Officer or the Chief Financial Officer specifying the purposes of the meeting.

      2.4) MEETINGS HELD UPON SHAREHOLDER DEMAND. Within thirty (30) days after receipt by the Chief Executive Officer or the Chief Financial Officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.6 hereof at the expense of the corporation.

      2.5) PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of New Mexico, as is designated by the Board of Directors.

      2.6) NOTICE OF MEETINGS. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than ten (10) days nor more than fifty (50) days prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

      2.7) WAIVER OF NOTICE. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder in person or by proxy is a waiver of notice of that meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      2.8) QUORUM AND ADJOURNED MEETING. The holders of a majority of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

      2.9) VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute.

      2.10) ORDER OF BUSINESS. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

      1.    Call of roll
      2.    Proof of due notice of meeting or waiver of notice
      3.    Determination of existence of quorum
      4.    Reading and disposal of any unapproved minutes
      5.    Reports of officers and committees
      6.    Election of directors
      7.    Unfinished business
      8.    New business
      9.    Adjournment


                                   ARTICLE 3.
                                    DIRECTORS

      3.1) GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

      3.2) NUMBER, TERM AND QUALIFICATIONS. The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director's successor is elected and qualified, or until such director's earlier death, resignation, disqualification, or removal as provided by statute.

      3.3) VACANCIES. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders at the next regular meeting of the shareholders.

      3.4) QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

      3.5) BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of New Mexico that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving two (2) business days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

      3.6) WAIVER OF NOTICE. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

      3.7) COMPENSATION. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

      3.8) COMMITTEES. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, to the full extent permissible under applicable law. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business.

      3.9) ORDER OF BUSINESS. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

      1.    Roll call
      2. Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman
      3.    Determination of existence of quorum
      4.    Reading and disposal of any unapproved minutes
      5.    Reports of officers and committees
      6.    Election of officers
      7.    Unfinished business
      8.    New business
      9.    Adjournment

                                   ARTICLE 4.
                                    OFFICERS

      4.1) NUMBER AND DESIGNATION. The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

      4.2) ELECTION, TERM OF OFFICE AND QUALIFICATION. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

      4.3) RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

      4.4) VACANCIES IN OFFICE. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.

      4.5) CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

      4.6) CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board;
(e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

      4.7) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

      4.8) PRESIDENT. Unless otherwise determined by the Board, the President shall be the Chief Executive Officer. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

      4.9) VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

      4.10) SECRETARY. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

      4.11) TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

      4.12) DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.


                                   ARTICLE 5.
                                 INDEMNIFICATION

      5.1) INDEMNIFICATION. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by New Mexico Business Corporation Act Section 53-11-4.1, as now enacted or hereafter amended.


                                   ARTICLE 6.
                            SHARES AND THEIR TRANSFER

      6.1) CERTIFICATE OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying (a) that the corporation is organized under the laws of New Mexico, (b) the name of the shareholder, and (c) the number and class and, if any, the designation of the series of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall be signed by (i) the Chairman, Vice Chairman of the Board, the President or a Vice President, and (ii) the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

      6.2) STOCK RECORD. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock transfer books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

      6.3) TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder's legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

      6.4) LOST CERTIFICATE. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.


                                   ARTICLE 7.
                               GENERAL PROVISIONS

      7.1) RECORD DATES. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than fifty (50) days and not less than ten (10) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

      7.2) DISTRIBUTIONS; ACQUISITIONS OF SHARES. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

      7.3)  FISCAL  YEAR.  The  fiscal  year  of  the  corporation   shall  be
established by the Board of Directors.

      7.4) SEAL. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.


                                   ARTICLE 8.
                                    MEETINGS

      8.1) TELEPHONE MEETINGS AND PARTICIPATION. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

      8.2) AUTHORIZATION WITHOUT MEETING. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.


                                   ARTICLE 9.
                              AMENDMENTS OF BYLAWS

      9.1) AMENDMENTS. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.


      The undersigned, _______________________, Secretary of Scanner Technologies Corporation, f/k/a Southwest Capital Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the corporation by its Board of Directors on _________________.


---------------------------------------------------
                                          Secretary
Attest:

-------------------------------------
President

                                                                       EXHIBIT E
                           SHAREHOLDER ACKNOWLEDGMENT


DATE:  _______________________, 2002

PARTIES:

      Southwest Capital Corporation,
      a New Mexico corporation
                                                                  ("Southwest")

      and

      ____________________________________,
      a shareholder of
      Scanner Technologies Corporation ("Scanner"),
      A Minnesota corporation                       (hereinafter "Shareholder")


      RECITALS:

      A. Shareholder is the beneficial owner of _____________ (_________) outstanding shares of Scanner Common Stock, and/or the holder of options, warrants or other rights to acquire _____________ (_________) shares of Scanner Common Stock.

      B. Southwest and Scanner have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Scanner will merge with and into Southwest (the "Merger") and as a result of which outstanding shares of Scanner Common Stock shall be converted into the right to receive a certain amount of Southwest Common Stock (the "Merger Shares") and warrants to purchase Southwest Common Stock (the "Merger Warrants") as provided in the Merger Agreement.

      C. Pursuant to the Merger Agreement, Scanner agrees to obtain Shareholder's acknowledgment pursuant to the terms and provisions hereof.

      D. Shareholder deems it to be in his/her/its best interests and in the best interests of Scanner and all other shareholders of Scanner that the Merger Agreement be approved, ratified and confirmed by the shareholders of Scanner.

      E. It is understood by Shareholder that Southwest's execution of the Merger Agreement was done in reliance upon the contemporaneous, or prompt subsequent, execution and delivery of this Agreement and that Southwest will incur substantial expenses proceeding toward consummation of the Merger as contemplated by the Merger Agreement and that such expenses will be undertaken in reliance upon and as a result of the agreements and undertakings of Shareholder set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, and in order to induce Southwest to execute the Merger Agreement and to proceed as contemplated by the Merger Agreement toward the consummation of the Merger, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


      AGREEMENTS:

      1. VOTE IN FAVOR OF MERGER. Shareholder, in Shareholder's capacity as a shareholder of Scanner or as a representative with the authority to vote shares of Scanner Common Stock, acknowledges and agrees that he, she or it shall vote all shares of Scanner Common Stock which Shareholder presently owns or with respect to which Shareholder presently controls voting power (the "Shareholder's Stock") in favor of the approval of the Merger Agreement and the transactions contemplated thereby, and Shareholder agrees that Shareholder shall not take any action contrary thereto.

      2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to and agrees with Southwest as follows.

            (a) Shareholder has the legal capacity, and all legal and equitable right, power, and authority (without the consent or approval of any other person), to enter into and perform all of his, her or its obligations under this Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid, and binding agreement of Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by laws affecting creditors rights generally or by judicial limitations on the right to specific performance, injunctive relief or other equitable remedies.

            (b) Shareholder has valid and unencumbered title to all of the Shareholder's Stock, free and clear of any Liens or other encumbrances. Upon completion of the Merger, Shareholder will, upon request, execute and deliver any additional documents deemed by Southwest to be reasonably necessary or desirable to complete the conversion of Shareholder's Stock into the Merger Shares and Merger Warrants as provided for in the Merger Agreement.

            (c) The execution, delivery, and performance of this Agreement by Shareholder and the consummation of the Merger does not and will not (i) violate any other agreement to which Shareholder is a party or by which Shareholder or any of Shareholder's assets is bound or affected, including, without limitation, any voting agreement, shareholders agreement, or voting trust; (ii) give any party with rights under any such agreement the right to terminate, modify or otherwise change the rights or obligations of Shareholder thereunder or hereunder; or (iii) except as provided in the Merger Agreement, require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person with respect to Shareholder or Shareholder's Stock.

            (d) The following applies to Shareholder [PLEASE CHECK ALL BOXES APPLICABLE]:

      / / Shareholder is an experienced and knowledgeable investor and acknowledges that he/she/it is able to fend for himself/herself/itself, can bear the economic risk of an investment in the Merger Shares and Merger Warrants and is capable of evaluating the merits and risks of such investment. Shareholder (if entity) has not been organized for the purpose of acquiring the Merger Shares and Merger Warrants.

      / / Shareholder does not qualify as an accredited investor as described in any of the following categories.

      / /   Shareholder is an accredited investor because Shareholder is

            / / (1) An individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

            / / (2) An individual that had an individual income in excess of
                    $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

            / / (3) An individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

            / / (4) An entity all of whose equity owners meet one of the tests set forth in (1) through (3) above. Please identify each person included in such entity and the test each qualifies under:
                         -------------------------------------------------------
                    ------------------------------------------------------------
                    ------------------------------------------------------------
                    ----------------

            / / (5) An entity, and is an "Accredited Investor" as defined in
                    Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):

                    (i) The Subscriber (or, in the case of a trust, the Subscriber trustee) is a bank or savings and loan association as defined in Sections 3(a) (2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

                    (ii)  The Subscriber is an insurance  company as defined in
                          Section 2(13) of the Act.

                    (iii) The Subscriber is an investment company registered
                          under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act.

                    (iv) The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                    (v) The Subscriber is a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

                    (vi) The Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Merger Shares and Merger Warrants AND is one or more of the following (check one or more, as appropriate):

                          / / an organization  described in Section 501(c) (3)
                              of the Internal Revenue Code; or

                          / / a corporation; or

                          / / a Massachusetts or similar business trust; or

                          / / a partnership.

            / / (6) The Subscriber is a trust with total assets exceeding
                    $5,000,000, which was not formed for the specific purpose of acquiring a Unit and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

            (e) Shareholder's domicile (if Shareholder is an individual) or principal location (if Shareholder is an entity) is in _____________________ (STATE).

      Shareholder understands and acknowledges that Southwest, Scanner and their respective counsel will be acting in material reliance upon the truth and accuracy of all representations of Shareholder set forth in this Agreement.

      3. INVESTMENT PURPOSE IN ACQUIRING THE MERGER SHARES. Shareholder is acquiring the Merger Shares and Merger Warrants for Shareholder's own account for investment purposes only and not with a view to their resale or distribution except in accordance with registration under applicable securities laws or exemptions therefrom. Shareholder does not have any present intention to divide his, her or its participation with others or to resell or otherwise dispose of (and does not have any short position in or agreement to sell) all or any part of the Merger Shares or the Merger Warrants except in accordance with registration under applicable securities laws or exemptions therefrom.

      4. INFORMATION ABOUT SOUTHWEST. Shareholder acknowledges receipt of business information about Southwest, including Southwest's proxy statement to Southwest's shareholders for the special meeting of Southwest's shareholders on ________________, 2002. Shareholder further acknowledges that Shareholder has had the opportunity to discuss the business and affairs of Southwest with an officer of

Southwest and has received such information concerning Southwest as Shareholder considers necessary or advisable in order to form a decision concerning acquisition of the Merger Shares and the Merger Warrants.

      5. RESTRICTION ON TRANSFER; COMPLIANCE WITH 1933 ACT. Shareholder understands that the Merger Shares and Merger Warrants, and the shares of Southwest Common Stock issuable upon exercise of the Merger Warrants (the "Warrant Shares"), are not freely transferable and that, other than pursuant to a registration statement or availability of an exemption from registration for the sale of such Merger Shares, Shareholder may in fact be prohibited by applicable securities laws and regulations from selling the Merger Shares, the Merger Warrants and Warrant Shares for an extended period of time. If Shareholder sells or distributes any Merger Shares, Merger Warrants or Warrant Shares in the future, Shareholder shall sell or distribute them pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act") and other applicable securities laws. Shareholder will not transfer any part of the Merger Shares, Merger Warrants or Warrant Shares without (i) effective registration under the 1933 Act and other applicable securities laws, or (ii) obtaining an opinion of counsel satisfactory in form and substance to counsel for Southwest stating that the proposed transaction, if effected without such registration, will not result in a violation of the 1933 Act and other applicable securities laws.

      6. RESTRICTIVE LEGEND. Southwest may place a restrictive legend on all certificates representing Merger Shares or Merger Warrants and Warrant Shares containing substantially the following language:

            "The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."

      7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon any purchasers, donees, pledgees, and other transferees of Scanner Common Stock legally or beneficially owned by Shareholder. Shareholder agrees not to make any transfers of such Scanner Common Stock without first making any such transferee fully aware of the obligations hereunder and obtaining such transferee's written agreement to comply with the terms hereof.

      8. INJUNCTIVE RELIEF. Shareholder agrees that in the event of Shareholder's breach of any provision of this Agreement, Southwest may be without an adequate remedy at law. Shareholder therefore agrees that in the event of Shareholder's breach of any provision of this Agreement, Southwest may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, Southwest will not be precluded from seeking or obtaining any other relief to which it may be entitled.

      9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

      10. FURTHER ASSURANCES. Shareholder shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

      11. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

      12. CERTAIN DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Merger Agreement.

      IN WITNESS WHEREOF, Southwest has caused this Shareholder Acknowledgment to be executed by its duly authorized officer, and Shareholder has executed this Shareholder Acknowledgment, as of the date and year first above written.

                                    SOUTHWEST CAPITAL CORPORATION


                                    By:
                                        --------------------------------------
                                        Laurence Zipkin, President

                                    SHAREHOLDER:

INDIVIDUAL SHAREHOLDERS:
                                    ------------------------------------------
                                    Signature

                                    ------------------------------------------
                                    Name (Typed or Printed)

                                    ------------------------------------------
                                    Signature (If jointly held, both owners must sign)

                                    ------------------------------------------
                                    Name (Typed or Printed)


ENTITY SHAREHOLDERS:
                                    ------------------------------------------
                                    Signature

                                    ------------------------------------------
                                    Name (Typed or Printed) and Title

                                    ------------------------------------------
                                    Name of Entity

                                     ANNEX B

           AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

      THIS AMENDMENT NO. 1 (the "Amendment") to the AGREEMENT AND PLAN OF REORGANIZATION dated January 16, 2002 (the "Merger Agreement") is dated as of March 8, 2002, by and among Scanner Technologies Corporation, a Minnesota corporation ("Scanner") and Southwest Capital Corporation, a New Mexico corporation ("Southwest").

      WHEREAS, Southwest has filed with the Securities and Exchange Commission in Washington, D.C. (the "SEC") a preliminary proxy statement regarding a special meeting of Southwest shareholders at which the shareholders are asked to approve the Merger Agreement (the "Proxy Statement"), and the Proxy Statement is currently under review by the SEC;

      WHEREAS, the parties agree that the review of the Proxy Statement will delay the approval of the Merger Agreement by the shareholders of both companies and thus, the consummation of the Merger;

      WHEREAS, due to such delay, Scanner is in need of additional financing prior to the Effective Date of the Merger and has negotiated a loan agreement with Bremer Bank pursuant to which Scanner will receive a bridge loan in the principal amount of up to One Million Dollars ($1,000,000) (the "Bridge Loan").

      WHEREAS, the Bridge Loan will be guaranteed by several individual investors who will receive as consideration for their guarantees 5-year warrants to purchase Scanner common stock at an exercise price of $2.75 per share (the "Bridge Warrants") which shall convert into warrants to purchase common stock of the company surviving the Merger upon the consummation of the Merger; and

      WHEREAS, the parties hereto desire to make any amendments necessary to take the aforesaid facts and developments into account;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:


      1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning given to them in the Merger Agreement.

      2.    NEW SECTION 1.11 OF THE MERGER AGREEMENT.  The following new
Section 1.11 is hereby inserted into the Merger Agreement:

      "1.11 CONVERSION OF SCANNER WARRANTS.

            (a) Each warrant to purchase shares of Scanner Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Scanner Warrant"), shall, without any action on the part of Scanner or the holder thereof, be assumed by the Surviving Corporation. From and after the Effective Time, all references to Scanner in the Scanner Warrants shall be deemed to refer to the Surviving Corporation. The Scanner Warrants assumed by Southwest shall be exercisable upon the same terms and conditions as under the Scanner Warrants except that (i) such Scanner Warrants shall entitle the holder to purchase from the Surviving Corporation the number of shares of Surviving Corporation Common Stock (rounded down to the nearest whole number of such shares) plus the number of Merger Warrants to purchase shares of Common Stock of the Surviving Corporation that equals the product of the conversion ratios established in Section 1.3(a)(i) and 1.3(a)(ii), respectively, multiplied by the number of shares of Scanner Common Stock subject to such Scanner Warrant immediately prior to the Effective Time, (ii) the warrant exercise price per share of Surviving Corporation Common Stock shall be an amount (rounded up to the nearest full cent) equal to the exercise price per share of Scanner Common Stock in effect immediately prior to the Effective Time divided by the conversion ratios established in Section 1.3(a)(i) and 1.3(a)(ii), and (iii) the Scanner Warrants shall be exercisable pursuant to the current terms of such Scanner Warrants.

            (b) As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of a Scanner Warrant a written instrument informing such holder of the assumption by the Surviving Corporation of such Scanner Warrant. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of Scanner Warrants pursuant to the terms set forth in this Section 1.11.

            (c) The provisions of this Section 1.11 do not apply to options granted by Scanner under its 1996 Stock Option Plan. The parties agree that these options will not be assumed by the Surviving Corporation. The parties acknowledge that these options are accelerated pursuant to the terms of the 1996 Stock Option Plan and the underlying option agreements and can be exercised up to ten (10) days prior to the Effective Date."

      3. CONSENT PURSUANT TO SECTION 5.2. Scanner will issue to each investor guaranteeing the Bridge Loan one Bridge Warrant for each Four Dollars ($4) guaranteed by the investor, e.g. a total of 25,000 Bridge Warrants if the investor guarantees $100,000 of the Bridge Loan. As required by Section 5.2 of the Merger Agreement, Southwest hereby consents to the issuance of the Bridge Warrants under these terms and conditions.

      4.    TERMINATION OF MERGER AGREEMENT.  The date "April 30, 2002" in
Section 7.1(b) is hereby replaced with "July 31, 2002."

      5. EFFECTIVENESS OF MERGER AGREEMENT. Except as otherwise provided herein, the Merger Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    SCANNER TECHNOLOGIES CORPORATION

                                    By:   /s/ ELWIN M. BEATY
                                        --------------------------------------
                                        Elwin Beaty, Chief Executive Officer



                                    SOUTHWEST CAPITAL CORPORATION



                                    By:   /s/ LAURENCE S. ZIPKIN
                                        --------------------------------------
                                        Laurence Zipkin, President

                                     ANNEX C
                     SOUTHWEST ANNUAL REPORT ON FORM 10-KSB
                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-KSB

        /X/       ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                  For the fiscal year ended December 31, 2001
                                       OR
        / /      TRANSITION REPORT PURSUANT TO SECTION 13 OF 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934
           For the transition period from ____________ to ____________.

                        COMMISSION FILE NUMBER: 000-08149

                        SOUTHWEST CAPITAL CORPORATION
           (Exact name of registrant as specified in its charter)

              NEW MEXICO                             85-1069650
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)           Identification Number)

   1650 UNIVERSITY BLVD., N.E., SUITE 5-100, ALBUQUERQUE, NEW MEXICO 87102
         (Address of principal executive office, including zip code)

     Registrant's telephone number, including area code: (505) 243-4949

      SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: None.

         SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                            No Par Value Common Stock

Check whether the Issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES /X/ NO / /

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained on this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. / /

State issuer's revenues for its most recent fiscal year.   $0

The number of shares of the Registrant's common stock outstanding as of March 15, 2002 was 2,001,388. The aggregate market value of the Registrant's common stock held by non-affiliates as of March 15, 2002 was approximately $2,100,000.


                  DOCUMENTS INCORPORATED BY REFERENCE
                                  None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 PART I

ITEM 1.  DESCRIPTION OF BUSINESS

Southwest Capital Corporation, incorporated in 1964 under the laws of the State of New Mexico, and subsidiary is hereinafter referred to as the "Southwest" or the "Company".

The Company's principal offices are located at 1650 University Boulevard, N.E., Suite 5-100, Albuquerque, New Mexico 87102, and its telephone number at that location is (505) 243-4949.

COMPANY'S HISTORIC DEVELOPMENT.

The Company was originally formed as a provider of financial services to small businesses.

From 1976 to 1989 such operations were performed by a wholly owned subsidiary, Southwest Capital Investments, Inc. ("SCII"), which was licensed by the Small Business Administration ("SBA"). As a result of declines in income and assets, the Company was determined to have a capital deficiency by the SBA in April 1989. As the Company was unable to secure additional capital for the SBA program, management determined it was in the best interest of the Company to divest itself of such operations and acquire a new line of business.

In 1990, the Company accepted an offer from its President at the time, to exchange 125,000 shares of Company stock for all the issued and outstanding shares of SCII.

In 1989, the Company acquired all of the issued and outstanding common stock of Beef Technologies, Inc. ("BTI"), a New Mexico corporation. BTI was organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. Following an unsuccessful pilot in 1992, this project was abandoned.

As a result of these events, the Company has been without operations since 1992. Current management has actively solicited and pursued investment possibilities in the form of acquisitions of privately held businesses. To date, several companies have been analyzed. In 2000, the Company entered into an Agreement and Plan of Reorganization with Berthel Fisher & Company ("Berthel Fisher"), that was never consummated due to inability to meet certain conditions and requirements.

As reported in the Company's 10-QSB for the period ended September 30, 2001, on November 14, 2001, the Company executed a letter of intent regarding a proposed Agreement and Plan of Reorganization ("Letter of Intent") with Scanner Technologies Corporation ("Scanner"), a designer and manufacturer of electronic test equipment for the semiconductor industry. On January 15, 2002 the Company executed the Agreement and Plan of Reorganization ("Merger Agreement"). Under the Merger Agreement Scanner will merge with and into the Company, with the Company as the surviving corporation in a stock-for-stock transaction. After the merger, Scanner's shareholders will own approximately 80% of the voting shares. Closing of the proposed transaction is subject to the successful completion of proposed financing for the merged entity and is subject to the customary closing conditions, including obtaining any required approvals and consents. No assurances can be given that the proposed merger will be consummated. Under the Merger Agreement the date upon which the transaction was to be consummated was April 30, 2002. In a written amendment to the Merger Agreement, the parties have agreed to extend the deadline for consummation of the transaction to July 31, 2002.

      ITEM 2.  DESCRIPTION OF PROPERTY

The Registrant utilizes office space at 1650 University Boulevard, N.E., Albuquerque, New Mexico 87102. The space utilized by the Registrant is negligible and it pays no rent for its use.

      ITEM 3.  LEGAL PROCEEDINGS

Management of the Company is not aware of any legal or administrative actions now pending or contemplated against the Company.

      ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted during the fourth quarter of the 2001 fiscal year to a vote of security holders, through solicitation of proxies or otherwise.


                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Southwest common stock is traded "over the counter" on the NASD Over the Counter Bulletin Board. As of March 15, 2002, Southwest effected a 0.6349-for-1 reverse stock split. All share and per share amounts have been adjusted for the split. Trading of the shares post-split began on March 18, 2002. As of March 15, 2002, Southwest's ticker symbol changed from "SWCC" to "SWTC" post-split. The table below sets forth the range of high and low bid information per share for each quarterly period for the last two fiscal years. Quotations in the following table are based on information provided by IDD Information Services, Tradeline(r) on Lexis(R). The quotations represent inter-dealer prices, without retail markup, markdown or commission, and do not necessarily represent actual transactions.

                             2001                    2000
                     -----------------------------------------------
                       High       Low         High         Low
                     -----------------------------------------------
   First  quarter     $ 3.73     $ 1.50      $ 0.99      $ 0.40
   Second quarter     $ 1.50     $ 0.30      $ 0.59      $ 0.40
   Third quarter      $ 0.75     $ 0.30      $ 5.52      $ 0.40
   Fourth quarter     $ 1.88     $ 1.05      $ 3.55      $ 3.15

As of March 15, 2002, Southwest had approximately 841 shareholders of record.

Southwest has never paid cash dividends on its common stock. Although there are no external restrictions on Southwest's ability to pay dividends, Southwest has in the past chosen to retain earnings for the operation and expansion of its business.

RECENT SALES OF UNREGISTERED SECURITIES

On November 10, 2001, the Company:

(i) issued an aggregate amount of 535,856 shares of common stock, having a quoted market value adjusted for the split of $2.13 per share, to six individuals, including Southwest's directors, in consideration of prior services provided by these individuals to Southwest; and

(ii) issued 130,726 shares of common stock, having a fair market value adjusted for the split of $2.13 per share, to one of its directors in exchange for the cancellation of a debt owed to him in the amount of $11,042 and consideration for past services.

In connection with the issuance of such shares, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. A restrictive securities legend has been placed on the certificates representing such shares.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Company had no revenues from operations in each of the last two fiscal years, and has incurred the general and administrative costs required to maintain good standing as a publicly traded company.

Additionally, current management has actively solicited and pursued investment possibilities in the form of acquisitions of privately held businesses. Several companies have been identified and analyzed in prior years.

During 2000, the Company issued 193,645 shares of common stock and warrants to purchase 489,246 shares of common stock as payment for services in lieu of cash compensation; and issued a total of 143,620 shares of common stock to two individuals who agreed to cancel debt owed to them by the Company. The warrants were contingent on the consummation of a transaction with Berthel Fisher, had an exercise price of $1 per share, and were due to expire on June 30, 2005. On November 10, 2001, in connection with the terms of the warrant grant, the Board of Directors voted to rescind all outstanding warrants. Hence, no warrants are outstanding at December 31, 2001. The estimated fair value of the common stock and warrants issued for services rendered was $69,029, which is reflected as a charge to operations during 2000. The estimated fair value of the common stock issued for cancellation of debt was $52,829, which represents the book value of such debt and has been recorded as stockholders' equity. The fair value of common stock was based on the closing market price of the common stock on the date of the award. The fair value of warrants, as established using the Black-Scholes pricing model, was nominal.

During 2001, the Company issued 535,856 shares of common stock as payment for services in lieu of cash compensation; and issued 130,726 shares of common stock to an individual who agreed to cancel debt owed to the individual by the Company. The estimated fair value of the common stock issued for services rendered was $1,139,400, which is reflected as a charge to operations during 2001. The estimated fair value of the common stock issued for cancellation of debt was $277,964. Of this amount, $11,042 represents the book value of debt and has been recorded as stockholders' equity. The remaining amount of $266,922 was reflected as a charge to operations as additional compensation during 2001. The fair value of common stock adjusted for the split was $2.13 per share, which was the closing price of the stock on November 10, 2001. No future stock payments are anticipated at this time.

PLAN OF OPERATIONS
As the Company has not had revenues from operations in each of the last two fiscal years, the following represents management's plan of operations for the next twelve months.

The Company is presently without revenues or cash flow from operations. However, upon consummation of the merger with Scanner, the Company will begin to operate Scanner's business, i.e. Southwest will invent, develop and market vision inspection devices that are used in the semiconductor industry for the inspection of integrated circuits.

The Company currently has no employees and does not anticipate retaining any employees based upon current activity. However, the Company intends to retain Scanner's employees upon consummation of the merger with Scanner.

In the event that the Scanner transaction is not consummated, management will continue to solicit and pursue investment possibilities in the form of acquisitions of privately held businesses. However, it should be noted, such management personnel are engaged full time in other activities, endeavors and professions.

ITEM 7.  FINANCIAL STATEMENTS

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Southwest Capital Corporation

We have audited the accompanying consolidated balance sheet of Southwest Capital Corporation and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Capital Corporation and Subsidiary as of December 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 15, 2002

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001

                        ASSETS

 CURRENT ASSETS
       Cash                                                 $     654
                                                       ===============

         LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES
       Accounts payable                                    $    1,364
       Accrued liabilities                                      1,153
                                                       ---------------
         Total current liabilities                              2,517

 NOTE PAYABLE TO RELATED PARTY (note B)                         2,500

 STOCKHOLDERS' DEFICIT (note D)
   Preferred stock - no par value; authorized,
      3,000,000 shares; none issued and outstanding                 -
   Common stock - no par value; authorized, 6,349,206
      shares; issued and outstanding, 2,001,388 shares
      (note F)                                              2,536,763
   Additional paid-in capital                               2,230,304
   Accumulated deficit                                     (4,771,430)
                                                       ---------------
                                                               (4,363)
                                                       ---------------
                                                           $      654
                                                       ===============

     The accompanying notes are an integral part of this statement.

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             Year ended December 31,

                                               2001             2000
                                          ---------------    ------------
 Expenses
  General and administrative               $   1,397,279      $   96,931
  Interest                                           672           1,843
                                          ---------------    ------------
  NET LOSS                                 $  (1,397,951)     $  (98,774)
                                          ===============    ============
 Basic and diluted net loss per common
  share                                       $     (.98)      $    (.08)
                                          ===============    ============
 Weighted average common shares
  outstanding                                  1,428,255       1,165,579
                                          ===============    ============

    The accompanying notes are an integral part of these statements.


                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                     Years ended December 31, 2001 and 2000


                              Common Stock           Additional      Accumu-
                          ------------------------    paid-in         lated
                            Shares        Amount       capital       deficit           Total
                          ----------    ----------    ----------    ----------      ----------
Balance at January 1,
 2000 as previously
 reported                 1,568,791    $1,568,791     $1,659,054    $(3,274,705)    $ (46,860)

Reverse stock split
 (note F)                  (571,250)     (571,250)       571,250              -             -
                          ----------    ----------    ----------    -----------     ---------

Balance at January 1,
 2000 as adjusted           997,541       997,541      2,230,304     (3,274,705)      (46,860)

Issuance of common stock
 and warrants in
 exchange for services
 rendered                   193,645        69,029              -              -        69,029

Stock exchanged for
 cancellation of debt       143,620        52,829              -              -        52,829

Net loss                          -             -              -        (98,774)      (98,774)
                          ----------   ----------     ----------    -----------    ----------

Balance at December 31,
 2000                     1,334,806     1,119,399      2,230,304     (3,373,479)      (23,776)

Issuance of common stock
 in exchange for
 services rendered          535,856     1,139,400              -              -     1,139,400

Stock exchanged for
 cancellation of debt       130,726       277,964                                     277,964

Net loss                          -             -              -     (1,397,951)   (1,397,951)
                          ----------   ----------     ----------    ------------   ----------

Balance at December 31,
 2001                     2,001,388    $2,536,763     $2,230,304    $(4,771,430)   $   (4,363)
                          ==========   ==========     ==========    ===========    ==========

          The accompanying notes are an integral part of this statement.

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             Year ended December 31,

                                                  2001          2000
                                               ------------  ------------
 Cash flows from operating activities
   Net loss                                    $(1,397,951)  $   (98,774)
   Adjustments to reconcile net loss to net
    cash used in operating activities
      Issuance of common stock and warrants
       for services rendered and cancellation
       of debt                                   1,406,322        69,029
      Gain on accounts payable forgiveness         (21,075)            -
      Changes in operating assets and
       liabilities
       Increase in accounts payable and
         accrued liabilities                           847        21,072
                                               ------------  ------------

            Net cash used in operating
              activities                           (11,857)       (8,673)

 Cash flows from financing activities
   Proceeds from notes payable                       9,500         9,500
                                               ------------  ------------

            NET INCREASE (DECREASE) IN CASH         (2,357)          827

 Cash at beginning of year                           3,011         2,184
                                               ------------  ------------

 Cash at end of year                           $       654     $   3,011
                                               ============  ============

NONCASH FINANCING ACTIVITIES:

On November 11, 2001, the Company issued 130,726 shares of common stock in exchange for the cancellation of debt to related parties totaling $11,042. A charge of $266,922 was recorded as expense as a result of this transaction.

On July 1, 2000, the Company issued 143,620 shares of common stock in exchange for the cancellation of debt to related parties totaling $52,829.


    The accompanying notes are an integral part of these statements.

              SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 2001 and 2000

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Southwest Capital Corporation and Subsidiary (the "Company"), a New Mexico corporation, acts primarily as a holding company and has had no business operations since 1992. At December 31, 2001, the Company's activities generally consist of paying general and administrative costs of the Company.

At present, the Company has no employees and is wholly dependent on the personal efforts of its officers and directors, who are engaged full-time in other activities, endeavors, and professions.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1.     PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned inactive subsidiary, Beef Technologies, Inc. All significant inter-company transactions and balances have been eliminated.

2.     LOSS PER SHARE

Basic loss per share has been computed using the weighted average number of common shares outstanding during each period. Basic and diluted loss per share are the same because the inclusion of stock warrants, which were cancelled in 2001, would be antidilutive.

3.     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes; accordingly, actual results could differ from those estimates.


NOTE B - NOTE PAYABLE TO RELATED PARTY

Note payable to related party is comprised of one uncollateralized note bearing interest at 10%, due to an individual who is a major stockholder, an officer and a director of the Company. The note has no specified payment terms but is not callable until after December 31, 2002.


NOTE C - INCOME TAXES

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities using the presently enacted tax rates.

The Company files a consolidated income tax return. Net operating losses, subject to certain limitations, are available to offset future taxable income and income taxes payable, if any.

At December 31, 2001, the Company had deferred tax assets related to net operating loss carryforwards of approximately $692,000. The deferred tax assets have been completely eliminated through a valuation allowance, as the Company cannot currently conclude that it is more likely than not that the benefit will be realized. The valuation allowance for tax assets increased $535,000 and $19,000 for the years ended December 31, 2001 and 2000, respectively.

At December 31, 2001, the Company's net operating loss carryforwards are as follows:

             Expiration date
                   2002                    $     38,000
                   2004                          17,000
                   2005                          16,000
                   2006                          23,000
                   2007                          74,000
                   2008                          42,000
                   2009                          12,000
                   2010                          13,000
                   2011                           9,000
                   2012                          13,000
                   2018                           8,000
                   2019                          12,000
                   2020                          99,000
                   2021                       1,398,000
                                           -------------

                                           $  1,774,000
                                           =============


NOTE D - STOCKHOLDERS' DEFICIT

On July 1, 2000, the Board of Directors adopted a resolution which provided for (i) the issuance of 193,645 shares of common stock and the issuance of warrants to purchase 489,246 shares of common stock to certain individuals who performed past services for the Company in lieu of cash compensation; and
(ii) the issuance of a total of 143,620 shares of common stock to two individuals who agreed to cancel debt owed to them by the Company. The warrants had an exercise price of $1 per share, and were due to expire on June 30, 2005. On November 10, 2001, in connection with the terms of the warrant grant, the Board of Directors voted to rescind all outstanding warrants. Hence, no warrants are outstanding at December 31, 2001.

The estimated fair value of the common stock and warrants issued for services rendered was $69,029, which is reflected as a charge to operations during 2000. The estimated fair value of the common stock issued for cancellation of debt was $52,829, which represents the book value of such debt and has been recorded as stockholders' equity. The fair value of common stock was based on the closing market price of the common stock on the date of the award. The fair value of warrants, as established using the Black-Scholes pricing model, was nominal.

On November 10, 2001, the Board of Directors adopted a resolution which provided for (i) the issuance of 535,856 shares of common stock to certain individuals who performed past services for the Company in lieu of cash compensation; and
(ii) the issuance of 130,726 shares of common stock to an individual who agreed to cancel debt owed to the individual by the Company.

The estimated fair value of the common stock issued for services rendered was $1,139,400, which is reflected as a charge to operations during 2001. The estimated fair value of the common stock issued for cancellation of debt was $277,964. Of this amount, $11,042 represents the book value of debt and has been recorded as stockholders' equity. The remaining amount of $266,922 was reflected as a charge to operations as additional compensation during 2001. The fair value of common stock adjusted for the split was $2.13 per share, which is the closing price of the stock on November 10, 2001.


NOTE E - FINANCIAL INSTRUMENTS

The following table includes various estimated fair value information. Such information, which pertains to the Company's financial instruments, does not purport to represent the aggregate net fair value of the

Company. The carrying amounts in the table below are the amounts at which the financial instruments are reported in the consolidated financial statements.

All of the Company's financial instruments are held for purposes other than trading.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

1.    CASH

The carrying amount approximates fair value because of the short maturity and highly liquid nature of those instruments.

2.    NOTE PAYABLE

This amount has no fixed maturities and it is not practicable to estimate fair value.

The carrying amounts and estimated fair values of the Company's financial instruments, as of December 31, 2001, are as follows:

                                     Carrying        Estimated
                                       Amount        Fair Value
                                     ------------   -----------
     Financial assets
       Cash                          $      654      $    654
     Financial liabilities
      Note payable to related party
      for which it is not
      practicable to estimate fair
      value                              (2,500)            -


NOTE F - SUBSEQUENT EVENTS

On January 16, 2002, the Company executed an Agreement and Plan of Reorganization with Scanner Technologies Corporation ("Scanner"), an inventor, director, and marketer for the semiconductor industry headquartered in Minneapolis, Minnesota. The Agreement provides for Scanner to merge with and into the Company, whereas the Company shall continue as the surviving corporation under the name of Scanner Technologies Corporation. At the effective time, each share of Scanner common stock issued and outstanding will be converted into the right to receive shares of the merged company and warrants to purchase shares at an exercise price of $1 per share. The conversion ratio is based on the total amount of Scanner common stock outstanding at the effective time of the merger. Scanner stockholders will receive approximately 8,000,000 shares and warrants to purchase approximately 2,000,000 shares of common stock in the merged company. Additionally, the Company will assume warrants to purchase up to 225,000 shares of Scanner common stock at $2.75 per share, before applying the conversion ratios, which may be issued in conjunction with bridge financing obtained by Scanner. Each share of common stock of the Company issued and outstanding shall remain issued and outstanding and unaffected by the merger. This agreement is subject to stockholder approval of the Company and Scanner and may be terminated according to provisions in the agreement, including mutual consent of the Board of Directors of both companies and failure to consummate the transaction by July 31, 2002.

On February 26, 2002, the Board of Directors authorized a 0.6349-to-1 reverse stock split of common stock effective March 15, 2002. Common stock shares and per-share amounts in the accompanying consolidated financial statements and notes have been adjusted for the split. Concurrent with the reverse stock split, the Articles of Incorporation were amended to change the authorized shares of common stock from 10,000,000 to 6,349,206.

ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                                PART III


ITEM 9: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Laurence S. Zipkin, age 62, serves as President, Chief Executive Officer and Director of Southwest. Mr. Zipkin is the Chairman of the Board of Realco, Inc., a New Mexico company whose shares are traded on the Nasdaq National Market System under the symbol "RLCO." Mr. Zipkin is also a Director of Realco's wholly owned subsidiary Equity Securities Investments, Inc., a Minneapolis based broker dealer.

Edward S. Adams, age 38, serves as Secretary, Chief Accounting Officer and Director of Southwest. Mr. Adams also serves as director and vice-chairman of the board of VirtualFund.com, Inc., a Minnesota corporation whose shares are quoted on the Over-the-Counter-Bulletin-Board under the symbol "VFND."

FAMILY RELATIONSHIPS
None of the officers or directors of the Company are related (as first cousins or closer) by blood, marriage or adoption to any other officer or director.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to Insiders were complied with except that Edward S. Adams was late in filing his initial statement of beneficial ownership of securities, and that Messrs. Laurence S. Zipkin and Edward S. Adams were late in filing their annual statements of beneficial ownership of securities.


ITEM 10:  EXECUTIVE COMPENSATION

The Company's directors and officers do not receive a salary from the Company for their services to the Company.

On November 10, 2001, the Board of Directors adopted a resolution which provided that the Company issue 107,298 common shares to Laurence S. Zipkin, the Company's President and 222,215 common shares to Edward S. Adams, the Company's Secretary and Chief Accounting Officer, in consideration of prior services. The estimated fair value of the common stock issued for services rendered was $700,650, which is reflected as a charge to operations during 2001. The fair value of common stock adjusted for the split was $2.13 per share, which is the closing price of the stock on November 10, 2001.

No options were granted to, or exercised by, the executive officers during fiscal 2001, nor did such officers hold any options at fiscal year end.

ITEM 11:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Southwest common stock as of March 15, 2002 for:

   o each person who is known by Southwest to beneficially own more than five percent (5%) of Southwest common stock;
   o  each of Southwest's directors;
   o  each of Southwest's executive officers; and
   o  all directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                          NUMBER OF SHARES
     NAME AND ADDRESS OF BENEFICIAL         BENEFICIALLY       PERCENT
       OWNER OR IDENTITY OF GROUP             OWNED (1)     OF CLASS (1)
--------------------------------------------------------------------------
James A. Arias                               195,232 (2)        9.8%
1650 University Boulevard N.E.
Albuquerque, NM 87102

Realco, Inc.
1650 University Boulevard N.E.
Albuquerque, NM 87102                         99,997            5.0%

Nasser J. Kazeminey
333 South Seventh Street
Minneapolis, MN 55402                        180,947            9.0%

Laurence S. Zipkin
400 North Lilac Drive
Golden Valley, MN 55422                      618,145 (2)       30.9%

Edward S. Adams
Equity Securities Investments, Inc.
701 Xenia Avenue South, #130
Golden Valley, MN 55416                      385,702 (2)       19.3%

All Officers and Directors as a Group        903,850 (2)       45.2%

-----------------------------------------

(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire within 60 days. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2) Includes 99,997 shares owned by Realco, Inc., of which Mr. Arias is President, Mr. Zipkin is the Chairman of the Board, and Mr. Adams is the Vice President.

CHANGES IN CONTROL

As reported in the Company's 10-QSB for the period ended September 30, 2001, on November 14, 2001, the Company executed a letter of intent regarding a proposed Agreement and Plan of Reorganization ("Letter of Intent") with Scanner Technologies Corporation ("Scanner"), a designer and manufacturer of electronic test equipment for the semiconductor industry. On January 16, 2002 the Company executed the Agreement and Plan of Reorganization ("Merger Agreement"). Under the Merger Agreement Scanner will merge with and into the Company, with the Company as the surviving corporation in a stock-for-stock transaction. After the merger, Scanner's shareholders will own approximately 80% of the voting shares. Closing of the proposed transaction is subject to the successful completion of proposed financing for the merged entity and is subject to the customary closing conditions, including obtaining any required approvals and consents. No assurances can be given that the proposed merger will be consummated.


ITEM 12:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 2000 the Board of Directors adopted a resolution which provided that the Company issue 121,399 common shares to Laurence S. Zipkin, the Company's President and 22,222 common shares to a major stockholder, in consideration of these two individuals agreement to cancel debt owed to them by the Company.

The estimated fair value of the common stock and warrants issued for services rendered was $69,029, which is reflected as a charge to operations during 2000. The estimated fair value of the common stock issued for cancellation of debt was $52,829, which represents the book value of such debt and has been recorded as stockholders' equity. The fair value of common stock was based on the closing market price of the common stock on the date of the award. The fair value of warrants, as established using the Black-Scholes pricing model, was nominal.

On November 10, 2001, the Board of Directors adopted a resolution which provided that the Company issue 107,298 common shares to Laurence S. Zipkin, the Company's President and 222,215 common shares to Edward S. Adams, the Company's Secretary and Chief Accounting Officer, in consideration of prior services.

On November 10, 2001, the Board of Directors adopted a resolution which provided that the Company issue 130,726 common shares to Laurence S. Zipkin, the Company's President , in consideration of his agreement to cancel debt of $11,042 owed to him by the Company.

The estimated fair value of the common stock issued to these two individuals for services rendered was $700,650, which is reflected as a charge to operations during 2001. The estimated fair value of the common stock issued for cancellation of debt was $277,964. Of this amount, $11,042 represents the book value of debt and has been recorded as stockholders' equity. The remaining amount of $266,922 was reflected as a charge to operations as additional compensation during 2001. The fair value of common stock adjusted for the split was $2.13 per share, which is the closing price of the stock on November 10, 2001.


ITEM 13:  EXHIBITS  AND  REPORTS  ON FORM  8-K

 (a) Documents filed as a part of this report:

     (1) The financial statements filed as part of this report are included in Item 7.
     (2) The following exhibits are filed as part of this report:

      2.1 *Agreement and Plan of Reorganization dated January 16,  2002

      2.2 Amendment No. 1 dated March 8, 2002 to Agreement and Plan of Reorganization dated January 16, 2002

      3.1 Articles of Incorporation

      3.2 **Bylaws

* Filed as Annex A to Registrant's preliminary proxy statement filed January 17, 2002 and incorporated herein by reference.

** Filed as an exhibit to the Registrant's Form 10 Registration Statement under the Securities Exchange Act of 1934, and incorporated herein by reference.

(b) Reports on Form 8-K:

The following reports on Form 8-K were filed during the quarter ended December 31, 2001:

     (1) Form 8-K filed October 9, 2001, reporting under Item 5 the signing of the letter of intent with Scanner Technologies Corporation regarding a merger of both companies.

     (2) Form 8-K filed on December 4, 2001, reporting under Item 6 the resignation of one of the Company's directors and the election of a new director.



SIGNATURES:

In accordance with Section 13 or l5 (d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         SOUTHWEST CAPITAL CORPORATION


Date:  April 1, 2002                       By: LAURENCE S. ZIPKIN


                                             /s/ Laurence S. Zipkin
                                           -----------------------------
                                           Laurence S. Zipkin, President
                                            and Chief Executive Officer


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.


          Signature                    Title                      Date
  ------------------------    ---------------------------   ----------------
     /s/ Laurence S. Zipkin    President, Chief Executive
     -----------------------   Officer and Director           April 1, 2002
     Laurence S. Zipkin



     /s/ Edward S. Adams       Secretary, Chief  Accounting
     -----------------------   Officer and Director           April 1, 2002
      Edward S. Adams

EXHIBIT 2.2

           AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

      THIS AMENDMENT NO. 1 (the "Amendment") to the AGREEMENT AND PLAN OF REORGANIZATION dated January 16, 2002 (the "Merger Agreement") is dated as of March 8, 2002, by and among Scanner Technologies Corporation, a Minnesota corporation ("Scanner") and Southwest Capital Corporation, a New Mexico corporation ("Southwest").


      WHEREAS, Southwest has filed with the Securities and Exchange Commission in Washington, D.C. (the "SEC") a preliminary proxy statement regarding a special meeting of Southwest shareholders at which the shareholders are asked to approve the Merger Agreement (the "Proxy Statement"), and the Proxy Statement is currently under review by the SEC;

      WHEREAS, the parties agree that the review of the Proxy Statement will delay the approval of the Merger Agreement by the shareholders of both companies and thus, the consummation of the Merger;

      WHEREAS, due to such delay, Scanner is in need of additional financing prior to the Effective Date of the Merger and has negotiated a loan agreement with Bremer Bank pursuant to which Scanner will receive a bridge loan in the principal amount of up to One Million Dollars ($1,000,000) (the "Bridge Loan").

      WHEREAS, the Bridge Loan will be guaranteed by several individual investors who will receive as consideration for their guarantees 5-year warrants to purchase Scanner common stock at an exercise price of $2.75 per share (the "Bridge Warrants") which shall convert into warrants to purchase common stock of the company surviving the Merger upon the consummation of the Merger; and

      WHEREAS, the parties hereto desire to make any amendments necessary to take the aforesaid facts and developments into account;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:

      1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning given to them in the Merger Agreement.

      2.    NEW SECTION 1.11 OF THE MERGER AGREEMENT.  The following new
Section 1.11 is hereby inserted into the Merger Agreement:

"1.11 CONVERSION OF SCANNER WARRANTS.

(a) Each warrant to purchase shares of Scanner Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Scanner Warrant"), shall, without any action on the part of Scanner or the holder thereof, be assumed by the Surviving Corporation. From and after the Effective Time, all references to Scanner in the Scanner Warrants shall be deemed to refer to the Surviving Corporation. The Scanner Warrants assumed by Southwest shall be exercisable upon the same terms and conditions as under the Scanner Warrants except that (i) such Scanner Warrants shall entitle the holder to purchase from the Surviving Corporation the number of shares of Surviving Corporation Common Stock (rounded down to the nearest whole number of such shares) plus the number of Merger Warrants to purchase shares of Common Stock of the Surviving Corporation that equals the product of the conversion ratios established in Section 1.3(a)(i) and 1.3(a)(ii), respectively, multiplied by the number of shares of Scanner Common Stock subject to such Scanner Warrant immediately prior to the Effective Time, (ii) the warrant exercise price per share of Surviving Corporation Common Stock shall be an amount (rounded up to the nearest full cent) equal to the exercise price per share of Scanner Common Stock in effect immediately prior to the Effective Time divided by the conversion ratios established in Section 1.3(a)(i) and 1.3(a)(ii), and (iii) the Scanner Warrants shall be exercisable pursuant to the current terms of such Scanner Warrants.

(b) As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of a Scanner Warrant a written instrument informing such holder of the assumption by the Surviving

Corporation of such Scanner Warrant. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of Scanner Warrants pursuant to the terms set forth in this Section 1.11.

(c) The provisions of this Section 1.11 do not apply to options granted by Scanner under its 1996 Stock Option Plan. The parties agree that these options will not be assumed by the Surviving Corporation. The parties acknowledge that these options are accelerated pursuant to the terms of the 1996 Stock Option Plan and the underlying option agreements and can be exercised up to ten (10) days prior to the Effective Date."

      3. CONSENT PURSUANT TO SECTION 5.2. Scanner will issue to each investor guaranteeing the Bridge Loan one Bridge Warrant for each Four Dollars ($4) guaranteed by the investor, e.g. a total of 25,000 Bridge Warrants if the investor guarantees $100,000 of the Bridge Loan. As required by Section 5.2 of the Merger Agreement, Southwest hereby consents to the issuance of the Bridge Warrants under these terms and conditions.

      4.    TERMINATION OF MERGER AGREEMENT.  The date "April 30, 2002" in
Section 7.1(b) is hereby replaced with "July 31, 2002."

      5. EFFECTIVENESS OF MERGER AGREEMENT. Except as otherwise provided herein, the Merger Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                    SCANNER TECHNOLOGIES CORPORATION



                        By: /s/ Elwin Beaty
                            ------------------------------------
                            Elwin Beaty, Chief Executive Officer


                    SOUTHWEST CAPITAL CORPORATION



                        By: /s/  Laurence Zipkin
                            ------------------------------------
                            Laurence Zipkin, President

EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                       (As Amended Through March 6, 2002)


      SOUTHWEST CAPITAL CORPORATION adopts the following Restated Articles of Incorporation under the New Mexico Business Corporation Act:

                                    ARTICLE I

      The name of the corporation shall be Southwest Capital Corporation.

                                   ARTICLE II

      The nature of the business or objects or purposes to be transacted, promoted or carried on by the corporation are as follows:

      1.  To engage in any business authorized by law.

      2. To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise handle and dispose of shares of capital stock, bonds, securities and evidences of indebtedness of any person, firm or corporation, or of any political subdivision, and while the owner of any such securities, to exercise all the rights, power and privileges of such ownership, including the right to vote the same.

      3. To purchase, hold, sell and transfer shares of its own stock, provided that it shall not use its funds or property for the purchase of its own shares of stock when such purchase would cause an impairment of the capital of this corporation or perpetrate a fraud upon its creditors or other stockholders.

      4. To do any and all such other and further matters and things as may be incident, beneficial and necessary to the proper conduct of the business of said corporation, which would not be inconsistent with the laws of the State of New Mexico, and for such other similar purposes as the corporation may determine.

      5. To borrow, for any of the purposes of the corporation, from time to time without limit as to amount and to draw, make, accept, endorse guarantee and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and any other type of negotiable or non-negotiable instruments as evidence of the indebtedness and to secure the payment thereof by interest, assignment and trust, or otherwise, and to further dispose of any such securities or other obligations of the corporation for its corporate purposes.

      6. The foregoing clauses shall be construed both as objects and powers; it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, it being intended to have all of the power and authority as may be exercised under the laws of the State of New Mexico.

                                   ARTICLE III

      The corporation shall have authority to issue a total of 6,349,206 common voting shares of the corporation with no par value and to issue 3,000,000 preferred shares having no par value, which preferred shares may be issued in such series, with such rights and preferences, as shall be determined by majority of the corporation's Board of Directors.

      No present or future holders of any common or preferred shares of the corporation, or any series of the corporation's preferred shares unless specifically authorized by a majority of the corporation's board of directors, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation or any class or series thereof, or
(2) any other security of the corporation (including bonds and debentures) convertible into or carrying rights or options to purchase such shares.

                                   ARTICLE IV

      The duration of the existence of the corporation shall be one hundred
(100) years.

                                    ARTICLE V

      These Restated Articles of Incorporation correctly set forth without change the corresponding operative provisions of the Articles of Incorporation as theretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

                                     Annex D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended MARCH 31, 2002
                                    --------------

                           OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from ------ to ------

Commission File Number: 0-8149

                          SOUTHWEST CAPITAL CORPORATION
-------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

                 New Mexico                             85-0169650
-------------------------------------------------------------------------------
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or  organization)             Identification No.)

     701 Xenia Avenue South, Suite 100
     Golden Valley, Minnesota                               55416
-------------------------------------------------------------------------------
    (Address of principal executive offices)                   (Zip Code)

                                  763-923-2266
-------------------------------------------------------------------------------
               Registrant's telephone number, including area code

       1650 University Boulevard, N.E. Suite 5-100 Albuquerque, NM 87102
-------------------------------------------------------------------------------
              (Former names, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

The number of shares outstanding of the Registrant's no par value common stock, at May 14, 2002 was approximately 2,001,388 shares.

PART I.  FINANCIAL INFORMATION

Item 1.  FINANCIAL STATEMENTS


                          SOUTHWEST CAPITAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                             Mar 31      Dec 31
                                                              2002        2001
                                                          (Unaudited)
                                                           =========    =========
ASSETS

CURRENT ASSET
    Cash                                                   $      426     $    654
                                                           ==========      =========

   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                       $   13,299        1,364
    Accrued liabilities                                         1,180        1,153
                                                           ----------     ---------
           Total current liabilities                           14,479        2,517

NOTES PAYABLE TO RELATED PARTIES                                4,100        2,500

SHAREHOLDERS' DEFICIT
         Preferred stock - no par value: authorized
         3,000,000 shares; none issued and outstanding             -             -
         Common stock, no par value; authorized,
         6,349,206 shares; issued and outstanding,
         2,001,388 shares                                   2,536,763    2,536,763
    Additional paid-in capital                              2,230,304    2,230,304
    Accumulated deficit                                    (4,785,220)  (4,771,430)
                                                           -----------   ---------
                                                             ( 18,153)     (4,363)
                                                            ----------   ---------
                                                            $     426    $    654
                                                            ==========   =========

          The accompanying notes are an integral part of these statements.

                           SOUTHWEST CAPITAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          THREE MONTHS ENDED MARCH 31,

                                   (unaudited)


                                                 2002               2001
                                             -----------        -----------
EXPENSES
  General and Administrative                 $   13,763        $     6,288
  Interest                                           27                 86
                                             -----------        -----------
               NET LOSS                      $  (13,790)       $    (6,374)
                                             ===========        ===========


Basic and diluted net loss per common
  share                                      $       (-)        $       (-)
                                             ===========        ===========

Weighted average common shares outstanding     2,001,388         1,333,290
                                             ===========        ===========

      The accompanying notes are an integral part of these statements.

                          SOUTHWEST CAPITAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          THREE MONTHS ENDED MARCH 31,

                                   (unaudited)

                                                  2002               2001
                                              -----------       -----------
Cash flows from operating activities

Net loss                                       $  (13,790)      $   (6,374)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Changes in operating assets and
        liabilities
          Increase in accounts payable and
            accrued liabilities                    11,962            5,252
                                               -----------       -----------
              Net cash used in operating
                activities                         (1,828)          (1,122)

Cash flows from financing activities
    Proceeds from notes payable                     1,600              -
                                              -----------       -----------

       NET DECREASE IN CASH                         (228)           (1,122)

Cash at beginning of period                           654            3,011
                                              -----------       -----------
Cash at end of period                         $       426       $    1,889
                                              ===========       ===========

        The accompanying notes are an integral part of these statements.

                         SOUTHWEST CAPITAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              MARCH 31, 2002

                               (unaudited)



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------

The accompanying consolidated balance sheets as of March 31, 2002 and December 31, 2001 and the consolidated statements of operations and cash flows for the quarters ended March 31, 2002 and 2001, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 2002 and the results of operations and cash flows for the quarters ended March 31, 2002 and 2001 have been included. The results of operations for the quarters ended March 31, 2002 and 2001 are not necessarily indicative of the operating results for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's December 31, 2001 filing on Form 10-KSB.

LOSS PER SHARE
---------------

Loss per share is computed using the weighted average number of common shares outstanding during the period. Basic and diluted loss per share are the same for all periods because the inclusion of stock warrants which were all cancelled in 2001, would be anti-dilutive.

AGREEMENT AND PLAN OF REORGANIZATION
----------------------------------------------------

On January 16, 2002 the Company executed an Agreement and Plan of Reorganization with Scanner Technologies Corporation, a company headquartered in Minneapolis, Minnesota, which develops and markets a unique vision inspection solution for the semiconductor industry. The Agreement provides for Scanner to merge with and into the Company, whereas the Company shall continue as the surviving corporation under the name of Scanner Technologies Corporation. At the effective time, each share of Scanner common stock issued and outstanding will be converted into the right to receive shares of the merged company and warrants to purchase shares at an exercise price of $1 per share. The conversion ratio is based on the total amount of Scanner common stock outstanding at the effective time of the merger. Scanner stockholders will receive approximately 8,000,000 shares and warrants to purchase approximately 2,000,000 shares of common stock in the merged company.

Additionally, the Company will assume warrants to purchase up to 225,000 shares of Scanner common stock at $2.75 per share, before applying the conversion ratios, which may be issued in conjunction with bridge financing obtained by Scanner. Each share of common stock of the Company issued and outstanding shall remain issued and outstanding and unaffected by the merger. This agreement is subject to stockholder approval of the Company and Scanner and may be terminated according to provisions in the agreement, including mutual consent of the Board of Directors of both companies and failure to consummate the transaction by July 31, 2002.


On February 26, 2002, the Board of Directors authorized a 0.6349-to-1 reverse stock split of common stock effective March 15, 2002. Common stock shares and per-share amounts in the accompanying consolidated financial statements and notes have been adjusted for the split. Concurrent with the reverse stock split, the Articles of Incorporation were amended to change the authorized shares of common stock from 10,000,000 to 6,349,206.



Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS
-------------------

As the Company has not had revenues from operations in each of the last two fiscal years, the following represents management's plan of operations for the next twelve months.

The Company is presently without revenues or significant cash flow from operations. Based upon current activity levels, management believes that cash on hand and the availability of working capital loans from officers are sufficient to meet the Company's cash requirements for the next twelve months, which are expected to consist of general and administrative costs incurred to maintain good standing as a publicly traded company.

The Company currently has no employees and does not anticipate retaining any employees based upon current activity.

Management will continue to solicit and pursue investment possibilities in the form of acquisitions of privately held businesses. However, it should be noted, such management personnel are engaged full time in other activities, endeavors and professions. See Item 5 for the Scanner Technologies Corporation merger plans.

PART II. OTHER INFORMATION

Item 1. The Registrant has been subject to the following judgments :

                None

Item 2.    Changes In Securities:

                None

Item 3.    Defaults In Senior Securities:

                None

Item 4.    Submission of Matters to a Vote of Security Holders:

                None

Item 5.    Other Information:

On January 16, 2002 the Company executed an Agreement and Plan of Reorganization with Scanner Technologies Corporation, a company headquartered in Minneapolis, Minnesota, which develops and markets a unique vision inspection solution for the semiconductor industry. The Agreement, as outlined in the December 31, 2001 Form 10-KSB as Note F - Subsequent Events, requires the approvals of both corporations' shareholders before July 31, 2002 subject to a financing event occurring.

On February 26, 2002, the Board of Directors authorized a 0.6349-to-1 reverse stock split of common stock effective March 15, 2002. Common stock shares and per-share amounts in the accompanying consolidated financial statements and notes have been adjusted for the split. Concurrent with the reverse stock split, the Articles of Incorporation were amended to change the authorized shares of common stock from 10,000,000 to 6,349,206.

Item 6.    Exhibits and Reports on Form 8-K:

Exhibits:  None

Reports on Form 8-K: A report on Form 8-K was filed by the Company on March 15,
                     2002, reporting its reverse stock split under Item 5.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               SOUTHWEST CAPITAL CORPORATION

Date:  May 15, 2002            By: /s/ LAURENCE S. ZIPKIN
                               ---------------------------------
                               Laurence S. Zipkin, President




Date:  May 15, 2002            By: /s/ Edward S. Adams
                               ---------------------------------
                               Edward S. Adams, Secretary and
                               Chief Accounting Officer

                                     ANNEX E

                       NEW MEXICO BUSINESS CORPORATION ACT
                          SECTIONS 53-15-3 AND 53-15-4

53-15-3.  RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

A. Any shareholder of a corporation may dissent from, and obtain payment for the shareholder's shares in the event of, any of the following corporate actions:

      (1) any plan of merger or consolidation to which the corporation is a party, except as provided in Subsection C of this section;

      (2) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

      (3) any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

      (4) any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

            (a) alters or abolishes a preferential right of such shares;

            (b) creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

            (c) alters or abolishes an existing preemptive right of the holder of such shares to acquire shares or other securities; or

            (d) excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

      (5) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

B. (1) A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (2) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and
      Section 53-15-4 NMSA 1978 if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

C. The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

D. A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

53-15-4.  RIGHTS OF DISSENTING SHAREHOLDERS.

A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten-day or twenty-five-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporation, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve-months' period ended on the date of the balance sheet.

D. If within thirty days after the date on which the corporate action was effected the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares.

E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of the shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on an amendment thereof. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in the shares.

F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Such expenses include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is [are] transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                     ANNEX F

                       MINNESOTA BUSINESS CORPORATION ACT
                         SECTIONS 302A.471 AND 302A.473

SECTION 302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS.

SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

            (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control shares acquisition does not give rise to the right to obtain payment under this section;

            (b) A sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

            (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

            (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

            (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBDIVISION 2.  BENEFICIAL OWNERS.

            (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents.

            In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

            (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBDIVISION 3.  RIGHTS NOT TO APPLY.

            (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

            (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

SECTION 302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS. For purposes of this section, the terms defined in this subdivision have the meanings given them.

            (a) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1, or the successor by merger of that issue.

            (b) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

            (c) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1, is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholder, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBDIVISION 4.  NOTICE OF PROCEDURES; DEPOSIT OF SHARES.

            (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payments; and

                  (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

            (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBDIVISION 5.  PAYMENT; RETURN OF SHARES.

            (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

            (b) The corporation may not withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

            (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that received a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this preceding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBDIVISION 8.  COST; FEES; EXPENSES.

            (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

            (b)   If the  court  finds  that the  corporation  has  failed  to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured in those actions.

            (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                          SOUTHWEST CAPITAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                  JULY 31, 2002
                     10:00 A.M. CENTRAL DAYLIGHT SAVING TIME




                                     PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby Laurence S. Zipkin and Edward S. Adams, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Southwest Capital Corporation (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at 701 Xenia Avenue South, Suite 130, Golden Valley, Minnesota 55416 at 10:00 a.m., Local Time, on Wednesday, July 31, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.





1.  Adopt and approve an Agreement and Plan of
    Reorganization and Plan of Merger pursuant
    to which Scanner Technologies Corporation
    will be merged with and into the Company,
    including amending the Company's articles
    of incorporation to increase the authorized
    number of shares of capital stock and
    change the Company's name to Scanner
    Technologies Corporation.                 [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR THE PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.



Address Change?  Mark Box  [ ]
Indicate changes below:                         Date
                                                     ---------------------------

                                                [                          ]
                                                SIGNATURE(S) IN BOX
                                                PLEASE DATE AND SIGN name(s)
                                                exactly as shown on Proxy.
                                                Executors, administrators,
                                                trustees, guardians, etc.,
                                                should indicate capacity when
                                                signing. FOR STOCK HELD IN
                                                JOINT TENANCY, EACH JOINT OWNER
                                                MUST SIGN.

                        SCANNER TECHNOLOGIES CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                  JULY 31, 2002
                     10:00 A.M. CENTRAL DAYLIGHT SAVING TIME




                                     PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby Elwin M. Beaty and Elaine E. Beaty, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Scanner Technologies Corporation (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402 at 10:00 a.m., Local Time, on Wednesday, July 31, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.





1.  Adopt and approve an Agreement and Plan of
    Reorganization and Plan of Merger pursuant
    to which  Scanner Technologies Corporation
    will be merged with and into Southwest
    Capital Corporation                      [ ] FOR  [ ]  AGAINST  [ ] ABSTAIN

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR THE PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


Address Change?  Mark Box  [  ]
Indicate changes below:                         Date
                                                     ---------------------------


                                                [                          ]
                                                SIGNATURE(S) IN BOX
                                                PLEASE DATE AND SIGN name(s)
                                                exactly as shown on Proxy.
                                                Executors, administrators,
                                                trustees, guardians, etc.,
                                                should indicate capacity when
                                                signing. FOR STOCK HELD IN
                                                JOINT TENANCY, EACH JOINT OWNER
                                                MUST SIGN.